EXHIBIT 2
                                                                       ---------


NO SECURITIES REGULATORY AUTHORITY HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENCE TO CLAIM OTHERWISE.

THIS SHORT FORM PROSPECTUS CONSTITUTES A PUBLIC OFFERING OF THESE SECURITIES ONLY IN THOSE JURISDICTIONS WHERE THEY MAY BE LAWFULLY OFFERED FOR SALE AND THEREIN ONLY BY PERSONS PERMITTED TO SELL SUCH SECURITIES. THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. ACCORDINGLY, EXCEPT AS PERMITTED BY THE UNDERWRITING AGREEMENT AND PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933 AND STATE SECURITIES LAWS, THESE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES AND THIS SHORT FORM PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES WITHIN THE UNITED STATES. SEE "PLAN OF DISTRIBUTION".

NEW ISSUE                                                         JULY 20, 2005

                              SHORT FORM PROSPECTUS

                                [GRAPHIC OMITTED]
                         [LOGO -- HARVEST ENERGY TRUST]

                                  $175,000,640
                        6,505,600 SUBSCRIPTION RECEIPTS,
              EACH REPRESENTING THE RIGHT TO RECEIVE ONE TRUST UNIT
                                       AND
                                   $75,000,000
          6.5% CONVERTIBLE EXTENDIBLE UNSECURED SUBORDINATED DEBENTURES

                              SUBSCRIPTION RECEIPTS

Harvest Energy Trust (the "TRUST") is hereby qualifying for distribution 6,505,600 subscription receipts ("SUBSCRIPTION RECEIPTS"), at a price of $26.90 each and each of which will entitle the holder thereof to receive, without payment of additional consideration, one trust unit ("UNIT") of the Trust upon closing of the acquisition (the "ACQUISITION") by the Trust of the New Properties (as defined herein) from the Vendor (as defined herein) described in more detail under "Recent Developments - The Acquisition". The proceeds from the sale of the Subscription Receipts (the "ESCROWED FUNDS") will be held by Valiant Trust Company, as escrow agent (the "ESCROW AGENT"), and invested in short-term obligations of, or guaranteed by, the Government of Canada (and other approved investments) pending completion of the Acquisition. Upon the Acquisition being completed on or before September 30, 2005, the Escrowed Funds and the interest thereon will be released to the Trust and the Units will be issued to the holders of Subscription Receipts. The Trust will utilize the Escrowed Funds to repay a portion of the bank debt incurred to pay the purchase price of the Acquisition and for general trust purposes.

If the closing of the Acquisition does not take place by 5:00 p.m. (Calgary time) on September 30, 2005, the Acquisition is terminated at any earlier time or the Trust has advised the Underwriters (as defined herein) or announced to the public that it does not intend to proceed with the Acquisition (in any case, the "TERMINATION TIME"), holders of Subscription Receipts shall be entitled to receive an amount equal to the full subscription price therefor and their PRO RATA entitlements to interest on such amount. The Escrowed Funds will be applied towards payment of such amount.

If the closing of the Acquisition takes place prior to the Termination Time and holders of Subscription Receipts become entitled to receive Units, such holders will be entitled to receive an amount per Subscription Receipt equal to the amount per Unit of any cash distributions for which record dates have occurred during the period from the date of closing of the offering to the date immediately preceding the date the Units are issued pursuant to the Subscription Receipts. Accordingly, if the Acquisition closes on or before August 2, 2005 as currently contemplated, holders of Subscription Receipts will become holders of Units before August 25, 2005 and will be entitled, provided they continue to be the registered holder of the Units received pursuant to the Subscription Receipts on August 25, 2005, to receive the monthly distribution expected to be paid on September 15, 2005 to Unitholders of record on August 25, 2005. See "Details of the Offerings".

                                   DEBENTURES

The Trust is also hereby qualifying for distribution 75,000 6.5% convertible extendible unsecured subordinated debentures (the "DEBENTURES") of the Trust at a price of $1,000 per Debenture. The Debentures have an initial maturity date of September 30, 2005 (the "INITIAL MATURITY DATE"). If the closing of the Acquisition takes place by the Termination Time, the maturity date will be automatically extended from the Initial Maturity Date to December 31, 2010 (the "FINAL MATURITY DATE"). If closing of the Acquisition does not take place by the Termination Time, the Debentures will mature on the Initial Maturity Date. See "Details of the Offerings".

The Debentures bear interest at an annual rate of 6.5% payable semi-annually on June 30 and December 31 in each year commencing December 31, 2005. The Debentures are redeemable by the Trust at a price of $1,050 per Debenture after December 31, 2008, and on or before December 31, 2009 and at a price of $1,025 per Debenture after December 31, 2009 and before maturity on December 31, 2010 in each case, plus accrued and unpaid interest thereon, if any. See "Details of the Offerings".

--------------------------------------------------------------------------------

                         DEBENTURE CONVERSION PRIVILEGE

If the closing of the Acquisition takes place by the Termination Time, each Debenture will be convertible into Units at the option of the holder at any time prior to the close of business on the Final Maturity Date, as applicable, and the Business Day immediately preceding the date specified by the Trust for redemption of the Debentures, at a conversion price of $31.00 per Unit, subject to adjustment in certain events. Holders converting their Debentures will receive accrued and unpaid interest thereon.

--------------------------------------------------------------------------------

In the opinion of Burnet, Duckworth & Palmer LLP, counsel to the Trust, and Blake, Cassels & Graydon LLP, counsel to the Underwriters (as defined herein), subject to the qualifications and assumptions discussed under the heading "Canadian Federal Income Tax Considerations", the Subscription Receipts, the Debentures and the Units issuable pursuant to the Subscription Receipts and on conversion, redemption or maturity of the Debentures, on the date of closing will be qualified investments under the INCOME TAX ACT (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans (except, in the case of the Debentures, a deferred profit sharing plan to which the Trust has made a contribution) and registered education savings plans. See "Eligibility for Investment".

The issued and outstanding Units are listed on the Toronto Stock Exchange (the "TSX") under the symbol "HTE.UN". On July 6, 2005, the last trading day prior to the public announcement of the offering, the closing price of the Units on the TSX was $27.70. The TSX has conditionally approved the listing of the Subscription Receipts, the Debentures and the Units issuable pursuant to the Subscription Receipts and on the conversion of the Debentures on the TSX. Listing is subject to the Trust fulfilling all of the listing requirements of the TSX on or before October 10, 2005. The offering price of the Subscription Receipts and Debentures was determined by negotiation between Harvest Operations Corp. (the "CORPORATION") on behalf of the Trust, and National Bank Financial Inc., on its own behalf and on behalf of TD Securities Inc., CIBC World Markets Inc., Scotia Capital Inc., Canaccord Capital Corporation, GMP Securities Ltd., FirstEnergy Capital Corp., Tristone Capital Inc., Haywood Securities Inc. and Raymond James Ltd. (collectively, the "UNDERWRITERS").

                                                                               NET PROCEEDS
                                PRICE TO THE PUBLIC   UNDERWRITERS' FEE (1)  TO THE TRUST (2)
                                -------------------   ---------------------  ----------------
Per Subscription Receipt                   $26.90                 $1.345             $25.555
         Total                       $175,000,640             $8,750,032        $166,250,608
Per Debenture                              $1,000                    $40                $960
         Total                        $75,000,000             $3,000,000         $72,000,000
Total                                $250,000,640            $11,750,032        $238,250,608

NOTES:
(1) The Underwriters' fee with respect to the Subscription Receipts is payable as to 50% upon the closing of the offering and 50% on the release of the Escrowed Funds to the Trust. If the Acquisition is not completed, the Underwriters' fee with respect to the Subscription Receipts will be reduced to the amount payable upon closing of the offering. The Underwriters' fee with respect to the Debentures is payable in full upon the closing of the offering.

(2) Excluding interest, if any, on the Escrowed Funds and before deducting expenses of the offering estimated to be $300,000, which will be paid from the general funds of the Trust.

The Underwriters, as principals, conditionally offer the Subscription Receipts and the Debentures, subject to prior sale, if, as and when issued by the Trust and delivered and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement referred to under "Plan of Distribution" and subject to approval of certain legal matters relating to the offering on behalf of the Trust by Burnet, Duckworth & Palmer LLP and on behalf of the Underwriters by Blake, Cassels & Graydon LLP. See "Plan of Distribution".

EACH OF NATIONAL BANK FINANCIAL INC. AND TD SECURITIES INC. IS, DIRECTLY OR INDIRECTLY, A WHOLLY-OWNED SUBSIDIARY OF A CANADIAN CHARTERED BANK THAT IS A LENDER TO THE CORPORATION AND TO WHICH THE CORPORATION IS CURRENTLY INDEBTED. IN ADDITION, SCOTIA CAPITAL INC. IS, DIRECTLY OR INDIRECTLY, A WHOLLY-OWNED SUBSIDIARY OF A CANADIAN CHARTERED BANK THAT INTENDS TO BECOME A LENDER TO THE CORPORATION UPON CLOSING OF THE ACQUISITION. CONSEQUENTLY, THE TRUST MAY BE CONSIDERED A "CONNECTED" ISSUER OF EACH OF THESE UNDERWRITERS WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION. IN ADDITION, NATIONAL BANK FINANCIAL INC. WAS RETAINED BY THE TRUST IN CONNECTION WITH THE ACQUISITION AND WILL RECEIVE A FEE FROM THE TRUST ON COMPLETION OF THE ACQUISITION. SEE "RELATIONSHIP AMONG THE TRUST, THE CORPORATION AND CERTAIN UNDERWRITERS".

THERE IS CURRENTLY NO MARKET THROUGH WHICH THE SUBSCRIPTION RECEIPTS OR DEBENTURES MAY BE SOLD AND PURCHASERS MAY NOT BE ABLE TO RESELL SUBSCRIPTION RECEIPTS OR DEBENTURES PURCHASED UNDER THIS SHORT FORM PROSPECTUS.

Subscriptions for Subscription Receipts and Debentures will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is expected that closing will occur on or about August 2, 2005 or such other date not later than August 25, 2005 as the Trust and the Underwriters may agree. The Subscription Receipts will be represented by a global certificate issued in registered form to the Canadian Depository for Securities Limited ("CDS") or its nominee under the book-based system administered by CDS. Certificates for the aggregate principal amount of the Debentures will be issued in registered form to CDS and will be deposited with CDS on the date of closing. No certificates evidencing the Subscription Receipts or Debentures will be issued to subscribers for Subscription Receipts or Debentures, except in certain limited circumstances, and registration will be made in the depositary service of CDS. Subscribers for Subscription Receipts or Debentures will receive only a customer confirmation from the Underwriter or other registered dealer who is a CDS participant and from or through whom a beneficial interest in the Subscription Receipts or Debentures is purchased. Subject to applicable laws, the Underwriters may, in connection with the offering, effect transactions which stabilize or maintain the market price of the Subscription Receipts, the Units or the Debentures at levels other than those that might otherwise prevail on the open market. See "Plan of Distribution".

THE INTEREST COVERAGE RATIO IN RESPECT OF THE DEBENTURES FOR THE YEAR ENDED DECEMBER 31, 2004 AND THE TWELVE MONTH PERIOD ENDED MARCH 31, 2005, IS LESS THAN 1:1. INTEREST COVERAGE RATIOS BASED ON CASH FLOW (DEFINED AS FUNDS FLOW FROM OPERATIONS BEFORE WORKING CAPITAL CHANGES AND SITE RESTORATION EXPENDITURES) FOR THESE PERIODS EXCEED 1:1. SEE "INTEREST COVERAGE".

A return on an investment in the Trust is not comparable to the return on an investment in a fixed-income security. The recovery of an initial investment in the Trust is at risk, and the anticipated return on such investment is based on many performance assumptions. Although the Trust intends to make distributions of its available cash to Unitholders, these cash distributions may be reduced or suspended. The actual amount distributed will depend on numerous factors including: the financial performance of the Trust, debt obligations, working capital requirements and future capital requirements. In addition, the market value of the Units may decline if the Trust's cash distributions decline in the future, and that decline may be material.

The after-tax return from an investment in Units to Unitholders subject to Canadian income tax can be made up of both a return on and a return of capital. That composition may change over time, thus affecting an investor's after-tax return. Returns on capital are generally taxed as ordinary income in the hands of a Unitholder. Returns of capital are generally tax-deferred (and reduce the holder's cost base in the Units for tax purposes).

THE SUBSCRIPTION RECEIPTS, THE UNITS AND THE DEBENTURES ARE NOT "DEPOSITS" WITHIN THE MEANING OF THE CANADA DEPOSIT INSURANCE CORPORATION ACT (CANADA) AND ARE NOT INSURED UNDER THE PROVISIONS OF THAT ACT OR ANY OTHER LEGISLATION. FURTHERMORE, THE TRUST IS NOT A TRUST COMPANY AND, ACCORDINGLY, IT IS NOT REGISTERED UNDER ANY TRUST AND LOAN COMPANY LEGISLATION AS IT DOES NOT CARRY ON OR INTEND TO CARRY ON THE BUSINESS OF A TRUST COMPANY.

Dominion Bond Rating Service Limited ("DBRS") has assigned a stability rating of STA-6 (high) to the Units but has placed such stability rating "Under Review" with "negative implications" following the announcement by the Trust of the Acquisition. Income funds rated as STA-6 are considered by DBRS to have very weak distributions per unit in terms of stability and sustainability. STA-1 is the highest DBRS rating available to units of income funds and STA-7 is the lowest DBRS rating available to units of income funds. Each of the Canadian energy trusts currently rated by DBRS fall within the range of STA-5 (high) to STA-6 (middle). See "Stability Rating".

                                TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURE.........1
SELECTED ABBREVIATIONS AND DEFINITIONS.........................................3
DOCUMENTS INCORPORATED BY REFERENCE............................................7
HARVEST ENERGY TRUST...........................................................9
DESCRIPTION OF BUSINESS.......................................................10
RECENT DEVELOPMENTS...........................................................10
INFORMATION CONCERNING THE NEW PROPERTIES.....................................12
EFFECT OF THE ACQUISITION ON THE TRUST........................................22
DESCRIPTION OF UNITS..........................................................25
EXCHANGEABLE SHARES...........................................................26
INTEREST COVERAGE.............................................................26
CONSOLIDATED CAPITALIZATION OF THE TRUST......................................27
STABILITY RATING..............................................................28
PRICE RANGE AND TRADING VOLUME OF THE UNITS...................................28
RECORD OF CASH DISTRIBUTIONS..................................................29
USE OF PROCEEDS...............................................................30
DETAILS OF THE OFFERINGS......................................................30
PLAN OF DISTRIBUTION..........................................................37
RELATIONSHIP AMONG THE TRUST, THE CORPORATION AND CERTAIN UNDERWRITERS........38
INTEREST OF EXPERTS...........................................................38
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS....................................38
ELIGIBILITY FOR INVESTMENT....................................................45
RISK FACTORS..................................................................45
MATERIAL CONTRACTS............................................................48
PROMOTERS.....................................................................48
LEGAL PROCEEDINGS.............................................................48
AUDITORS, TRANSFER AGENT AND REGISTRAR........................................48
STATUTORY AND CONTRACTUAL RIGHTS OF RESCISSION AND STATUTORY
   RIGHTS OF WITHDRAWAL.......................................................49
AUDITORS' CONSENT.............................................................50
AUDITORS' CONSENT.............................................................51
AUDITORS' CONSENT.............................................................52

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE TRUST.....................F-1
FINANCIAL STATEMENTS OF THE NEW PROPERTIES..................................F-11
CERTIFICATE OF THE TRUST.....................................................C-1
CERTIFICATE OF THE UNDERWRITERS..............................................C-2

     SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURE

FORWARD-LOOKING STATEMENTS

Certain statements contained in this short form prospectus, and in certain documents incorporated by reference into this short form prospectus, constitute forward-looking statements. The use of any of the words "anticipate", "continue", "estimate", "expect", "may", "will", "project", "should", "believe" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Trust and the Corporation believe the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in, or incorporated by reference into, this short form prospectus should not be unduly relied upon. These statements speak only as of the date of this short form prospectus or as of the date specified in the documents incorporated by reference into this short form prospectus, as the case may be.

In particular, this short form prospectus, and the documents incorporated by reference, contain forward-looking statements pertaining to the following:

o      expected financial performance in future periods;

o expected increases in revenue attributable to development and production activities;

o      estimated capital expenditures for fiscal 2005 and subsequent periods;

o      competitive advantages and ability to compete successfully;

o intention to continue adding value through drilling and exploitation activities;

o      emphasis on having a low cost structure;

o intention to retain a portion of our cash flows after distributions to repay indebtedness and invest in further development of our properties;

o reserve estimates and estimates of the present value of future net cash flows from such reserves;

o methods of raising capital for acquisition and for exploitation and development of reserves;

o factors upon which the Corporation, on behalf of the Trust, or the Trust will decide whether or not to undertake a development or exploitation project;

o      plans to make acquisitions and expected synergies from acquisitions made;

o expectations regarding the development and production potential of the Properties; and

o      treatment under government regulatory regimes.

With respect to forward looking statements contained in this prospectus and the documents incorporated by reference, assumptions have been made regarding, among other things:

o future oil and natural gas prices and differentials between light, medium and heavy oil prices;

o      the cost of expanding the Trust's property holdings;

o the ability of the Trust to obtain equipment in a timely manner to carry out development activities;

o the ability of the Trust to market oil and natural gas successfully to current and new customers;

o      the impact of increasing competition;

o      the ability of the Trust to obtain financing on acceptable terms; and

o the ability of the Trust to add production and reserves through development and exploitation activities.

The actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this short form prospectus:

o the volatility of oil and natural gas prices, including the differential between the price of light, medium and heavy oil;

o      the uncertainty of estimates of oil and natural gas reserves;

o      the impact of competition;

o difficulties encountered during the drilling for and production of oil and natural gas;

o difficulties encountered in delivering oil and natural gas to commercial markets;

o      foreign currency fluctuations;

o      the uncertainty of the ability of the Trust to attract capital;

o changes in, or the introduction of new, government regulations relating to the oil and natural gas business;

o      costs associated with developing and producing oil and natural gas;

o      compliance with environmental regulations;

o      liabilities stemming from accidental damage to the environment;

o loss of the services of any of the Trust's senior management or directors; and

o      adverse changes in the economy generally.

These factors should not be construed as exhaustive. Neither the Trust nor the Corporation undertakes any obligation to publicly update or revise any forward-looking statements, except as required under applicable securities legislation.

CERTAIN FINANCIAL REPORTING MEASURES

The Trust uses certain financial reporting measures that are commonly used as benchmarks within the oil and natural gas industry. These measures include:
"Funds Flow from Operations before Changes in Working Capital and Settlement of Asset Retirement Obligations", "Net Debt", "Payout Ratio", "Net Operating Income" and "Operating Netbacks". These measures are not defined under Canadian generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to conventional GAAP measures. Certain of these measures are not necessarily comparable to a similarly titled measure of another company or trust. When these measures are used, they have been footnoted and the footnote to the applicable measure notes that the measure is "non-GAAP" and contains a description of how to reconcile the measure to the applicable financial statements. These measures should be given careful consideration by the reader.

Specifically, management uses Funds Flow from Operations before Changes in Working Capital and Settlement of Asset Retirement Obligations as cash flow from operating activities before changes in non cash working capital and settlement of asset retirement obligations. Under GAAP, this measure is defined as funds flow, and the accepted definition of cash flow from operating activities is net of changes in non cash working capital and settlement of asset retirement obligations. Cash Flow from Operations as presented is not intended to represent an alternative to net earnings, cash flow from operating activities or other measures of financial performance calculated in accordance with Canadian GAAP. Management believes its usage of Funds Flow from Operations before Changes in Working Capital and Settlement of Asset Retirement Obligations is a better indicator of our ability to generate cash flows from future operations. Net Debt, Payout Ratio, Net Operating Income, and Operating Netbacks are additional non GAAP measures used extensively in the Canadian energy trust sector for comparative purposes. Net Debt includes total debt outstanding, any working capital deficit (excluding the accounting liability for unit appreciation rights and the current portions of commodity derivative contracts), the face value of convertible debentures outstanding, and equity bridge notes. (Note: For accounting purposes in 2004, convertible debentures and equity bridge notes were classified as equity and not debt. In 2005, accounting rule changes have resulted in those amounts being presented as debt.) Payout Ratio is the ratio of distributions to total Funds Flow from Operations before Changes in Working Capital and Settlement of Asset Retirement Obligations. Net Operating Income is net revenue (gross revenue less royalties) less operating expenses. Operating Netbacks are always reported on a per BOE basis, and include gross revenue, royalties and operating expenses, net of any realized gains and losses on related derivative contracts.

                     SELECTED ABBREVIATIONS AND DEFINITIONS

In this short form prospectus, the following terms shall have the meanings set forth below, unless otherwise indicated:

"ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

"ACQUISITION" means the acquisition of the New Properties and related assets from the Vendor by HBT1 and HBT2 pursuant to the Purchase Agreement;

"ADMINISTRATION AGREEMENT" means the agreement dated September 27, 2002 between the Trustee and the Corporation pursuant to which the Corporation provides certain administrative and advisory services in connection with the Trust;

"AIF" means the Renewal Annual Information Form of the Trust dated March 30,
2005;

"BOARD OF DIRECTORS" means the board of directors of the Corporation;

"BRP" means Breeze Resources Partnership, a general partnership formed under the laws of Alberta;

"BUSINESS DAY" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Calgary, in the Province of Alberta, for the transaction of banking business;

"CDS" means The Canadian Depositary for Securities Limited;

"CORPORATION" means Harvest Operations Corp., a corporation amalgamated under the ABCA on June 30, 2004;

"CURRENT CREDIT FACILITIES" means the Corporation's existing credit facility provided by the Current Lenders;

"CURRENT LENDERS" means a syndicate of lenders to the Corporation pursuant to the Current Credit Facilities;

"DBRS" means Dominion Bond Rating Service;

"DEBENTURE TRUSTEE" means Valiant Trust Company or its successor as trustee under the Indenture;

"DEBENTURES" means the 6.5% convertible extendible unsecured subordinated debentures of the Trust offered hereby;

"DEFERRED PURCHASE PRICE OBLIGATION" or "DPPO" means, collectively, the ongoing obligation of the Trust pursuant to the NPI Agreements to pay to the Corporation, HST and HBT1, to the extent of the Trust's available funds, an amount equal to 99% of the cost of, including any amount borrowed to acquire, any Canadian resource property acquired by the Corporation, HST or HBT1, and the cost of, including any amount borrowed to fund, certain designated capital expenditures in relation to the Properties;

"DIRECT ROYALTIES" means royalty interests in petroleum and natural gas rights acquired by the Trust from time to time pursuant to a Direct Royalties Sale Agreement;

"DIRECT ROYALTIES SALE AGREEMENT" means any purchase and sale agreement between the Trust and an Operating Subsidiary providing for the purchase by the Trust from such Operating Subsidiary of Direct Royalties;

"ENCANA PROPERTIES" means the Properties acquired from EnCana Corporation in September 2004;

"EQUITY BRIDGE NOTES" means, collectively, the equity bridge notes dated July 28, 2003 and amended September 29, 2003, June 29, 2004, July 7, 2004 and July 9, 2004 between the Trust and each of Caribou Capital Corp. and M. Bruce Chernoff which provided for advances of up to $50 million to the Trust, which were used to assist in the payout of the Corporation's then existing credit facility and the payment of the Deferred Purchase Price Obligation as a result of an acquisition by the Trust;

"ESCROW AGENT" means Valiant Trust Company or its successor as escrow agent under the Subscription Receipt Agreement;

"ESCROWED FUNDS" means the proceeds from the sale of the Subscription Receipts;

"EXCHANGEABLE SHARES" means the non-voting exchangeable shares of the Corporation;

"FINAL MATURITY DATE" means December 31, 2010;

"HBT1" means Harvest Breeze Trust No. 1, a trust established pursuant to the laws of Alberta, wholly owned by HST;

"HBT2" means Harvest Breeze Trust No. 2, a trust established pursuant to the laws of Alberta, wholly owned by the Trust;

"HST" means Harvest Sask Energy Trust, a trust established pursuant to the laws of the Province of Alberta, wholly-owned by the Trust;

"INDENTURE" means, collectively, the indenture dated January 29, 2004, a supplemental indenture thereto dated August 10, 2004 and a second supplemental indenture thereto to be dated the date of closing of the offering between the Trust, the Corporation and the Debenture Trustee governing the terms of the Debentures;

"INITIAL MATURITY DATE" means September 30, 2005;

"NEW CREDIT FACILITIES" shall have the meaning ascribed thereto under Note (1) to the table contained in "Consolidated Capitalization of the Trust";

"NEW PARTNERSHIP" means Nexen Canada No. 1 Partnership, a general partnership formed under the laws of Alberta;

"NEW PROPERTIES" means crude oil and natural gas properties held in the New Partnership and related assets to be indirectly acquired by HBT1 and HBT2 pursuant to the Purchase Agreement, described in more detail under the heading "Information Concerning the New Properties";

"NOTES" means, collectively, the promissory notes issuable by the Corporation in series pursuant to a note indenture to be redeemed in consideration for a portion of the NPI, having a fair market value equal to such principal amount, and being subject to the following terms and conditions:

         (a) being unsecured and bearing interest at 6% per annum payable monthly in arrears on the 20th day of the next following month;

         (b) being subordinate to all senior indebtedness which includes all indebtedness for borrowed money or owing in respect of property purchases on any default in payment of any such senior indebtedness, and to all trade debt of the Corporation or any subsidiary of the Corporation or the Trust on any creditor proceedings such as bankruptcy, liquidation or insolvency;

         (c) being subject to earlier prepayment, being due and payable on the 15th anniversary of the date of issuance; and

         (d) being subject to such other standard terms and conditions as would be included in a note indenture for promissory notes of this kind, as may be approved by the Board of Directors;

and includes the 12% unsecured, subordinated promissory notes dated September 2, 2004 issued by each of HBT1 and HBT2 in the principal amounts of $246,824,811 and $2,493,180, respectively;

"NPI" means, collectively, the net profit interest owing by the Operating Subsidiaries to the Trust pursuant to the NPI Agreements;

"NPI AGREEMENTS" means, collectively, the amended and restated net profit interest agreement effective as of July 10, 2002 between the Corporation and the Trust, the royalty agreement dated effective January 17, 2003 between Westcastle Energy Inc. and BNY Trust Company of Canada, the net profit interest agreement effective as of July 10, 2002 between HST and the Trust and the net profit interest agreement between HBT1 and the Trust to be entered into effective January 1, 2005, and "NPI AGREEMENT" means any one of these agreements, as applicable;

"OPERATING SUBSIDIARIES" means, collectively, the Corporation, HST, Red Earth Energy Inc., Red Earth Partnership, BRP, HBT1 and HBT2, each a direct or indirect wholly-owned subsidiary of the Trust, and "OPERATING SUBSIDIARY" means any of the Corporation, HST, Red Earth Energy Inc., Red Earth Partnership, BRP, HBT1 and HBT2, as applicable;

"PROPERTIES" means the working, royalty or other interests of the Operating Subsidiaries in any petroleum and natural gas rights, tangibles and miscellaneous interests, including properties which may be acquired by any of the Operating Subsidiaries from time to time;

"PURCHASE AGREEMENT" means the partnership purchase and sale agreement dated June 23, 2005 among HBT1, HBT2 and the Vendor;

"REDEMPTION NOTES" means promissory notes issued by the Trust in accordance with the terms and conditions of the Trust Indenture;

"SENIOR INDEBTEDNESS" means all indebtedness, liabilities and obligations of the Trust (whether outstanding as at the date of the Indenture or thereafter created, incurred or assumed or for which it is liable in respect of any guarantee, indemnity, suretyship or joint and several liability) (i) in respect of borrowed money of itself or any subsidiary; (ii) in connection with the acquisition of any business, properties or asset by itself or any subsidiary;
(iii) in connection with risk mitigation instruments or agreements of itself or a subsidiary; (iv) to any trade creditors of itself or any subsidiary; or (v) renewals, extensions, restructurings, refinancings and refunding of any of the foregoing; unless the instrument creating or evidencing any of the foregoing provides that such indebtedness, liabilities or obligations are to rank PARI PASSU, or subordinate, in right of payment to the Debentures;

"SENIOR NOTES" means the 7?% senior notes of the Corporation due October 15, 2011 unconditionally guaranteed by the Trust;

"SENIOR NOTEHOLDERS" means the holders from time to time of Senior Notes;

"SPECIAL VOTING UNITS" means the special voting units authorized pursuant to the Trust Indenture, one of which is outstanding and held by the Voting Trustee pursuant to the Voting Trust Agreement;

"SPROULE" means Sproule Associates Limited, independent oil and natural gas reservoir engineers of Calgary, Alberta;

"SPROULE REPORT" means the report of Sproule dated March 31, 2005 evaluating the crude oil, NGL and natural gas reserves attributable to the New Properties as at March 31, 2005;

"STORM" means Storm Energy Ltd.;

"STORM ARRANGEMENT" means the Plan of Arrangement of Storm pursuant to which the Corporation acquired all of the issued and outstanding shares of Storm;

"STORM PROPERTIES" means the properties which were acquired pursuant to the Storm Arrangement;

"SUBSCRIPTION RECEIPT AGREEMENT" means the agreement to be dated the date of closing of the offering between the Trust, the Underwriters and the Escrow Agent governing the terms of the Subscription Receipts;

"SUBSCRIPTION RECEIPTS" means the subscription receipts of the Trust offered hereby;

"TAX ACT" means the Income Tax Act (Canada), R.S.C. 1985, c. 1 (5th Supp), as amended, including the regulations promulgated thereunder;

"TERMINATION TIME" means the earliest of: (i) 5:00 p.m. (Calgary time) on September 30, 2005; (ii) the date upon which the Trust delivers to the Underwriters a notice that the Acquisition has been terminated or that the Trust does not intend to proceed with the Acquisition; or (iii) the date that the Trust announces to the public that it does not intend to proceed with the Acquisition;

"TRUST" means Harvest Energy Trust, a trust formed pursuant to the laws of Alberta, and, unless the context otherwise requires, includes its subsidiaries, trusts and partnerships;

"TRUST INDENTURE" means the amended and restated trust indenture dated January 1, 2004 between the Trustee and the Corporation as such indenture may be further amended by supplemental indentures from time to time or as may be amended and restated from time to time;

"TRUSTEE" means Valiant Trust Company, or its successor as trustee of the Trust;

"TSX" means the Toronto Stock Exchange;

"UNDERWRITERS" means, collectively, National Bank Financial Inc., TD Securities Inc., CIBC World Markets Inc., Scotia Capital Inc., Canaccord Capital Corporation, GMP Securities Ltd., FirstEnergy Capital Corp., Tristone Capital Inc., Haywood Securities Inc. and Raymond James Ltd.;

"UNDERWRITING AGREEMENT" means the agreement dated as of July 11, 2005 among the Trust, the Corporation and the Underwriters in respect of this offering;

"UNITED STATES" or "U.S." means the United States of America;

"UNITHOLDERS" means the holders from time to time of the Units; "UNITS" means trust units of the Trust;

"VENDOR" means Nexen Inc. and certain corporations and partnerships controlled by it;

"VOTING TRUST AGREEMENT" means the voting and exchange trust agreement dated June 30, 2004 among the Trust, the Corporation, Harvest Exchangeco Ltd. and Valiant Trust Company, as trustee, and the Trust;

"VOTING TRUSTEE" means Valiant Trust Company, in its capacity as trustee under the Voting Trust Agreement;

"8% DEBENTURES" means the 8% convertible unsecured subordinated debentures of the Trust issued on August 10, 2004; and

"9% DEBENTURES" means the 9% convertible unsecured subordinated debentures of the Trust issued on January 29, 2004.

"BBL" means one barrel                   "BOE/D" means barrels of oil equivalent
"BBLS" means barrels                      per day
"BBLS/D" means barrels per day           "MBBLS" means one thousand barrels
"BCF" means one billion cubic feet
"BOE" means barrels of oil equivalent.   "MBOE" means one thousand barrels of
A barrel of oil equivalent is             oil equivalent
determined  by converting a volume of    "MCF" means one thousand cubic feet
natural gas to barrels using the ratio
of six mcf to one barrel. Boes may be    "MMCF" means one million cubic feet
misleading,  per day particularly if
used in isolation. The boe conversion    "MMCF/D" means one million cubic feet
ratio of 6 mcf:1 bbl is based on an
energy equivalency method primarily      "NGL" means natural gas liquids
applicable at the burner tip and does
not represent a value equivalency at     "$M" or "M$" means thousands of dollars
the wellhead.

Words importing the singular number only include the plural, and vice versa, and words importing any gender include all genders.

All dollar amounts set forth in this short form prospectus are in Canadian dollars, except where otherwise indicated.

                       DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at 2100, 330 - 5th Avenue S.W., Calgary, Alberta, T2P 0L4 (toll free number 1 (866) 666 1178). In addition, copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through the SEDAR website at WWW.SEDAR.COM. The Trust's SEDAR profile number is 18577 and the Corporation's SEDAR profile number is 21007.

The following documents, filed with the various provincial securities commissions or similar regulatory authorities in Canada, are specifically incorporated into and form an integral part of this short form prospectus:

         (a) the Renewal Annual Information Form of the Trust dated March 30, 2005;

         (b) the audited comparative consolidated financial statements and notes thereto of the Trust as at and for the years ended December 31, 2004 and 2003, together with the report of the auditors thereon;

         (c) management's discussion and analysis of the financial condition and operating results of the Trust for the year ended December 31, 2004;

         (d) the unaudited comparative interim consolidated financial statements of the Trust as at and for the three months ended March 31, 2005;

         (e) management's discussion and analysis of the financial condition and operating results of the Trust for the three months ended March 31, 2005;

         (f) the Information Circular - Proxy Statement of the Trust dated March 16, 2005, relating to the annual and special meeting of Unitholders held on May 4, 2005 (excluding those portions thereof which appear under the headings "Performance Graph" and "Statement of Corporate Governance Practices");

         (g) the audited consolidated financial statements of Storm as at December 31, 2003 and 2002 and for the year ended December 31, 2003 and the period from commencement of operations on August 23, 2002 to December 31, 2002, together with the notes thereto and the report of the auditors thereon, which financial statements are included in the short form prospectus of the Corporation dated January 10, 2005 in respect of an exchange offer for the then outstanding 7?% senior notes of the Corporation due 2011 unconditionally guaranteed by the Trust (the "EXCHANGE OFFER PROSPECTUS");

         (h) the unaudited comparative interim consolidated financial statements of Storm for the three months ended March 31, 2004, which financial statements are attached to the Exchange Offer Prospectus;

         (i) the audited schedule of revenues, royalties and expenses of the EnCana Properties (referred to therein as the "New Properties") for the two years ended December 31, 2003 and 2002, which financial statements are attached to the Exchange Offer Prospectus;

         (j) the unaudited schedule of revenues, royalties and expenses of the EnCana Properties (referred to therein as the "New Properties") for the six months ended June 30, 2004 and 2003, which financial statements are attached to the Exchange Offer Prospectus;

         (k) the Material Change Report of the Trust dated March 16, 2005, relating to the fourth quarter of 2004 and full year 2004 financial and operating results; and

         (l) the Material Change Report of the Trust dated June 29, 2005, relating to, among other things, the Acquisition.

Any material change report and any document of the type referred to in the preceding paragraph (excluding confidential material change reports) filed by the Trust with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this short form prospectus and prior to the termination of this distribution shall be deemed to be incorporated by reference into this short form prospectus.

ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS SHORT FORM PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS, OR IS DEEMED TO BE, INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. THE MODIFYING OR SUPERSEDING STATEMENT NEED NOT STATE THAT IT HAS MODIFIED OR SUPERSEDED A PRIOR STATEMENT OR INCLUDE ANY OTHER INFORMATION SET FORTH IN THE DOCUMENT THAT IT MODIFIES OR SUPERSEDES. THE MAKING OF A MODIFYING OR SUPERSEDING STATEMENT SHALL NOT BE DEEMED AN ADMISSION FOR ANY PURPOSES THAT THE MODIFIED OR SUPERSEDED STATEMENT, WHEN MADE, CONSTITUTED A MISREPRESENTATION, AN UNTRUE STATEMENT OF A MATERIAL FACT OR AN OMISSION TO STATE A MATERIAL FACT THAT IS REQUIRED TO BE STATED OR THAT IS NECESSARY TO MAKE A STATEMENT NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS SHORT FORM PROSPECTUS.

                              HARVEST ENERGY TRUST

GENERAL

The Trust is an open-ended, unincorporated investment trust established under the laws of the Province of Alberta and created pursuant to the Trust Indenture. The head and principal office of the Trust is located at Suite 2100, 330 5th Avenue S.W., Calgary, Alberta T2P 0L4. The Trust was formed on July 10, 2002. All oil and natural gas operations are conducted through the Corporation and the Trust is managed solely by the Corporation pursuant to the Trust Indenture and the Administration Agreement.

INTER-CORPORATE RELATIONSHIPS

The following table provides the name, the percentage of voting securities owned (directly or indirectly) by the Trust, the nature of the entity and the jurisdiction of incorporation, continuance or formation of the Trust's material subsidiaries, partnerships and trusts either, direct or indirect, as at the date hereof.

                                           PERCENTAGE OF VOTING
                                         SECURITIES (DIRECTLY OR                            JURISDICTION OF
                                               INDIRECTLY)          NATURE OF ENTITY    INCORPORATION/FORMATION
                                               -----------          ----------------    -----------------------
Harvest Operations Corp.                           100%               Corporation               Alberta
Harvest Sask Energy Trust                          100%                  Trust                  Alberta
Harvest Breeze Trust No. 1                         100%                  Trust                  Alberta
Harvest Breeze Trust No. 2                         100%                  Trust                  Alberta
Breeze Resources Partnership                       100%           General Partnership           Alberta

ORGANIZATION STRUCTURE OF THE TRUST

The following diagram describes, as at the date of this prospectus, the inter-corporate relationships among the Trust and its material subsidiaries, trusts and partnerships.

                               [GRAPHIC OMITTED]
                             [ORGANIZATIONAL CHART]


NOTES:
(1) All operations and management of the Trust and the Operating Subsidiaries are conducted through Harvest Operations Corp. The Trust holds all of the voting securities of Harvest Operations Corp. and of Harvest Sask Energy Trust.

(2) The Trust receives regular monthly payments in accordance with the NPI Agreements as well as distributions and interest payments from Harvest Sask Energy Trust, Harvest Breeze Trust No. 1 and Harvest Breeze Trust No. 2.

(3) Harvest Breeze Trust No. 1 and Harvest Breeze Trust No. 2 have also issued priority units to Harvest Operations Corp.

10


                             DESCRIPTION OF BUSINESS

HARVEST ENERGY TRUST

The principal undertaking of the Trust is to issue Units and to acquire and hold net profits interests, royalties, notes and other interests. The direct and indirect subsidiaries, trusts and partnerships of the Trust carry on the business of acquiring, developing, exploiting and holding interests in petroleum and natural gas properties and assets related thereto. Cash flow from the Properties is flowed from the Operating Subsidiaries to the Trust by way of payments by the Corporation, HST and HBT1 under the NPI Agreements, interest payments and principal repayments by the Corporation, HBT1 and HBT2 on the Notes and payments by HST and HBT2 of distributions. The Trust also receives cash flow from Direct Royalties.

The Trustee may declare payable to the Unitholders all or any part of the income of the Trust. It is currently anticipated that the only income to be received by the Trust will be from payments received from the Corporation, HST and HBT1 pursuant to the NPI Agreements, interest and principal repayments received from the Corporation, HBT1 and HBT2 on the principal amount of the Notes and distributions received from HST and HBT2 and payments received on Direct Royalties. The Trust makes monthly cash distributions to Unitholders of the income earned under the NPI Agreements, after expenses, if any, interest income earned from the Notes, cash distributions from HST and HBT2, principal repayments on intercorporate debt, dividends from subsidiaries and payments received on Direct Royalties.

Cash distributions are made on or about the 15th day of each month to Unitholders of record on or about the last Business Day of the immediately preceding month. See "Description of Trust Units - Cash Distributions".

HARVEST OPERATIONS CORP.

The Corporation is a corporation amalgamated and subsisting pursuant to the ABCA. The Corporation is actively engaged in the business of oil and natural gas exploitation, development, acquisition and production in Canada.

The Trust is the sole common shareholder of the Corporation. Certain former shareholders of Storm own Exchangeable Shares in accordance with the elections made by such holders under the Storm Arrangement.

The head and principal office of the Corporation is located at 2100, 330 - 5th Avenue S.W., Calgary, Alberta, T2P 0L4, and its registered office is located at Suite 1400, 350 - 7th Avenue S.W., Calgary, Alberta, T2P 3N9.

                               RECENT DEVELOPMENTS

EXCHANGE OFFER

On January 10, 2005, the Corporation completed an exchange offer whereby the outstanding US $250 million of 7 7/8% senior notes due October 15, 2011, which were issued on October 14, 2004, were exchanged for US $250 million of Senior Notes of the Corporation.

AMENDMENT OF TRUST INDENTURE

At the annual and special meeting of unitholders of the Trust held May 4, 2005 (the "2005 UNITHOLDER MEETING"), Unitholders approved by way of a special resolution certain amendments to the Trust Indenture. Such amendments included:
(i) amendments largely technical in nature to allow for direct borrowing by the Trust and all of the Trust's affiliated entities rather than just through the Corporation; (ii) expanding the purposes of the Trust to allow the Trust to directly undertake such other businesses and activities as are approved by the Board of Directors; (iii) allowing further amendments to the Trust Indenture without Unitholder approval in certain additional circumstances, namely, allowing the Trustee to approve any amendment that is, in the opinion of the Trustee, necessary or desirable as a result of changes or proposed changes in taxation laws or the administration or enforcement thereof or changes in laws by which the Trust is governed in order to provide Unitholders access to the benefits of any new legislation that would limit their liability; (iv) to allow the Trust to sell, transfer or assign any or all of its assets without Unitholder approval provided that such sale, transfer or assignment is to entities that are directly or indirectly wholly owned by the Trust; (v) to clarify the limitations on delegation to the Corporation or any other person to clearly provide that the Trustee may not delegate any authority with respect to the Trustee's duties as transfer agent, termination of the Trust Indenture, the waiver of performance of any material provisions of the Trust Indenture or the distribution of distributable income; and (vi) a number of immaterial amendments to eliminate references to certain agreements that are no longer in force, to update the references to agreements which have been amended, to add references to certain of the trust controlled entities and to make other technical amendments. The amendments to the Trust Indenture which were approved at the 2005 Unitholder Meeting are intended to be implemented shortly and such amendments will be effective May 4, 2005.

AMENDMENT OF TRUST UNIT RIGHTS INCENTIVE PLAN

At the 2005 Unitholder Meeting, Unitholders also approved the following amendments to the Trust Unit Rights Incentive Plan of the Trust: (i) deleting references to a maximum number of Unit rights issuable or reserved pursuant to the Plan, and provide that the maximum number of Trust Units issuable pursuant to the Plan shall be a "rolling" maximum equal to 7% of the outstanding Trust Units and the number of Trust Units issuable upon the exchange of any outstanding Exchangeable Shares; (ii) amending the definition of "market price", being the lowest price at which an exercise price of a right may be issued, to be in accordance with the revised TSX rules; (iii) the number of Units issued under the Plan and all other Unit compensation arrangements to insiders may not exceed 10% of the outstanding Trust Units and the number of Units issuable upon the exchange of any outstanding Exchangeable Shares and the number of Trust Units issuable under the Plan and all other Unit compensation arrangements to insiders, within a one year period, may not exceed 10% of the outstanding Units and the number of Units issuable upon the exchange of any outstanding Exchangeable Shares; and (iv) amending the Plan to allow for the Board of Directors, by resolution, to amend the Plan without Unitholder approval; however, the Board of Directors will not be entitled to amend a Unit right grant for a Unit held by an insider to lower the exercise price or to extend the expiry date.

THE ACQUISITION

On June 23, 2005, HBT1 and HBT2 entered into the Purchase Agreement with the Vendor providing for the acquisition of the New Partnership and related assets for the purchase price of approximately $240 million in cash, after interim period adjustments. The acquisition of the New Partnership and related assets will have an effective date of March 31, 2005 and is expected to close on August 2, 2005. The New Properties are crude oil and natural gas properties contained within the New Partnership as well as pipeline and other related assets acquired from the Vendor. Pursuant to the Purchase Agreement, HBT1 and HBT2 paid a deposit of $26 million to the Vendor, which amount will be credited to the purchase price in the event that the Acquisition is completed. See "Risk Factors
- Possible Failure to Complete the Acquisition".

The New Properties consist primarily of medium gravity crude oil assets located in Northeastern British Columbia which had average gross production for the three months ended March 31, 2005 of approximately 5,267 boe/d. The New Properties also include undeveloped lands located in British Columbia and Alberta. See "Information Concerning the New Properties".

Less than 10% of the New Properties to be acquired pursuant to the Acquisition are subject to "rights of first refusal" in favour of third parties triggered as a result of the Acquisition. To the extent such rights are exercised, the affected assets will be acquired by HBT1 and HBT2 pursuant to the Acquisition and then immediately resold to the applicable third parties.

Conditions to closing of the Acquisition include standard conditions for transactions of this nature including the following: the continued accuracy of representations and warranties in the Purchase Agreement (except for inaccuracies that, in the aggregate, are not material); title and environmental due diligence satisfactory to the Trust; receipt of regulatory approvals; no material adverse change to the New Properties; and release and discharge of adverse security interests.

In connection with the Acquisition, the Vendor has agreed to indemnify HBT1 and HBT2 in respect of certain liabilities in respect of the specific properties and assets being acquired (to a maximum amount not exceeding the purchase price) that may arise as a result of a breach of a representation, warranty, covenant or agreement made by the Vendor. However, claims in respect of a breach of a representation or warranty by the Vendor must exceed a minimum threshold of 1.25% of the purchase price before such claim or claims can be made against the Vendor's indemnification obligations. HBT1 and HBT2 have also agreed to indemnity the Vendor in respect of liabilities accruing from and after the April 1, 2005 adjustment date relating to the New Properties being acquired and all past, present and future environmental liabilities.

INCREASE IN MONTHLY CASH DISTRIBUTIONS

On June 24, 2005 the Trust announced that the Board of Directors of the Corporation approved an increase in monthly distributions to $0.25 per Unit commencing with the distribution payable on August 15, 2005 to Unitholders of record as at July 29, 2005.

POTENTIAL ACQUISITIONS

The Trust continues to evaluate potential acquisitions of all types of petroleum and natural gas and other energy-related assets as part of its ongoing acquisition program. The Trust is normally in the process of evaluating several potential acquisitions at any one time which individually or together could be material. As of the date hereof, other than as otherwise disclosed herein, the Trust has not reached agreement on the price or terms of any potential material acquisitions. The Trust cannot predict whether any current or future opportunities will result in one or more acquisitions for the Trust.

                    INFORMATION CONCERNING THE NEW PROPERTIES

Certain information in this short form prospectus in respect of the New Properties has been taken from information provided by the Vendor.

DRILLING HISTORY

The following table sets forth the number of gross and net wells that were drilled on the New Properties during the periods indicated:

                               THREE MONTHS ENDED
                                  MARCH 31, 2005    YEAR ENDED DECEMBER 31, 2004
                              --------------------  ----------------------------
                              GROSS(1)     NET(2)       GROSS(1)      NET(2)
                              --------     ------       --------      ------
Oil Wells                         6           6           16            16
Gas Wells                         -           -            1             1
Other                             7           7           13            13
Dry and Abandoned(3)              -           -            -             -
                              --------     ------       --------      ------
Total                            13          13           30            30
                              ========     ======       ========      ======

NOTES:
(1) "GROSS" wells are defined as the total number of wells in which the Trust will acquire an interest pursuant to the Acquisition.

(2) "NET" wells are defined as the aggregate of the numbers obtained by multiplying each gross well by the percentage working interest therein to be acquired by the Trust.

(3) "DRY" refers to a well that is not productive. A productive well is a well which is capable of producing hydrocarbons in quantities considered by the operator to be sufficient to justify the costs required to complete, equip and produce the well.

OIL AND GAS WELLS

The following table sets forth the number and status of wells in which the Trust will acquire a material royalty or working interest effective March 31, 2005, which were producing or which the Vendor considered to be capable of production which will be acquired pursuant to the Acquisition:

                                          PRODUCING                            SHUT-IN(1)
                         -------------------------------------   -------------------------------------
                             CRUDE OIL          NATURAL GAS           CRUDE OIL         NATURAL GAS
                         -----------------   -----------------   -----------------   -----------------
                         GROSS(2)   NET(3)   GROSS(2)   NET(3)   GROSS(2)   NET(3)   GROSS(2)   NET(3)
British Columbia          91           91     1            1       30        30         2         2

NOTES:
(1) "SHUT IN" wells means wells which have encountered and are capable of producing crude oil or natural gas but which are not producing due to lack of available transportation facilities, available markets or other reasons.

(2) "GROSS" wells are defined as the total number of wells in which the Trust will acquire an interest pursuant to the Acquisition.

(3) "NET" wells are defined as the aggregate of the numbers obtained by multiplying each gross well by the percentage working interest therein acquired by Harvest.


PRINCIPAL PRODUCING PROPERTIES

The following is a description of the principal properties comprising the New Properties on production or under development as at March 31, 2005. The term "gross", when used to describe the share of production of the New Properties, means the aggregate of the Vendor's working interest share to be acquired by Harvest before deduction of royalties owned by others. Reserve amounts are stated, before deduction of royalties, at March 31, 2005, based on forecast cost and price assumptions as evaluated in the Sproule Report. See "Statement of Reserves Data and Other Oil and Gas Information for the New Properties". The following information in respect of gross and net acres of land is as at March 31, 2005 and information in respect of production is net for the New Properties and is as at March 31, 2005 except where otherwise indicated. The reserves set forth in the principal property description below are as presented in the Sproule Report. Such additional reserves are set forth on a consolidated basis in the oil and natural gas reserve tables set forth under the heading "Statement of Reserves Data and Other Oil and Gas Information for the New Properties". All of the New Properties proved producing reserves were on production on March 31, 2005.

HAY RIVER

The Trust will acquire an average 97% working interest in approximately 77,500 gross acres (approximately 75,300 net acres) of land, of which approximately 54,300 net acres are undeveloped and are strategically positioned for further oil and natural gas exploitation and development. The average gross production of the New Properties for the three months ended March 31, 2005 was approximately 5,267 bbls/d of medium crude oil. The Trust will operate 100% of and will acquire a working interest of 100% in the production from these properties.

The Sproule Report assigned proven reserves of 15,335.0 mbbls of medium crude oil and 6,512.0 mmcf of natural gas to these properties. In addition, probable reserves of 3,182.6 mbbls of medium crude oil and 1,054.0 mmcf of natural gas have been assigned to these properties.

UNDEVELOPED LANDS

The following table summarizes the undeveloped land holdings, in acres, as at March 31, 2005 associated with the New Properties.

                                GROSS(1)      NET(2)    AVERAGE WORKING INTEREST
                                --------      ------    ------------------------
Alberta                          32,100       31,800               99%
British Columbia                 22,500       22,500              100%
                                 ------       ------              ----
Total                            54,600       54,300               99%
                                 ======       ======              ====

NOTES:
(1) "GROSS" refers to the total acres in which the Trust will acquire an interest pursuant to the Acquisition.

(2) "NET" refers to the total acres in which the Trust will acquire an interest, multiplied by the percentage working interest therein to be acquired.

STATEMENT OF RESERVES DATA AND OTHER OIL AND GAS INFORMATION FOR THE NEW PROPERTIES

The statement of reserves data and other oil and gas information set forth below (the "STATEMENT") is dated March 31, 2005 in respect of the reserves data for the New Properties. The effective date of the Statement is March 31, 2005 and the preparation date of the Statement is March 31, 2005.

DISCLOSURE OF RESERVES DATA

The reserves data set forth below (the "RESERVES DATA") for the New Properties are based upon an evaluation by Sproule with an effective date of March 31, 2005 as contained in the Sproule Report. The Reserves Data summarizes the crude oil, liquids and natural gas reserves of the New Properties and the net present values of future net revenue for these reserves using constant prices and costs and forecast prices and costs. The Reserves Data conforms with the requirements of National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities ("NI 51-101") except that no estimate of future abandonment liabilities has been made in determining the future cash flows. Additional information not required by NI 51-101 has been presented to provide continuity and additional information which we believe is important to the readers of this information. Sproule was engaged to provide an evaluation of proved and proved plus probable reserves and also proved plus probable plus possible reserves.

All of the New Properties' reserves are in located Canada and, specifically, in the province of British Columbia.

DISCLOSURE PROVIDED HEREIN IN RESPECT OF BOES MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION. A BOE CONVERSION RATIO OF 6 MCF:1 BBL IS BASED ON AN ENERGY EQUIVALENCY CONVERSION METHOD PRIMARILY APPLICABLE AT THE BURNER TIP AND DOES NOT REPRESENT A VALUE EQUIVALENCY AT THE WELLHEAD.

IT SHOULD NOT BE ASSUMED THAT THE ESTIMATES OF FUTURE NET REVENUES PRESENTED IN THE TABLES BELOW REPRESENT THE FAIR MARKET VALUE OF THE RESERVES. THERE IS NO ASSURANCE THAT THE CONSTANT PRICES AND COSTS ASSUMPTIONS AND FORECAST PRICES AND COSTS ASSUMPTIONS WILL BE ATTAINED AND VARIANCES COULD BE MATERIAL.

RESERVES DATA (CONSTANT PRICES AND COSTS)

                         SUMMARY OF OIL AND GAS RESERVES
                  AND NET PRESENT VALUES OF FUTURE NET REVENUE
                              AS OF MARCH 31, 2005
                            CONSTANT PRICES AND COSTS

RESERVES CATEGORY                      SOLUTION GAS          MEDIUM OIL(1)
-----------------                      ------------          -------------
                                     GROSS       NET       GROSS          NET
                                    (mmcf)      (mmcf)     (mbbl)       (mbbl)
                                    ------      ------    --------     --------
Proved Producing                     6,512       5,461    12,993.8     11,227.3
Proved Non-Producing                    --          --          --           --
                                   -------     -------   ---------    ---------
      Total Proved Developed         6,512       5,461    12,993.8     11,227.3

Proved Undeveloped                      --          --     2,441.8      2,022.4
                                   -------     -------   ---------    ---------
      Total Proved                   6,512       5,461    15,435.6     13,249.7

Probable                             1,144         959     3,667.9      3,077.3
                                   -------     -------   ---------    ---------
Total Proved + Probable              7,656       6,420    19,103.5     16,327.0
                                    ======      ======    ========     ========

NOTE:
(1) The crude oil for this property has an average API of 24(degree) (medium grade); however, it benefits frOM A heavy oil royalty regime and therefore would be classified as heavy oil according to NI 51-101.

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                        BEFORE INCOME TAXES DISCOUNTED AT
                                    (%/YEAR)

                                         0                  5                  10                 15                 20
RESERVES CATEGORY                       (M$)               (M$)               (M$)               (M$)               (M$)
-----------------                      -------            -------            -------            -------            -------
Proved Producing                       491,731            363,150            290,954            245,426            214,110
Proved Non-Producing                        --                 --                 --                 --                 --
                                       -------            -------            -------            -------            -------
     Total Proved Developed            491,731            363,150            290,954            245,426            214,110

Proved Undeveloped                      71,016             53,239             40,773             31,729             24,975
                                       -------            -------            -------            -------            -------
     Total Proved                      562,747            416,389            331,727            277,155            239,085

Probable                               127,337             75,256             50,414             36,406             27,544
                                       -------            -------            -------            -------            -------
Total Proved + Probable                690,084            491,645            382,141            313,561            266,629
                                       =======            =======            =======            =======            =======

                            TOTAL FUTURE NET REVENUE
                                 (UNDISCOUNTED)
                              AS OF MARCH 31, 2005
                            CONSTANT PRICES AND COSTS

                                                                                                                  FUTURE NET
                                                                                                                   REVENUE
                                                           OPERATING                          WELL ABANDONMENT      BEFORE
                               REVENUE       ROYALTIES       COSTS       DEVELOPMENT COSTS         COSTS         INCOME TAXES
RESERVES CATEGORY               (M$)           (M$)          (M$)              (M$)                (M$)             (M$)
-----------------             ---------      -------       -------            ------              -----           -------
Proved Reserves               1,014,005      141,093       252,194            57,971               --             562,747

Proved + Probable Reserves    1,250,966      178,544       296,879            85,459               --             690,084

                               FUTURE NET REVENUE
                               BY PRODUCTION GROUP
                              AS OF MARCH 31, 2005
                            CONSTANT PRICES AND COSTS

                                                                                                      FUTURE NET REVENUE BEFORE
                                                                                                     INCOME TAXES (DISCOUNTED AT
                                                                                                              10%/YEAR)
       RESERVES CATEGORY                                 PRODUCTION GROUP                                       (M$)
       -----------------                                 ----------------                                     ----------
Proved Reserves                   Medium Crude Oil (including solution gas and other by-products)               331,727

Proved Plus Probable Reserves     Medium Crude Oil (including solution gas and other by-products)               382,141

         RESERVES DATA (FORECAST PRICES AND COSTS)

                         SUMMARY OF OIL AND GAS RESERVES
                  AND NET PRESENT VALUES OF FUTURE NET REVENUE
                              AS OF MARCH 31, 2005
                            FORECAST PRICES AND COSTS

       RESERVES CATEGORY                    SOLUTION GAS             MEDIUM OIL(1)
       -----------------                    ------------             -------------
                                           GROSS       NET          GROSS         NET
                                          (mmcf)      (mmcf)        (mbbl)       (mbbl)
                                          ------      ------       --------     --------
       Proved Producing                    6,512       5,464       12,893.2     11,353.5
       Proved Non-Producing                   --          --           --           --
                                          ------      ------       --------     --------
           Total Proved Developed          6,512       5,464       12,893.2     11,353.5

       Proved Undeveloped                     --          --        2,441.8      2,081.6
                                          ------      ------       --------     --------
           Total Proved                    6,512       5,464       15,335.0     13,435.1

       Probable                            1,054         882        3,182.6      2,707.7
                                          ------      ------       --------     --------
       Total Proved + Probable             7,566       6,346       18,517.6     16,142.8
                                          ======      ======       ========     ========

NOTE:
(1) The crude oil for this property has an average API of 24(degree) (medium grade); however, it benefits from a heavy oil royalty regime and therefore would be classified as heavy oil according to NI 51-101.

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                        BEFORE INCOME TAXES DISCOUNTED AT
                                    (%/YEAR)

                                            0                  5                  10                  15                 20
RESERVES CATEGORY                          (M$)               (M$)               (M$)                (M$)               (M$)
-----------------                         -------            -------            -------             -------            -------
Proved Producing                          186,249            153,444            133,562             119,917            109,722
Proved Non-Producing                           --                 --                 --                  --                 --
                                          -------            -------            -------             -------            -------
     Total Proved Developed               186,249            153,444            133,562             119,917            109,722

Proved Undeveloped                         18,503             12,089              7,497               4,122              1,586
                                          -------            -------            -------             -------            -------
     Total Proved                         204,752            165,533            141,059             124,039            111,308

Probable                                   50,721             29,484             18,554              12,159              8,057
                                          -------            -------            -------             -------            -------
Total Proved + Probable                   255,473            195,017            159,613             136,198            119,365
                                          =======            =======            =======             =======            =======

                            TOTAL FUTURE NET REVENUE
                                 (UNDISCOUNTED)
                              AS OF MARCH 31, 2005
                            FORECAST PRICES AND COSTS

                                                                                                                      FUTURE NET
                                                                                                                        REVENUE
                                                               OPERATING                         WELL ABANDONMENT       BEFORE
                                  REVENUE      ROYALTIES         COSTS       DEVELOPMENT COSTS         COSTS         INCOME TAXES
RESERVES CATEGORY                  (M$)           (M$)            (M$)             (M$)                (M$)              (M$)
-----------------                 -------        ------         -------           ------               -----            -------
Proved Reserves                   648,566        80,341         298,757           64,716                --              204,752

Proved + Probable Reserves        781,380        99,388         337,056           89,463                --              255,473


                               FUTURE NET REVENUE
                               BY PRODUCTION GROUP
                              AS OF MARCH 31, 2005
                            FORECAST PRICES AND COSTS

                                                                                                      FUTURE NET REVENUE BEFORE
                                                                                                     INCOME TAXES (DISCOUNTED AT
                                                                                                              10%/YEAR)
RESERVES CATEGORY                                        PRODUCTION GROUP                                       (M$)
-----------------                                        ----------------                                       ----
Proved Reserves                   Medium Crude Oil (including solution gas and other by-products)              141,059

Proved + Probable Reserves        Medium Crude Oil (including solution gas and other by-products)              159,613


DEFINITIONS AND OTHER NOTES

In the tables set forth above and elsewhere in this short form prospectus except where indicated otherwise the following definitions and other notes are applicable:

(1)      "GROSS" means:

         (a) in relation to the interest in production and reserves of the New Properties, its "gross reserves", which is the interest to be acquired by the Trust (operating and non-operating) before deduction of royalties and without including any royalty interest of the New Properties;

         (b) in relation to wells, the total number of wells in which the Trust will acquire an interest; and

         (c) in relation to properties, the total area of properties in which the Trust will acquire an interest.

(2)      "NET" means:

         (a) in relation to the interest in production and reserves of the New Properties, its "net reserves", which is the interest to be acquired by the Trust (operating and non-operating) after deduction of royalties obligations, plus the royalty interest in production or reserves.

         (b) in relation to wells, the number of wells obtained by aggregating the working interest in each of its gross wells; and

         (c) in relation to interest in the New Properties, the total area in which the Trust will acquire an interest multiplied by the working interest to be acquired.

(3) "EXPLORATION WELL" means a well that is not a development well, a service well or a stratigraphic test well.

(4) "DEVELOPMENT COSTS" means costs incurred to obtain access to reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas from reserves. More specifically, development costs, including applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

         (a) gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground draining, road building, and relocating public roads, gas lines and power lines, pumping equipment and wellhead assembly;

         (b) drill and equip development wells, development type stratigraphic test wells and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment and wellhead assembly;

         (c) acquire, construct and install production facilities such as flow lines, separators, treaters, heaters, manifolds, measuring devices and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems; and

         (d)      provide improved recovery systems.

(5) "DEVELOPMENT WELL" means a well drilled inside the established limits of an oil and gas reservoir, or in close proximity to the edge of the reservoir, to the depth of a stratigraphic horizon known to be productive.

(6) "EXPLORATION COSTS" means costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects that may contain oil and gas reserves, including costs of drilling exploratory wells and exploratory type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property and after acquiring the property. Exploration costs, which include applicable operating costs of support equipment and facilities and other costs of exploration activities, are:

         (a) costs of topographical, geochemical, geological and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews and others conducting those studies;

         (b) costs of carrying and retaining unproved properties, such as delay rentals, taxes (other than income and capital taxes) on properties, legal costs for title defence, and the maintenance of land and lease records;

         (c)      dry hole contributions and bottom hole contributions;

         (d)      costs of drilling and equipping exploratory wells; and

         (e)      costs of drilling exploratory type stratigraphic test wells.

(7) "SERVICE WELL" means a well drilled or completed for the purpose of supporting production in an existing field. Wells in this class are drilled for the following specific purposes: gas injection (natural gas, propane, butane or flue gas), water injection, steam injection, air injection, salt water disposal, water supply for injection, observation or injection for combustion.

(8)      Definitions used for reserve categories are as follows:

         The following definitions apply to both estimates of individual reserves entities and the aggregate of reserves for multiple entities.

         RESERVE CATEGORIES

         Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, from a given date forward, based on

         (a) analysis of drilling, geological, geophysical and engineering data;

         (b)      the use of established technology; and

         (c) specified economic conditions (see the discussion of "Economic Assumptions" below).

         Reserves are classified according to the degree of certainty associated with the estimates.

         (a) Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

         (b) Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

         "Economic Assumptions" will be the prices and costs used in the estimate, namely:

         (a) constant prices and costs as at the preparation date of the evaluation (March 31, 2005); and

         (b)      forecast prices and costs.

         DEVELOPMENT AND PRODUCTION STATUS

         Each of the reserve categories (proved and probable) may be divided into developed and undeveloped categories:

         (a) Developed reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (for example, when compared to the cost of drilling a well) to put the reserves on production. The developed category may be subdivided into producing and non-producing.

         (b) Developed producing reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

         (c) Developed non-producing reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in, and the date of resumption of production is unknown.

         (d) Undeveloped reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (for example, when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves classification (proved, probable) to which they are assigned.

         In multi-well pools it may be appropriate to allocate total pool reserves between the developed and undeveloped categories or to subdivide the developed reserves for the pool between developed producing and developed non-producing. This allocation should be based on the estimator's assessment as to the reserves that will be recovered from specific wells, facilities and completion intervals in the pool and their respective development and production status.

         LEVELS OF CERTAINTY FOR REPORTED RESERVES

         The qualitative certainty levels referred to in the definitions above are applicable to individual reserve entities (which refers to the lowest level at which reserves calculations are performed) and to reported reserves (which refers to the highest level sum of individual entity estimates for which reserves are presented). Reported reserves should target the following levels of certainty under a specific set of economic conditions:

         (a) at least a 90 percent probability the estimated proved reserves will be recovered; and

         (b) at least a 50 percent probability that the sum of the estimated proved plus probable reserves will be recovered.

         A qualitative measure of the certainty levels pertaining to estimates prepared for the various reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties. However, the majority of reserves estimates will be prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability. In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.

(9)      Forecast prices and costs

         Future prices and costs that are:

         (a) generally acceptable as being a reasonable outlook of the future; and

         (b) if and only to the extent that, there are fixed or presently determinable future prices or costs to which the working interest owner is legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

         The forecast summary table under "Pricing Assumptions" identifies benchmark reference pricing that apply to the New Properties.

(10)     Constant prices and costs

         Prices and costs used in an estimate that are:

         (a) the Corporation's prices and costs as at the effective date of the estimation, held constant throughout the estimated lives of the properties to which the estimate applies; and

         (b) if, and only to the extent that, there are fixed or presently determinable future prices or costs to which the working interest owner is legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

         (c) For the purposes of paragraph (a), the Corporation's prices are the posted prices for oil and the spot price for gas, after historical adjustments for transportation, gravity and other factors.

(11) Estimated future abandonment and reclamation costs related to a property have not been taken into account by Sproule in determining reserves that should be attributed to a property and in determining the aggregate future net revenue therefrom. A reasonable estimate of future well abandonment costs was not deducted.

(12)     Numbers may not add due to rounding.

(13) Both the constant and forecast price and cost assumptions assumed the continuance of current laws and regulations.

(14) The extended character of all factual data supplied to Sproule were accepted by Sproule as represented. No field inspection was conducted.

(15) The estimates of future net revenue presented in the tables above do not represent fair market value.

PRICING ASSUMPTIONS

The following sets out the benchmark reference prices, as at March 31, 2005, reflected in the Reserves Data. These forecast price assumptions were provided by the Vendor. The constant prices as of March 31, 2005 were supplied by Sproule.

                         SUMMARY OF PRICING ASSUMPTIONS
                              AS OF MARCH 31, 2005
                            CONSTANT PRICES AND COSTS

                                                       OIL
                                       ----------------------------------
                                       WTI CUSHING     EDMONTON PAR PRICE      NATURAL GAS
                                         OKLAHOMA        40(DEGREE) API      AECO GAS PRICE    EXCHANGE RATE(1)
YEAR                                     ($US/BBL)         ($CDN/BBL)          ($CDN/MCF)         ($US/$CDN)
----                                     ---------         ----------          ----------         ----------
March 31, 2005 and thereafter              55.41             67.38                7.56              0.827

NOTE:
(1) The exchange rate used to generate the benchmark reference prices in this table.

                SUMMARY OF PRICING AND INFLATION RATE ASSUMPTIONS
                              AS OF MARCH 31, 2005
                            FORECAST PRICES AND COSTS

                                             OIL
                            ----------------------------------------
                            WTI CUSHING           EDMONTON PAR PRICE         NATURAL GAS           INFLATION        EXCHANGE
                              OKLAHOMA              40(DEGREE) API          AECO GAS PRICE         RATES(1)          RATE(2)
YEAR                          ($US/BBL)               ($CDN/BBL)              ($CDN/GJ)             %/YEAR         ($US/$CDN)
----                          ---------               ----------              ---------             ------         ----------
Forecast
     2005                       43.07                   50.969                  6.712                2.15             0.825
     2006                       40.48                   47.838                  6.580                2.25             0.825
     2007                       37.37                   44.016                  6.373                2.25             0.825
     2008                       34.23                   40.196                  6.018                2.25             0.825
     2009                       33.17                   38.898                  5.781                1.75             0.825
     2010                       33.31                   39.030                  5.768                1.75             0.825
     2011                       33.90                   39.715                  5.924                1.75             0.825
     2012                       34.50                   40.456                  6.027                1.75             0.825

     Thereafter          Escalated at 2%/year    Escalated at 2%/year    Escalated at 2%/year        0.75             0.825

NOTES:
(1)  Inflation rates for forecasting prices and costs.
(2) Exchange rates used to generate the benchmark reference prices in this table.

Weighted average historical prices realized in respect of the New Properties for the year ended December 31, 2004 were $46.33/bbl for medium oil. No natural gas was sold during this period.

ADDITIONAL INFORMATION RELATING TO RESERVES DATA

The recovery of the Proven Undeveloped and Probable reserves of the New Properties will occur primarily through development drilling, drilling injection wells and improved waterflood recovery. The recovery of these reserves will be dependent on these future wells exhibiting similar performance characteristics to the existing wells drilled into the pool.

FUTURE DEVELOPMENT COSTS

The following table sets forth development costs deducted in the estimation of the future net revenue in respect of the New Properties attributable to the reserve categories noted below. All amounts are stated in thousands of dollars.

                                FORECAST PRICES AND COSTS                                CONSTANT PRICES AND COSTS
                     --------------------------------------------------       -------------------------------------------------
                                                PROVED PLUS PROBABLE                                      PROVED PLUS PROBABLE
     YEAR             PROVED RESERVES                 RESERVES                  PROVED RESERVES                 RESERVES
     ----             ---------------                 --------                  ---------------                 --------
                      0%           10%            0%            10%            0%            10%            0%           10%
                      --           ---            --            ---            --            ---            --           ---
2005                  812           809           812            809           812           809            812           809
2006               25,282        23,317        39,472         36,405        24,750        22,860         38,641        35,691
2007                8,737         7,308        17,667         14,777         8,365         7,024         16,915        14,203
Thereafter         29,885         9,353        31,512          1,039        24,044         7,698         29,091         7,886
                   ------         -----        ------          -----        ------         -----         ------         -----
Total              64,716        40,787        89,463         53,030        57,971        38,391         85,459        58,589
                   ======        ======        ======         ======        ======        ======         ======        ======


These future development costs will be financed with undrawn capacity under the New Credit Facilities. See Note (1) to the table under "Consolidated Capitalization of the Trust".

CAPITAL EXPENDITURES

The following tables summarizes capital expenditures made by the Vendor on acquisitions, development and exploration drilling and production facilities and other equipment in respect of the New Properties for the periods indicated.

                                        THREE MONTHS ENDED MARCH 31     YEAR ENDED DECEMBER 31(1)
                                                  2005 (1)                2004              2003
                                        ---------------------------   -----------      -----------
                                               (unaudited)            (unaudited)      (unaudited)
                                                ($000's)               ($000's)         ($000's)
Property acquisitions (2)                             --                     --                --
Development expenditures(3)                       15,433                 34,457            51,784
Production equipment (4)                              --                     --                --
Exploration expenditures (5)                          39                    359               375
                                                  ------                 ------            ------
TOTAL                                             15,472                 34,816            52,159
                                                  ======                 ======            ======

NOTES:
(1)      Based on information provided to the Corporation by the Vendor.
(2) Property acquisitions include production lease/royalty purchases and property exchanges of lease and royalty interests.
(3) Development expenditures include development drilling and miscellaneous intangible expenditures. (4) Production equipment includes production and facility equipment and miscellaneous tangible assets. (5) Exploration expenditures include exploration drilling, geological and geophysical costs and miscellaneous intangible expenditures.

PRODUCTION HISTORY AND PRICES RECEIVED

The following table sets forth certain information in respect of production, product prices received, royalties, production expenses and netbacks received by the Vendor in respect of the New Properties for the period indicated.

                       OIL PRODUCTION (1)  OIL PRICE RECEIVED(2)   ROYALTY EXPENSE    PRODUCTION EXPENSES(3)   NETBACK RECEIVED
                            (BBLS/D)              ($/BBL)              ($/BBL)               ($/BBL)                ($/BBL)
                            --------              -------              -------               -------                -------
2005
First Quarter                 5,267                53.57                12.55                 13.53                 27.49
2004
First Quarter                 5,791                39.14                 9.09                 10.00                 20.04
Second Quarter                7,508                44.96                11.28                  5.53                 28.15
Third Quarter                 5,998                50.08                12.37                  4.42                 33.29
Fourth Quarter                5,551                51.30                12.54                  4.56                 34.20
2003
First Quarter                 4,705                48.08                12.48                 12.24                 23.36
Second Quarter                9,812                31.14                 7.69                  1.53                 21.92
Third Quarter                 7,152                37.13                 8.93                  3.25                 24.95
Fourth Quarter                4,475                51.14                11.70                  4.89                 34.55

NOTES:
(1)  Before deduction of royalties.
(2)  Product prices are net of costs to transport the product to market.
(3)  This figure includes all field operating expenses.


                     EFFECT OF THE ACQUISITION ON THE TRUST

The following table sets out certain operational information for the Trust and the New Properties and certain pro forma combined operational information after giving effect to the Acquisition.

SELECTED PRO FORMA COMBINED OPERATIONAL INFORMATION

                                                                  TRUST      NEW PROPERTIES     PRO FORMA COMBINED
                                                                  -----      --------------     ------------------
AVERAGE DAILY PRODUCTION (1)
(before royalties, for the 3 months ended March 31, 2005)
         Crude oil and NGL (bbls/d)                               30,867          5,267                36,134
         Natural gas (mcf/d)                                      27,114             --                27,114
         Oil equivalent (boe/d)                                   35,386          5,267                40,653

AVERAGE DAILY PRODUCTION (1)
(before royalties, for the year ended December 31, 2004)
         Crude oil and NGL (bbls/d)                               21,201          6,210                27,411
         Natural gas (mcf/d)                                      10,903             --                10,903
         Oil equivalent (boe/d)                                   23,019          6,210                29,229

PROVED RESERVES (2)(3)
(before royalties)
         Crude oil and NGL (mbbls)                                64,432.8       15,435.6              79,868.4
         Natural gas (mmcf)                                       64,497.9        6,512.0              71,009.9
         Oil equivalent (mboe)                                    75,182.5       16,520.9              91,703.4

PROVED PLUS PROBABLE RESERVES (2)(3)
(before royalties)
         Crude oil and NGL (mbbls)                                88,098.2       19,103.5             107,201.7
         Natural gas (mmcf)                                       83,010.2        7,656.0              90,666.2
         Oil equivalent (mboe)                                   101,933.2       20,379.5             122,312.7

NOTES:
(1) Average daily production for the Trust for the year ended December 31, 2004 includes production from the Storm acquisition as well as the acquisition of the EnCana Properties from the date of closing of the acquisitions.
(2) New Properties reserve information is as at March 31, 2005, based on the Sproule Report and constant price and cost assumptions.
(3) The Trust reserve information is as of December 31, 2004, based on the Trust's reserve report and constant price and cost assumptions.

SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Certain selected pro forma consolidated financial information is set forth in the following tables. SUCH INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE TRUST AFTER GIVING EFFECT TO THE ACQUISITION AS AT AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND THE YEAR ENDED DECEMBER 31, 2004 INCLUDED IN THIS SHORT FORM PROSPECTUS.

The pro forma adjustments are based upon the assumptions described in the notes to the unaudited pro forma consolidated financial statements. The pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating or financial results that would have occurred had the Acquisition actually occurred at the times contemplated by the notes to the unaudited pro forma consolidated financial statements or of the results expected in future periods.

The information presented below and in the unaudited pro forma consolidated financial statements of the Trust assumes completion of the Acquisition and the issuance of 6,505,600 Subscription Receipts and $75,000,000 principal amount of Debentures pursuant to the offering.

                                                                           AS AT AND FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                                                           ---------------------------------------------------
                                                                                                                    PRO FORMA
                                                                            TRUST (4)       NEW PROPERTIES(7)    CONSOLIDATED (8)
                                                                            ---------       -----------------    ----------------
                                                                          (stated in thousands of dollars, except unit amounts)
Revenue - net (1)                                                              109,931             19,446              129,377
Net income (loss)                                                              (43,070)             3,553              (38,094)
Funds flow from operations before changes in working capital                    52,687              9,883               64,268
and settlement of asset retirement obligations (2)
Total Assets                                                                 1,079,269            244,100            1,326,519
Net debt (including working capital) (3)                                       421,612            241,500              497,307
Equity                                                                         344,793                 --              513,748
Units outstanding (000s) (9)                                                    43,115                N/A               49,621

                                                                         FOR THE YEAR ENDED DECEMBER 31, 2004
                                                  --------------------------------------------------------------------------------
                                                                   STORM           ENCANA                             PRO FORMA
                                                  TRUST(4)     PROPERTIES(5)   PROPERTIES(6)   NEW PROPERTIES(7)   CONSOLIDATED(8)
                                                  --------     -------------   -------------   -----------------   ---------------
                                                                         (stated in thousands of dollars)
Revenue - net (1)                                   277,095        28,504          164,397            79,650           549,646
Net income (loss)                                    11,241        (1,302)          31,218            26,887            74,800
Funds flow from operations before changes in        123,710        14,340          109,219            53,015           308,249
working capital and settlement of asset
retirement obligations (2)

NOTES:
(1)  Revenue - net consists of gross revenue net of applicable royalties.

(2) Funds flow from operations before changes in working capital and settlement of asset retirement obligations is before changes in non-cash working capital. As such, it is not a measure recognized by Canadian generally accepted accounting principles ("GAAP") and does not have a standardized meaning prescribed by GAAP. Therefore, funds flow from operations before changes in working capital and settlement of asset retirement obligations of the Trust may not be comparable to similar measures presented by other issuers, and subscribers are cautioned that it should not be construed as an alternative to net earnings, cash flow from operating activities or other measures of financial performance calculated in accordance with GAAP. See "Special Note Regarding Forward Looking Statements and Other Disclosure
     - Certain Financial Reporting Measures". For the Trust's three months ended March 31, 2005 and year ended December 31, 2004, funds flow from operations before changes in working capital and settlement of asset retirement obligations is reconciled to its closest GAAP measure of cash flow from operating activities as follows:

                                                      Three Months Ended     Year Ended
                                                        March 31, 2004    December 31, 2004
                                                        --------------    -----------------
      Funds flow from operations before changes in
      working capital and settlement of asset
      retirement obligations                                52,687             123,710
      Changes in non-cash working capital                  (48,694)            (11,103)
      Settlement of asset retirement obligations              (501)               (929)
                                                           -------             -------
      Cash flow from operating activities                    3,492             111,678

(3) Net debt is bank debt, senior notes, equity bridge notes, convertible debentures and any working capital deficit excluding the current portion of derivative contracts and the accounting liability related to the Trust's unit incentive plan.

(4) The Trust financial information for the year ended December 31, 2004 was obtained from the Trust's restated consolidated financial statements for the year ended December 31, 2004 and for the three months ended March 31, 2005 was obtained from the Trust's unaudited consolidated financial statements for the three months ended March 31, 2005.

(5) The Storm Properties financial information for the year ended December 31, 2004 was derived from the Storm's unaudited financial statements for the six months ended June 30, 2004.

(6) The EnCana Properties financial information for the year ended December 31, 2004 was derived from the unaudited statement of revenue and expenses for the six months ended June 30, 2004 included in the Exchange Offer Prospectus and the unaudited interim period results to the date of closing.

(7) The New Properties financial information for the year ended December 31, 2004 was obtained from the audited schedules of revenues, royalties and operating expenses for the New Properties for the year ended December 31, 2004 set forth herein and for the three months ended March 31, 2005 was obtained from the unaudited schedules of revenues, royalties and operating expenses for the New Properties for the three months ended March 31, 2005 set forth herein, and reflects the pro forma adjustments as noted in the Pro Forma Consolidated Financial Statements set forth herein. These amounts do not reflect adjustments related to this offering as reflected in the respective pro forma financial statements. These are reflected in the pro forma consolidated column in each of the tables above.

(8) See the notes to the unaudited pro forma consolidated financial statements set forth herein for assumptions and adjustments. The unaudited pro forma consolidated financial statements may not be indicative of results that actually would have occurred if the events reflected herein had been in effect on the dates indicated or of the results expected in future periods.

(9) Pro Forma Units outstanding includes Units issued upon conversion of Subscription Receipts, excluding Exchangeable Shares exchangeable into 266,823 Units as at March 31, 2005, and 1,500,450 trust unit rights outstanding as at March 31, 2005 with a weighted average exercise price of $13.47.

                              DESCRIPTION OF UNITS

UNITS

An unlimited number of Units may be created and issued pursuant to the Trust Indenture. Each Unit represents an equal fractional undivided beneficial interest in any distribution from the Trust (whether of net income, net realized capital gains or other amounts) and in any net assets of the Trust in the event of termination or winding-up of the Trust. All Units outstanding from time to time are entitled to an equal share of any distributions from, and in any net assets of, the Trust in the event of the termination or winding-up of the Trust. All Units rank among themselves equally and rateably without discrimination, preference or priority. Each Unit is transferable, is not subject to any conversion or pre-emptive rights and entitles the holder thereof to require the Trust to redeem any or all of the Units held by such holder and to one vote at all meetings of Unitholders for each Unit held. Unitholders shall not be subject to any liability in contract or tort or of any other kind in connection with the assets, obligations or affairs of the Trust or with respect to any acts performed by the Trustee or any other person pursuant to the Trust Indenture.

As holders of Units, Unitholders do not have the statutory rights normally associated with ownership of shares of a corporation including, for example, the statutory right given shareholders to bring an action against an issuer and its directors. The Trust is not a legally recognized entity within the relevant definitions of the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), and in some cases the Winding Up and Restructuring Act (Canada). As a result, in the event a restructuring of the Trust were necessary, the Trust would not be able to access the remedies available thereunder. In the event of a restructuring, the position of Unitholders may be different than that of the shareholders of a corporation.

At July 19, 2005, there were 43,844,933 Units outstanding.

SPECIAL VOTING UNITS

In order to allow the Trust flexibility in pursuing corporate acquisitions, the Trust Indenture allows for the creation of Special Voting Units which will enable the Trust to effect exchangeable securities transactions. Exchangeable securities transactions are commonly used in corporate acquisitions to give the selling securityholder a tax deferred "rollover" on the sale of the securityholder's securities, which may not otherwise be available. In an exchangeable securities transaction the tax event is generally deferred until the exchangeable securities are actually exchanged.

An unlimited number of Special Voting Units may be created and issued pursuant to the Trust Indenture. Holders of Special Voting Units are not entitled to any distributions of any nature whatsoever from the Trust, but are entitled to such number of votes at meetings of Unitholders as may be prescribed by the Board of Directors of the Corporation in the resolution authorizing the issuance of any Special Voting Units. Except for the right to vote at meetings of the Unitholders, the Special Voting Units shall not confer upon the holders thereof any other rights.

One Special Voting Unit was issued and is outstanding in connection with the issue of the Exchangeable Shares. Each Harvest Exchangeable Share is exchangeable on a one for one basis for Units, subject to adjustment for distributions. The holders of the Exchangeable Shares are entitled to one vote per Harvest Exchangeable Share at all meetings of Unitholders. There were 239,882 Exchangeable Shares outstanding at July 19, 2005. See "Exchangeable Shares".

ISSUANCE OF UNITS

The Trust Indenture provides that Units, including rights, warrants, options and other securities to purchase, to convert into or to exchange into Units, may be created, issued, sold and delivered on such terms and conditions and at such times as the Board of Directors may determine.

CASH DISTRIBUTIONS

The Trust receives cash in amounts equal to all of the interest, royalty, trust distribution and dividend income of the Trust, net of the Trust's administrative expenses. In addition, the Trust may, at the discretion of the Board of Directors of the Corporation, make distributions in respect of repayments of principal made by the Corporation to the Trust on the Notes. The Corporation has historically endeavoured, on behalf of the Trust, to retain up to approximately 50% of the consolidated cash flow of the Trust over time to fund capital expenditures and to distribute the balance to Unitholders. The actual percentage retained by the Trust is subject to the discretion of the Board of Directors of the Corporation and will vary from month to month depending on, among other things, the current and anticipated commodity price environment. Assuming completion of the Acquisition and based on current forward commodity prices, the Corporation anticipates that the portion of cash flow retained for the balance of 2005 will be approximately 50% and in 2006 will be approximately 50%.

The Trust's current policy is to distribute $0.25 per Unit per month ($3.00 per Unit per annum) commencing with the distribution payable on August 15, 2005 to Unitholders of record as of July 29, 2005.

For additional information respecting the Units, including information respecting Unitholders' limited liability, restrictions on non resident Unitholders, the redemption right attached to the Units, meetings of Unitholders, and amendments to the Trust Indenture, see "Trust Indenture " at pages 53 through 59, inclusive, of the AIF, incorporated by reference herein.

                               EXCHANGEABLE SHARES

The Corporation is authorized to issue an unlimited number of Exchangeable Shares without nominal or par value, issuable in one or more series, each series to consist of such number of shares and having designations, rights, privileges, restrictions and conditions attaching to each series of exchangeable shares as may be determined by the board of directors of the Corporation before the issuance thereof. The Corporation is authorized to issue an unlimited number of Exchangeable Shares, Series 1. The Exchangeable Shares rank prior to the common shares of the Corporation and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation.

Exchangeable Shares were issued pursuant to the Storm Arrangement on June 30, 2004 to Canadian-resident former shareholders of Storm who elected to receive such shares. The Exchangeable Shares are exchangeable into Units at a pre-determined exchange ratio, which is increased for each distribution made by the Trust following the Storm Arrangement.

At July 19, 2005, 239,882 Exchangeable Shares were outstanding, exchangeable at such date into 270,244 Units.

                                INTEREST COVERAGE

The following interest coverages are calculated on a consolidated basis for the twelve month periods ended December 31, 2004 and March 31, 2005 and are based on audited financial information in the case of December 31, 2004, and unaudited financial information in the case of March 31, 2005.

The earnings (loss) of the Trust before interest and income tax expense for the year ended December 31, 2004 and the twelve month period ended March 31, 2005 were $24.3 million and $(33.3) million, respectively. The pro forma interest expense for the year ended December 31, 2004 and the twelve month period ended March 31, 2005, was $57.4 million and $54.2 million, respectively, for a ratio of less than one in each case. The dollar amount of the average deficiency for such periods would have been $33.1 million and $87.5 million, respectively. Cash flow (defined as funds from operations before working capital changes and site restoration expenses) before interest for the twelve month periods ended December 31, 2004 and March 31, 2005 was $142.3 and $187.1 million, respectively, resulting in cash flow coverage for such periods of 2.5 and 3.5 times, respectively.

These ratios reflect historical earnings, excluding the pro forma impact of the Acquisition, but including the related interest expense on debt associated with the Acquisition.

After giving effect to the issuance of the Debentures, the Acquisition, the pro forma earnings of the Trust before interest and income tax expense for the year ended December 31, 2004 and the twelve month period ended March 31, 2005 would be $125.6 million and $84.1 million, respectively, for a ratio of 2.2 and 1.6 times, respectively.

                    CONSOLIDATED CAPITALIZATION OF THE TRUST

The following table sets forth the consolidated capitalization of the Trust as at December 31, 2004 and as at March 31, 2005 both before and after giving effect to the offering and the Acquisition.

                                                                                                  AS AT MARCH 31, 2005
                                                                  AS AT MARCH 31, 2005 BEFORE    AFTER GIVING EFFECT TO
                                                AS AT                GIVING EFFECT TO THE         THE OFFERING AND THE
DESIGNATION (AUTHORIZED)                  DECEMBER 31, 2004      OFFERING AND THE ACQUISITION          ACQUISITION
------------------------                  -----------------      ----------------------------          -----------
                                                        ($ thousands, except unit and vote amounts)
Bank Debt                                       75,519                       103,665                        107,215
         ($325 million) (1)
Debentures                                          --                            --                         75,000 (6)
         ($75 million)
9% Debentures (2)                               10,700                         9,263                          9,263
         ($60 million)
8% Debentures (3)                               15,159                         9,948                          9,948
         ($100 million)
Senior Notes
         (US $250 million)(4)                  300,500                       302,400                        302,400
Unitholders' Capital
         Units (5)                             465,131                       490,303                        656,403(6)
         (unlimited)                     (41,788,000 Units)           (43,115,000 Units)           (49,620,600 Units)
         Special Voting Units                    Nil                          Nil                          Nil
         (unlimited)                   (1 Unit; 504,047 votes)      (1 Unit; 271,494 votes)      (1 Unit; 271,494 votes)

NOTES:
(1) The Corporation has the Current Credit Facilities with a syndicate of banks consisting of $325 million of revolving credit facilities. The Current Credit Facilities bear interest for Canadian dollar borrowings at the lenders' prime rate or bankers' acceptances, plus an applicable margin, based on the debt to cash flow ratio. The Current Credit Facilities are secured by a $750 million principal amount fixed and floating charge debenture from each of the Operating Subsidiaries and the Trust with a charge over substantially all of their respective assets. The Corporation has obtained committed replacement credit facilities (the "NEW CREDIT FACILITIES") in the aggregate principal amount of $400 million to be available for the closing of the Acquisition. The New Credit Facilities will bear interest for Canadian dollar borrowings at the lenders' prime rate or bankers' acceptances, plus an applicable margin, based on the debt to cash flow ratio. The New Credit Facilities will be secured by a $750 million principal amount fixed and floating charge debenture from each of the Operating Subsidiaries and the Trust with a charge over substantially all of their respective assets. The New Credit Facilities will mature in July 2006, subject to extension on an annual basis. Availability under the New Credit Facilities will be $400 million upon closing of the Acquisition but is subject to a borrowing base calculation performed by the lenders at least on a semi-annual basis. Bank debt excludes working capital (deficit) amounts of $(27.8) million, $3.6 million and $3.6 million for each scenario, respectively in the capitalization table. For this purpose, working capital deficit excludes bank debt, the accounting liability related to the Trust's unit incentive plan and the current portion of derivative contracts.

(2) The Trust issued 60,000 9% Debentures at a price of $1,000 per debenture on January 29, 2004. The 9% Debentures bear interest at an annual rate of 9% payable semi-annually on May 31 and November 30 of each year. The 9% Debentures are redeemable by the Trust at a price of $1,050 per debenture after May 31, 2007 and on or before May 31, 2008 and at a price of $1,025 per debenture after May 31, 2008 and before maturity on May 31, 2009, in each case, together with accrued and unpaid interest. The 9% Debentures are convertible into Units at the option of the holder at any time prior to maturity at a conversion price of $13.85 per Unit. The Trust may elect, from time to time, to satisfy its obligation to pay interest on the 9% Debentures by delivering sufficient Units to the trustee of the 9% Debentures for sale in order to satisfy the cash interest payment to holders. The Trust may also satisfy its obligation to pay the principal owing on redemption or maturity by the issue of Units at a deemed price of 95% of the weighted average trading price of the Units preceding the redemption or maturity date.

(3) The Trust issued 100,000 8% Debentures at a price of $1,000 per debenture on August 10, 2004. The 8% Debentures bear interest at an annual rate of 8% payable semi-annually on March 31 and September 30 of each year. The 8% Debentures are redeemable by the Trust at a price of $1,050 per debenture after September 30, 2007 and on or before September 30, 2008 and at a price of $1,025 per debenture after September 30, 2008 and before maturity on September 30, 2009, in each case, together with accrued and unpaid interest. The 8% Debentures are convertible into Units at the option of the holder at any time prior to maturity at a conversion price of 16.07 per Unit. The Trust may elect, from time to time, to satisfy its obligation to pay interest on the 8% Debentures by delivering sufficient Units to the trustee of the 8% Debentures for sale in order to satisfy the cash interest payment to holders. The Trust may also satisfy its obligation to pay the principal owing on redemption or maturity by the issue of Units at a deemed price of 95% of the weighted average trading price of the Units preceding the redemption or maturity date.

(4) The Corporation issued US $250 million of 7?% senior notes due October 15, 2011 and unconditionally guaranteed by the Trust on October 14, 2004. On January 10, 2005 the Corporation completed an exchange offer whereby the outstanding US $250 million of senior notes which were issued on October 14, 2004 were exchanged for US $250 million of 7?% senior notes of the Corporation due October 15, 2011, unconditionally guaranteed by the Trust.

(5) In addition, at March 31, 2005, 1,500,450 Units were reserved for issuance on exercise of rights to purchase Units under the Trust's unit incentive plan and 10,930 Units were reserved for issuance under the Trust's unit award incentive plan. In addition, the Corporation has a total of 244,812 Exchangeable Shares issued and outstanding as at March 31, 2005 exchangeable as at such date for 266,823 Units.

(6) Based on the issuance of 6,505,600 Subscription Receipts (and the issue of 6,505,600 Units pursuant thereto) and $75 million principal amount of Debentures for aggregate gross proceeds of $250,000,640 less the Underwriters' fee of $11,750,032 and expenses of the issue estimated to be $300,000, the net proceeds from this issue are estimated to be $237,950,608, which will be applied to satisfy a portion of the purchase price of the Acquisition.

(7) At March 31, 2005, the Trust had an accumulated loss of $12.4 million, accumulated Unitholder distributions of $133.2 million and a working capital surplus of $3.6 million.

                                STABILITY RATING

DBRS has assigned a stability rating of STA-6 (high) to the Trust Units but has placed such stability rating "Under Review" with "negative implications" following the announcement by the Trust on June 24, 2005 of the Acquisition and other matters. The stability rating is based on a rating scale developed by DBRS that provides an indicator of both the stability and sustainability of an income fund's distributions per unit. Ratings categories range from STA-1 to STA-7, with STA-1 being the highest. In addition, DBRS further separates the ratings into "high", "middle" and "low" subcategories to indicate where they fall within the rating category. Ratings take into consideration the seven main factors of:
(1) operating and industry characteristics; (2) asset quality; (3) financial flexibility; (4) diversification; (5) size and market position; (6) sponsorship/governance; and (7) growth. In addition, consideration is given to specific structural or contractual elements that may eliminate or mitigate risks or other potentially negative factors.

Specifically, income funds rated as STA-6 are considered by DBRS to have very weak distributions per unit in terms of stability and sustainability. Each of the Canadian energy trusts currently rated by DBRS fall within the range of STA-5 (high) to STA-6 (middle).

A rating is not a recommendation to buy, sell or hold any security and may be subject to revision or withdrawal at any time by DBRS.

                   PRICE RANGE AND TRADING VOLUME OF THE UNITS

The outstanding Units are listed on the TSX under the trading symbol "HTE.UN". The following table sets forth the price range and trading volume of the Units as reported by the TSX for the periods indicated.

                       PERIOD            HIGH ($)     LOW ($)    VOLUME (000'S)
                       ------            --------     -------    --------------

             2004

             First Quarter                  15.18       12.15          3,470
             Second Quarter                 15.49       13.80          4,219
             Third Quarter                  20.79       14.75         19,309
             Fourth Quarter                 24.03       19.82         21,595

             2005

             January                        24.00       22.10          2,987
             February                       25.97       23.75          3,533
             March                          26.45       23.01          5,126
             April                          25.75       22.15          3,086
             May                            23.00       21.02          2,927
             June                           28.26       22.60          4,026
             July (to July 19)              28.76       27.01          2,787

On July 6, 2005, the last trading day prior to the public announcement of the offering, the closing price of the Units on the TSX was $27.70. On July 19, 2005, the closing price of the Units on the TSX was $28.75.


                          RECORD OF CASH DISTRIBUTIONS

The following table sets forth the per Unit amount of monthly cash distributions paid by the Trust since December 2002.

                                               DISTRIBUTION PER UNIT (1)
                                               -------------------------
                   2002
                   December                               $0.20

                   2003
                   January                                $0.20
                   February                               $0.20
                   March                                  $0.20
                   April                                  $0.20
                   May                                    $0.20
                   June                                   $0.20
                   July                                   $0.20
                   August                                 $0.20
                   September                              $0.20
                   October                                $0.20
                   November                               $0.20
                   December                               $0.20

                   2004
                   January                                $0.20
                   February                               $0.20
                   March                                  $0.20
                   April                                  $0.20
                   May                                    $0.20
                   June                                   $0.20
                   July                                   $0.20
                   August                                 $0.20
                   September                              $0.20
                   October                                $0.20
                   November                               $0.20
                   December                               $0.20 (2)

                                               DISTRIBUTION PER UNIT (1)
                                               -------------------------
                   2005
                   January                                $0.20
                   February                               $0.20
                   March                                  $0.20
                   April                                  $0.20
                   May                                    $0.20
                   June                                   $0.20

NOTES:
(1) Monthly information makes reference to the month in which the record date for the relevant distribution occurs, with the distribution being paid in the following month.
(2) In addition, on April 15, 2005, the Trust made a special distribution of taxable income to Unitholders of record on December 31, 2004. The distribution amount of $0.252 per Unit was settled in Units.

The Trust makes cash distributions on the 15th day of each month (or the first Business Day thereafter) to holders of Units of record on the immediately preceding record date.

Accordingly, if the Acquisition closes on or before August 2, 2005 as currently contemplated, holders of Subscription Receipts will become holders of Units on or before August 25, 2005 and will be entitled as Unitholders, provided they continue to be the registered holder of the Units received pursuant to the Subscription Receipts on August 25, 2005, to receive the monthly distribution expected to be paid on September 15, 2005 to Unitholders of record on August 25, 2005.

The Trust announced on June 24, 2005 that the Board of Directors of the Corporation approved an increase in monthly distributions to $0.25 per Unit commencing with the distribution payable on August 15, 2005 to Unitholders of record as at July 29, 2005.

                                 USE OF PROCEEDS

The net proceeds to the Trust from the sale of the Subscription Receipts and the Debentures hereunder are estimated to be $237,950,608 after deducting the fees of $11,750,032 payable to the Underwriters and the estimated expenses of the issue of $300,000. The net proceeds of the offering will be used to repay a portion of the bank indebtedness incurred to pay the purchase price of the Acquisition and for general trust purposes. See "Relationship Among the Trust, the Corporation and Certain Underwriters".

                            DETAILS OF THE OFFERINGS

SUBSCRIPTION RECEIPTS

The following is a summary of the material attributes and characteristics of the Subscription Receipts. This summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the terms of the Subscription Receipt Agreement.

At closing, a certificate representing the Subscription Receipts will be issued in registered form to CDS or its nominee, CDS & Co., and will be deposited with CDS on the closing date of this offering pursuant to the book-entry only system. Unless the book-entry only system is terminated, and except in certain limited circumstances, owners of beneficial interests in Subscription Receipts shall not receive a certificate for Subscription Receipts or, unless requested, for the Trust Units issuable on the exchange of the Subscription Receipts. Beneficial interests in Subscription Receipts will generally be represented solely through the book-entry only system and such interests will be evidenced by customer confirmations of purchase from the Underwriters.

The Escrowed Funds will be delivered to and held by the Escrow Agent and invested in short-term obligations of, or guaranteed by, the Government of Canada (and other approved investments) pending the closing of the Acquisition. Provided that the closing of the Acquisition occurs by 5:00 p.m. (Calgary time) on September 30, 2005, the Escrowed Funds and the interest earned thereon will be released to the Trust and the Units will be issued to holders of Subscription Receipts who will receive, without payment of additional consideration or further action, one Unit for each Subscription Receipt held.

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31


Forthwith upon the closing of the Acquisition, the Trust will execute and deliver to the Escrow Agent a notice thereof, and will issue and deliver the Units to the Escrow Agent. Contemporaneously with the delivery of such notice, the Trust will issue a press release specifying that the Units have been issued.

If the closing of the Acquisition does not take place by 5:00 p.m. (Calgary time) on September 30, 2005, the Acquisition is terminated at any earlier time or the Trust has advised the Underwriters or announced to the public that it does not intend to proceed with the Acquisition (in any case, the "TERMINATION TIME"), holders of Subscription Receipts shall be entitled to receive an amount equal to the full subscription price therefor and their pro rata entitlements to interest on such amount. The Escrowed Funds will be applied toward payment of such amount. The issuance of a cheque in payment of the subscription price for the Subscription Receipts will require the surrender of the certificate(s) representing the same at the principal office of the Escrow Agent in Calgary, Alberta. If any certificates representing Subscription Receipts have not been surrendered one year after the Termination Time, the Escrow Agent will mail the cheques that the holders thereof are entitled to receive to their last addresses of record.

If the closing of the Acquisition takes place prior to the Termination Time and holders of Subscription Receipts become entitled to receive Units pursuant to the Subscription Receipt Agreement, such holders will be entitled to receive an amount per Subscription Receipt equal to the amount per Unit of any cash distributions for which record dates have occurred during the period from the date of closing of the offering to the date immediately preceding the date the Units are issued pursuant to the Subscription Receipts. All or a portion of this amount will be satisfied by the payment by the Escrow Agent to holders of Subscription Receipts of interest earned on the Escrowed Funds. The difference, if any, between the amount of interest earned on the Escrowed Funds and the distribution that would have been payable on the Units will be paid by the Trust. If holders of Subscription Receipts become entitled to receive Units, the Escrow Agent and the Trust will pay such amounts to holders on the later of the date the Units are issued and the date such distribution(s) is paid to Unitholders. For greater certainty, if the closing of the Acquisition takes place on a date that is a Unit distribution record date, holders of Subscription Receipts shall not be entitled as such to receive a payment in respect of the cash distribution for such record date but shall instead be deemed to be holders of Units on such date and will be entitled as Unitholders to receive such monthly distribution.

In addition, if the Acquisition closes on or before August 2, 2005 as currently contemplated, holders of Subscription Receipts will become holders of Units on or before August 25, 2005 and will be entitled, provided they continue to be the registered holder of the Units received pursuant to the Subscription Receipts on August 25, 2005, to receive the monthly distribution expected to be paid on September 15, 2005 to Unitholders of record on August 25, 2005.

Under the Subscription Receipt Agreement, original purchasers of Subscription Receipts under the offering will have a contractual right of rescission following the issuance of Units to such purchaser upon the exchange of the Subscription Receipts to receive the amount paid for the Subscription Receipts if this short form prospectus (including documents incorporated by reference) and any amendment contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days of closing of the offering.

HOLDERS OF SUBSCRIPTION RECEIPTS ARE NOT UNITHOLDERS. HOLDERS OF SUBSCRIPTION RECEIPTS ARE ENTITLED ONLY TO RECEIVE UNITS ON SURRENDER OF THEIR SUBSCRIPTION RECEIPTS TO THE ESCROW AGENT OR TO A RETURN OF THE SUBSCRIPTION PRICE FOR THE SUBSCRIPTION RECEIPTS TOGETHER WITH ANY PAYMENTS IN LIEU OF INTEREST OR DISTRIBUTIONS, AS APPLICABLE, AS DESCRIBED ABOVE.

DEBENTURES

The offering of Debentures consists of 75,000 Debentures at a price of $1,000 per Debenture. The following is a summary of the material attributes and characteristics of the Debentures. This summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the terms of the Indenture referred to below.

GENERAL

The Debentures will be issued under the Indenture. The Debentures authorized for issue under this offering will be limited in aggregate principal amount to $75,000,000. The Trust may, however, from time to time, without the consent of the holders of the Debentures but subject to the limitations described herein, issue additional debentures of the same series or of a different series under the Indenture, in addition to the Debentures offered hereby. The Debentures will be issuable only in denominations of $1,000 and integral multiples thereof.

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                                       32


The Debentures will be dated as of the closing date of the offering and will have an initial maturity date of September 30, 2005. If the closing of the Acquisition takes place by the Termination Time, the maturity date will be automatically extended from the Initial Maturity Date to December 31, 2010. If the closing of the Acquisition does not take place by the Termination Time, the Debentures will mature on the Initial Maturity Date.

The Debentures will bear interest from the date of issue at 6.5% per annum, which will be payable semi-annually in arrears on June 30 and December 31 in each year, commencing with December 31, 2005. The first interest payment will include interest accrued from the closing of the offering to December 31, 2005.

The principal amount of the Debentures will be payable in lawful money of Canada or, at the option of the Trust and subject to applicable regulatory approval, by payment of Units as further described under "- Payment upon Redemption or Maturity" and "- Redemption and Purchase". The interest on the Debentures will be payable in lawful money of Canada including, at the option of the Trust and subject to applicable regulatory approval, in accordance with the Unit Interest Payment Election as described under "Interest Payment Option".

The Debentures will be direct obligations of the Trust and will not be secured by any mortgage, pledge, hypothec or other charge and will be subordinated to other liabilities of the Trust as described under "Subordination". The Indenture will not restrict the Trust from incurring additional indebtedness for borrowed money or from mortgaging, pledging or charging its properties to secure any indebtedness. The Debentures will rank PARI PASSU with the 9% Debentures and the 8% Debentures.

CONVERSION PRIVILEGE

If the closing of the Acquisition takes place by the Termination Time, each Debenture will be convertible at the holder's option into fully paid and non-assessable Units at any time prior to 5:00 p.m. (Calgary time) on the earlier of the Final Maturity Date, and the Business Day immediately preceding the date specified by the Trust for redemption of the Debentures, at a conversion price of $31.00 per Unit (the "CONVERSION PRICE"), being a conversion rate of 32.2581 Units for each $1,000 principal amount of Debentures. No adjustment will be made for distributions on Units issuable upon conversion or for interest accrued on Debentures surrendered for conversion; however, holders converting their Debentures will receive accrued and unpaid interest thereon.

Subject to the provisions thereof, the Indenture will provide for the adjustment of the Conversion Price in certain events including: (a) the subdivision or consolidation of the outstanding Units; (b) the distribution of Units to holders of Units by way of distribution or otherwise other than an issue of securities to holders of Units who have elected to receive distributions in securities of the Trust in lieu of receiving cash distributions paid in the ordinary course;
(c) the issuance of options, rights or warrants to holders of Units entitling them to acquire Units or other securities convertible into Units at less than 95% of the then current market price (as defined below under "Payment upon Redemption or Maturity") of the Units; and (d) the distribution to all holders of Units of any securities or assets (other than cash distributions and equivalent distributions in securities paid in lieu of cash distributions in the ordinary course). There will be no adjustment of the Conversion Price in respect of any event described in (b), (c) or (d) above if the holders of the Debentures are allowed to participate as though they had converted their Debentures prior to the applicable record date or effective date. The Trust will not be required to make adjustments in the Conversion Price unless the cumulative effect of such adjustments would change the conversion price by at least 1%.

In the case of any reclassification or capital reorganization (other than a change resulting from consolidation or subdivision) of the Units or in the case of any consolidation, amalgamation or merger of the Trust with or into any other entity, or in the case of any sale or conveyance of the properties and assets of the Trust as, or substantially as, an entirety to any other entity, or a liquidation, dissolution or winding-up of the Trust, the terms of the conversion privilege shall be adjusted so that each holder of a Debenture shall, after such reclassification, capital reorganization, consolidation, amalgamation, merger, sale, conveyance, liquidation, dissolution or winding up, be entitled to receive the number of Units or other securities or property such holder would be entitled to receive if on the effective date thereof, it had been the holder of the number of Units into which the Debenture was convertible prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale, conveyance, liquidation, dissolution or winding up.

No fractional Units will be issued on any conversion but in lieu thereof the Trust shall satisfy fractional interests by a cash payment equal to the current market price of any fractional interest.

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                                       33


REDEMPTION AND PURCHASE

The Debentures will not be redeemable on or before December 31, 2008. After December 31, 2008 and prior to maturity, the Debentures may be redeemed in whole or in part from time to time at the option of the Trust on not more than 60 days and not less than 40 days prior notice, at a redemption price of $1,050 per Debenture after December 31, 2008 and on or before December 31, 2009 and at a redemption price of $1,025 per Debenture after December 31, 2009 and before maturity (each a "REDEMPTION PRICE"), in each case, plus accrued and unpaid interest thereon, if any.

In the case of redemption of less than all of the Debentures, the Debentures to be redeemed will be selected by the Debenture Trustee on a pro rata basis or in such other manner as the Debenture Trustee deems equitable, subject to the consent of the TSX. The Trust will have the right to purchase Debentures in the market, by tender or by private contract.

PAYMENT UPON REDEMPTION OR MATURITY

On redemption or at maturity, the Trust will repay the indebtedness represented by the Debentures by paying to the Debenture Trustee in lawful money of Canada an amount equal to the aggregate Redemption Price of the outstanding Debentures which are to be redeemed or the principal amount of the outstanding Debentures which have matured, as the case may be, together with accrued and unpaid interest thereon. If the closing of the Acquisition takes place by the Termination Time, the Trust may, at its option, on not more than 60 days and not less than 40 days prior notice and subject to applicable regulatory approval, elect to satisfy its obligation to pay the Redemption Price of the Debentures which are to be redeemed or the principal amount of the Debentures which have matured, as the case may be, by issuing Units to the holders of the Debentures. Any accrued and unpaid interest thereon will be paid in cash. The number of Units to be issued will be determined by dividing the aggregate Redemption Price of the outstanding Debentures which are to be redeemed or the principal amount of the outstanding Debentures which have matured, as the case may be, by 95% of the current market price on the date fixed for redemption or the maturity date, as the case may be. No fractional Units will be issued on redemption or maturity but in lieu thereof the Trust shall satisfy fractional interests by a cash payment equal to the current market price of any fractional interest.

The term "current market price" will be defined in the Indenture to mean the weighted average trading price of the Units on the TSX for the 20 consecutive trading days ending on the fifth trading day preceding the date fixed for redemption or the maturity date, as the case may be.

SUBORDINATION

The payment of the principal of, and interest on, the Debentures will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Trust and indebtedness to trade creditors of the Trust. "Senior Indebtedness" of the Trust will be defined in the Indenture as the principal of and premium, if any, and interest on and other amounts in respect of all indebtedness of the Trust (whether outstanding as at the date of the Indenture or thereafter incurred), other than indebtedness evidenced by the Debentures and all other existing and future debentures or other instruments of the Trust which, by the terms of the instrument creating or evidencing the indebtedness, is expressed to be PARI PASSU with, or subordinate in right of payment to, the Debentures.

The Indenture will provide that in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Trust, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Trust, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Trust, then those holders of Senior Indebtedness, including any indebtedness to trade creditors, will receive payment in full before the holders of Debentures will be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of any of the Debentures or any unpaid interest accrued thereon. The Indenture will also provide that the Trust will not make any payment, and the holders of the Debentures will not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including, without any limitation, by set-off, combination of accounts or realization of security or otherwise in any manner whatsoever) on account of indebtedness represented by the Debentures (a) in a manner inconsistent with the terms (as they exist on the date of issue) of the Debentures or (b) at any time when an event of default has occurred under the Senior Indebtedness and is continuing and notice of such event of default has been given by or on behalf of the holders of Senior Indebtedness to the Debenture Trustee, unless the Senior Indebtedness has been repaid in full. No holder of a Debenture has the right to institute any act or proceeding to enforce the Debentures in a manner inconsistent with the terms of the Indenture.

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                                       34


The Debentures will also be effectively subordinate to claims of creditors of the Trust's subsidiaries except to the extent the Trust is a creditor of such subsidiaries ranking at least PARI PASSU with such other creditors. Specifically, the Debentures will be subordinated in right of payment to the prior payment in full of all indebtedness under the Current Credit Facilities, the New Credit Facilities and the Senior Notes.

PRIORITY OVER TRUST DISTRIBUTIONS

The Trust Indenture provides that certain expenses of the Trust must be deducted in calculating the amount to be distributed to the Unitholders. Accordingly, the funds required to satisfy the interest payable on the Debentures, as well as the amount payable upon redemption or maturity of the Debentures or upon an Event of Default (as defined below), will be deducted and withheld from the amounts that would otherwise be payable as distributions to Unitholders except for distributions that have been publicly announced by the Trust.

CHANGE OF CONTROL OF THE TRUST

Within 30 days following the occurrence of a change of control of the Trust involving the acquisition of voting control or direction over 66 2/3% or more of the Units (a "CHANGE OF CONTROL"), the Trust will be required to make an offer in writing to purchase all of the Debentures then outstanding (the "DEBENTURE OFFER"), at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest (the "DEBENTURE OFFER PRICE").

The Indenture contains notification and repurchase provisions requiring the Trust to give written notice to the Debenture Trustee of the occurrence of a Change of Control within 30 days of such event together with the Debenture Offer. The Debenture Trustee will thereafter promptly mail to each holder of Debentures a notice of the Change of Control together with a copy of the Debenture Offer to repurchase all the outstanding Debentures.

If 90% or more of the aggregate principal amount of the Debentures outstanding on the date of the giving of notice of the Change of Control have been tendered to the Trust pursuant to the Debenture Offer, the Trust will have the right and obligation to redeem all the remaining Debentures at the Debenture Offer Price. Notice of such redemption must be given by the Trust to the Debenture Trustee within 10 days following the expiry of the Debenture Offer, and as soon as possible thereafter, by the Debenture Trustee to the holders of the Debentures not tendered pursuant to the Debenture Offer.

INTEREST PAYMENT OPTION

If the closing of the Acquisition takes place by the Termination Time, the Trust may elect, from time to time, to satisfy its obligation to pay all or any part of the interest on the Debentures (the "INTEREST OBLIGATION"), on the date it is payable under the Indenture (an "INTEREST PAYMENT DATE"), by delivering sufficient Units to the Debenture Trustee to satisfy all or any part, as the case may be, of the Interest Obligation in accordance with the Indenture (the "UNIT INTEREST PAYMENT ELECTION"). The Indenture will provide that, upon such election, the Debenture Trustee shall (a) accept delivery from the Trust of Units, (b) accept bids with respect to, and consummate sales of, such Units, each as the Trust shall direct in its absolute discretion, (c) invest the proceeds of such sales in short-term permitted government securities (as defined in the Indenture) which mature prior to the applicable Interest Payment Date, and use the proceeds received from such permitted government securities, together with any proceeds from the sale of Units not invested as aforesaid, to satisfy the Interest Obligation, and (d) perform any other action necessarily incidental thereto.

The Indenture will set forth the procedures to be followed by the Trust and the Debenture Trustee in order to effect the Unit Interest Payment Election. If a Unit Interest Payment Election is made, the sole right of a holder of Debentures in respect of interest will be to receive cash from the Debenture Trustee out of the proceeds of the sale of Units (plus any amount received by the Debenture Trustee from the Trust attributable to any fractional Units) in full satisfaction of the Interest Obligation, and the holder of such Debentures will have no further recourse to the Trust in respect of the Interest Obligation.

Neither the Trust's making of the Unit Interest Payment Election nor the consummation of sales of Units will (a) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the interest payable on such Interest Payment Date, or
(b) entitle such holders to receive any Units in satisfaction of the Interest Obligation.

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                                       35


EVENTS OF DEFAULT

The Indenture will provide that an event of default ("EVENT OF DEFAULT") in respect of the Debentures will occur if any one or more of the following described events has occurred and is continuing with respect of the Debentures:
(a) failure for 10 days to pay interest on the Debentures when due; (b) failure to pay principal or premium, if any, on the Debentures when due, whether at maturity, upon redemption, by declaration or otherwise; (c) certain events of bankruptcy, insolvency or reorganization of the Trust under bankruptcy or insolvency laws; or (d) default in the observance or performance of any material covenant or condition of the Indenture and continuance of such default for a period of 30 days after notice in writing has been given by the Debenture Trustee to the Trust specifying such default and requiring the Trust to rectify the same. If an Event of Default has occurred and is continuing, the Debenture Trustee may, in its discretion, and shall upon request of holders of not less than 25% of the principal amount of Debentures then outstanding, declare the principal of and interest on all outstanding Debentures to be immediately due and payable. In certain cases, the holders of more than 50% of the principal amount of the Debentures then outstanding may, on behalf of the holders of all Debentures, waive any Event of Default and/or cancel any such declaration upon such terms and conditions as such holders shall prescribe.

OFFERS FOR DEBENTURES

The Indenture will contain provisions to the effect that if an offer is made for the Debentures which is a take-over bid for Debentures within the meaning of the Securities Act (Alberta) and not less than 90% of the Debentures (other than Debentures held at the date of the take-over bid by or on behalf of the offeror or associates or affiliates of the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Debentures held by the holders of Debentures who did not accept the offer on the terms offered by the offeror.

MODIFICATION

The rights of the holders of the Debentures as well as any other series of debentures that may be issued under the Indenture may be modified in accordance with the terms of the Indenture. For that purpose, among others, the Indenture will contain certain provisions which will make binding on all Debenture holders resolutions passed at meetings of the holders of Debentures by votes cast thereat by holders of not less than 66 2/3% of the principal amount of the Debentures present at the meeting or represented by proxy, or rendered by instruments in writing signed by the holders of not less than 66 2/3% of the principal amount of the Debentures then outstanding. In certain cases, the modification will, instead or in addition, require assent by the holders of the required percentage of Debentures of each particularly affected series.

LIMITATION ON ISSUANCE OF ADDITIONAL DEBENTURES

The Indenture will provide that the Trust shall not issue additional convertible debentures of equal ranking if the principal amount of all issued and outstanding convertible debentures of the Trust exceeds 25% of the Total Market Capitalization of the Trust immediately after the issuance of such additional convertible debentures. "Total Market Capitalization" will be defined in the Indenture as the total principal amount of all issued and outstanding debentures of the Trust which are convertible at the option of the holder into Units of the Trust plus the amount obtained by multiplying the number of issued and outstanding Units of the Trust and any outstanding exchangeable equity interests of the Trust (other than subordinated convertible debt) by the current market price of the Units on the relevant date.

LIMITATION ON NON-RESIDENT OWNERSHIP

At no time may non-residents of Canada be the beneficial owners of a majority of the Units, on a fully diluted basis, including any Units which may be issued upon conversion, redemption or maturity of the Debentures. The Debenture Trustee may require declarations as to the jurisdictions in which beneficial owners of Debentures are resident. If the Debenture Trustee becomes aware as a result of requiring such declarations as to beneficial ownership, that the beneficial owners of 49% of the Units then outstanding, on a fully diluted basis, are, or may be, non-residents or that such a situation is imminent, the Debenture Trustee may make a public announcement thereof and shall not register a transfer of Debentures to a person unless the person provides a declaration that the person is not a non-resident. If, notwithstanding the foregoing, the Debenture Trustee determines that a majority of the Units are held by non-residents, the Debenture Trustee may send a notice to non-resident holders of Debentures, chosen in inverse order to the order of acquisition or registration of the Debentures or in such manner as the Debenture Trustee may consider equitable and practicable, requiring them to sell their Debentures or a portion thereof within a specified period of not less than 60 days. If the Debenture holders receiving such notice have not sold the specified number of Debentures or provided the Debenture Trustee with satisfactory evidence that they are not non-residents within such period, the Debenture Trustee may on behalf of such Debenture holder sell such Debentures, and, in the interim, shall suspend the rights attached to such Debentures. Upon such sale the affected holders shall cease to be holders of Debentures, and their rights shall be limited to receiving the net proceeds of sale upon surrender of such Debentures. The trustee of the Trust has similar obligations in respect of the Units. More information regarding these obligations is set forth at page 55 of the Trust's AIF, incorporated herein by reference.

BOOK-ENTRY SYSTEM FOR DEBENTURES

The Debentures will be issued in "book-entry only" form and must be purchased or transferred through a participant in the depository service of CDS (a "PARTICIPANT"). On the closing date of the offering, the Debenture Trustee will cause the Debentures to be delivered to CDS and registered in the name of its nominee. The Debentures will be evidenced by a single book-entry only certificate. Registration of interests in and transfers of the Debentures will be made only through the depository service of CDS.

Except as described below, a purchaser acquiring a beneficial interest in the Debentures (a "BENEFICIAL OWNER") will not be entitled to a certificate or other instrument from the Debenture Trustee or CDS evidencing that purchaser's interest therein, and such purchaser will not be shown on the records maintained by CDS, except through a Participant. Such purchaser will receive a confirmation of purchase from the Underwriter or other registered dealer from whom Debentures are purchased.

Neither the Trust nor the Underwriters will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the Debentures held by CDS or the payments relating thereto; (b) maintaining, supervising or reviewing any records relating to the Debentures; or (c) any advice or representation made by or with respect to CDS and contained in this short form prospectus and relating to the rules governing CDS or any action to be taken by CDS or at the direction of its Participants. The rules governing CDS provide that it acts as the agent and depositary for the Participants. As a result, Participants must look solely to CDS and Beneficial Owners must look solely to Participants for the payment of the principal and interest on the Debentures paid by or on behalf of the Trust to CDS.

As indirect holders of Debentures, investors should be aware that they (subject to the situations described below): (a) may not have Debentures registered in their name; (b) may not have physical certificates representing their interest in the Debentures; (c) may not be able to sell the Debentures to institutions required by law to hold physical certificates for securities they own; and (d) may be unable to pledge Debentures as security.

The Debentures will be issued to Beneficial Owners in fully registered and certificate form (the "DEBENTURE CERTIFICATES") only if: (a) required to do so by applicable law; (b) the book-entry only system ceases to exist; (c) the Trust or CDS advises the Debenture Trustee that CDS is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Debentures and the Trust is unable to locate a qualified successor; (d) the Trust, at its option, decides to terminate the book-entry only system through CDS; or (e) after the occurrence of an Event of Default (as defined herein), Participants acting on behalf of Beneficial Owners representing, in the aggregate, more than 25% of the aggregate principal amount of the Debentures then outstanding advise CDS in writing that the continuation of a book-entry only system through CDS is no longer in their best interest, provided the Debenture Trustee has not waived the Event of Default in accordance with the terms of the Indenture.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Debenture Trustee must notify CDS, for and on behalf of Participants and Beneficial Owners, of the availability through CDS of Debenture Certificates. Upon surrender by CDS of the single certificate representing the Debentures and receipt of instructions from CDS for the new registrations, the Debenture Trustee will deliver the Debentures in the form of Debenture Certificates and thereafter the Trust will recognize the holders of such Debenture Certificates as debentureholders under the Indenture.

Interest on the Debentures will be paid directly to CDS while the book-entry only system is in effect. If Debenture Certificates are issued, interest will be paid by cheque drawn on the Trust and sent by prepaid mail to the registered holder or by such other means as may become customary for the payment of interest. Payment of principal, including payment in the form of Units if applicable, and the interest due, at maturity or on a redemption date, will be paid directly to CDS while the book-entry only system is in effect. If Debenture Certificates are issued, payment of principal, including payment in the form of Units if applicable, and interest due, at maturity or on a redemption date, will be paid upon surrender thereof at any office of the Debenture Trustee or as otherwise specified in the Indenture.

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                                       37


                              PLAN OF DISTRIBUTION

Pursuant to the Underwriting Agreement, the Trust has agreed to issue and sell an aggregate of 6,505,600 Subscription Receipts and an aggregate of 75,000 Debentures to the Underwriters, and the Underwriters have severally agreed to purchase such Subscription Receipts and Debentures on August 2, 2005, or such other date not later than August 25, 2005 as may be agreed among the parties to the Underwriting Agreement. Delivery of the Subscription Receipts and Debentures is conditional upon payment on closing of $26.90 per Subscription Receipt by the Underwriters to the Escrow Agent and $1,000 per Debenture by the Underwriters to the Trust. The Underwriting Agreement provides that the Trust will pay the Underwriters' fee of $1.345 per Subscription Receipt for Subscription Receipts issued and sold by the Trust and $40 per Debenture for Debentures issued and sold by the Trust, for an aggregate fee payable by the Trust of $11,750,032, in consideration for their services in connection with the offering. The Underwriters' fee in respect of the Subscription Receipts is payable as to 50% upon the closing of the offering and 50% upon closing of the Acquisition. If the Acquisition is not completed by September 30, 2005, the Underwriters' fee in respect of the Subscription Receipts will be reduced to the amount payable upon closing of the offering. The Underwriters fee for the Debentures is payable at closing. The terms of the offering were determined by negotiation between the Corporation, on behalf of the Trust, and National Bank Financial Inc., on its own behalf and on behalf of the other Underwriters.

The obligations of the Underwriters under the Underwriting Agreement are several and not joint, and may be terminated at their discretion upon the occurrence of certain stated events. The obligations of the Trust and the Underwriters under the Underwriting Agreement to complete the purchase and sale of the Subscription Receipts and Debentures will terminate automatically if the Acquisition is terminated or the Trust has advised the Underwriters or announced to the public that it does not intend to proceed with the Acquisition. If one or more of the Underwriters fails to purchase its allotment of Subscription Receipts and Debentures, the remaining Underwriter or Underwriters are obligated to purchase the Subscription Receipts and Debentures not purchased by the Underwriter or Underwriters which fail to purchase. Notwithstanding the foregoing, however, in the event one or more of the Underwriters who have an obligation to purchase in the aggregate more than 7% of the Subscription Receipts and Debentures offered hereunder fail to purchase their allotment of Subscription Receipts and Debentures, the remaining Underwriter or Underwriters have the right but not the obligation to purchase the Subscription Receipts and Debentures not purchased by the Underwriter or Underwriters which fail to purchase or the remaining Underwriter or Underwriters have the right to terminate their obligations under the Underwriting Agreement. The Underwriters are obligated to take up and pay for all of the Subscription Receipts and Debentures if any purchased under the Underwriting Agreement. The Underwriting Agreement also provides that the Trust and the Corporation will indemnify the Underwriters and their directors, officers, agents, shareholders and employees against certain liabilities and expenses.

Except in certain limited circumstances, the Subscription Receipts and the Debentures will be issued in "book-entry only" form and must be purchased or transferred through a participant in the depository service of CDS. See "Details of the Offering - Subscription Receipts" and "Details of the Offering - Debentures - Book-Entry System for Debentures".

The Trust has been advised by the Underwriters that, in connection with the offering, the Underwriters may effect transactions that stabilize or maintain the market price of the Subscription Receipts, the Units or the Debentures at levels other than those that might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

The Trust has agreed that, subject to certain exceptions, it will not offer or issue, or enter into an agreement to offer or issue, Units or any securities convertible or exchangeable into Units for a period of 90 days subsequent to the closing date of the offering without the consent of National Bank Financial Inc. on behalf of the Underwriters, which consent may not be unreasonably withheld.

The TSX has conditionally approved the listing of the Subscription Receipts and the Debentures offered hereunder and the Units issuable pursuant to the Subscription Receipts and on the conversion of the Debentures on the TSX. Listing is subject to the Trust fulfilling all of the listing requirements of the TSX on or before October 10, 2005.

The Subscription Receipts and the Debentures offered hereby and the Units issuable pursuant to the Subscription Receipts and on conversion of the Debentures (the "SECURITIES") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. SECURITIES ACT"), or any state securities laws, and accordingly may not be offered or sold within the United States or to U.S. persons (as such term is defined in Regulation S under the U.S. Securities Act) except in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. The Underwriting Agreement permits the Underwriters to offer and resell the Securities that they have acquired pursuant to the Underwriting Agreement to certain institutional accredited investors in the United States, provided such offers and sales are made in accordance with exemptions from the registration requirements under the U.S. Securities Act. Moreover, the Underwriting Agreement provides that the Underwriters will offer and sell the Securities outside the United States only in accordance with Regulation S under the U.S. Securities Act.

In addition, until 40 days after the commencement of the offering, an offer or sale of Securities within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from registration under the U.S. Securities Act.

     RELATIONSHIP AMONG THE TRUST, THE CORPORATION AND CERTAIN UNDERWRITERS

Each of National Bank Financial Inc. and TD Securities Inc. is, directly or indirectly, a wholly-owned subsidiary of a Canadian chartered bank (collectively, the "CURRENT LENDERS") that is a lender to the Corporation. Accordingly, the Trust may be considered a "connected issuer" of these Underwriters under applicable Canadian securities legislation. Under the Current Credit Facilities described in Note 1 to the table under "Consolidated Capitalization of the Trust" the Corporation was indebted to the Current Lenders for an aggregate amount of $103,665,000 as at March 31, 2005. The Corporation is in compliance with all material terms of the agreements governing the Current Credit Facilities, and none of the Current Lenders has waived any material breach by the Corporation of such agreements since their execution. Neither the financial position of the Corporation nor the value of the security under the Current Credit Facilities has changed substantially since the indebtedness under the Current Credit Facilities was incurred. In addition, the Corporation has obtained a commitment for the New Credit Facilities with, among others, the Canadian chartered banks of which National Bank Financial Inc., TD Securities Inc. and Scotia Capital Inc. are subsidiaries, in addition to other lenders. The New Credit Facilities will be used to, among other things, repay amounts outstanding under the Current Credit Facilities and to pay a portion of the purchase price of the Acquisition. The net proceeds of the offering will be used to fund a portion of the purchase price of the Acquisition and the balance of the purchase price will be funded from the New Credit Facilities.

In addition, National Bank Financial Inc. was retained by the Trust in connection with the Acquisition and will receive a fee from the Trust on completion of the Acquisition.

The decision to distribute the Subscription Receipts and the Debentures offered hereby and the determination of the terms of the offering were made through negotiations between the Corporation on behalf of the Trust and National Bank Financial Inc., on its own behalf and on behalf of the other Underwriters. The Current Lenders did not have any involvement in such decision or determination, but have been advised of the issuance and terms thereof. As a consequence of the offering, each of the Underwriters will receive its share of the underwriting fee payable by the Trust to the Underwriters.

                               INTEREST OF EXPERTS

Certain legal matters relating to the offering will be passed upon by Burnet, Duckworth & Palmer LLP on behalf of the Trust, and by Blake, Cassels & Graydon LLP on behalf of the Underwriters. As at the date hereof, the partners and associates of Burnet, Duckworth & Palmer LLP, as a group, owned less than 1% of outstanding Units and Blake, Cassels & Graydon LLP, as a group, own, directly or indirectly, less than 1% of the Units. Oil and natural gas reserve estimates contained in or incorporated by reference into this short form prospectus have been prepared by McDaniel & Associates Consultants Ltd, Gilbert Laustsen Jung Associates Ltd., Paddock, Lindstrom and Associates Ltd. and Sproule. As of the date hereof, the directors, officers and associates of each of McDaniel & Associates Consultants Ltd., Gilbert Laustsen Jung Associates Ltd., Paddock, Lindstrom and Associates Ltd. and Sproule, as a group, own, directly or indirectly, less than 1% of the Units.

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Burnet, Duckworth & Palmer LLP and Blake, Cassels & Graydon LLP (collectively, "CoUnsel"), the following summary fairly describes the principal Canadian federal income tax considerations pursuant to the Tax Act and the regulations thereunder (the "REGULATIONS") generally applicable to a subscriber who acquires Subscription Receipts or Debentures pursuant to the offering and who at all relevant times, for purposes of the Tax Act, holds the Subscription Receipts, the Debentures and the Units issued pursuant to the Subscription Receipts and the Units issued on the conversion, redemption or repayment of the Debentures (collectively, the "SECURITIES") as capital property and deals at arm's length with the Trust and the Underwriters and is not affiliated with the Trust. Generally speaking, the Securities will be considered to be capital property to a holder provided the holder does not hold the Securities in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure in the nature of trade. Certain holders who might not otherwise be considered to hold their Debentures and Units as capital property may, in certain circumstances, be entitled to have them treated as capital property by making the election permitted by subsection 39(4) of the Tax Act. This summary is not applicable to:
(i) a holder that is a "financial institution", as defined in the Tax Act for purposes of the mark-to-market rules; (ii) a holder an interest in which would be a "tax shelter investment" as defined in the Tax Act; or (iii) a holder that is a "specified financial institution" as defined in the Tax Act. Any such holder should consult its own tax advisor with respect to an investment in the Securities.

This summary is based upon the provisions of the Tax Act and the Regulations in force as of the date hereof and Counsel's understanding of the current published administrative practices of the Canada Revenue Agency ("CRA"). Except for specifically proposed amendments (the "PROPOSED AMENDMENTS") to the Tax Act and the Regulations that have been publicly announced by the federal Minister of Finance prior to the date hereof, this summary does not take into account or anticipate changes thereto, whether by legislative, governmental or judicial action, nor any changes in the administrative practices of the CRA. This summary is not exhaustive of all Canadian federal income tax considerations nor does it take into account any provincial, territorial or foreign tax considerations arising from the acquisition, ownership or disposition of the Securities. Except as otherwise indicated, this summary is based on the assumption that all transactions described herein occur at fair market value.

PROSPECTIVE UNITHOLDERS THAT ARE REGISTERED PENSION PLANS OR WHO ARE NOT RESIDENT (OR DEEMED TO BE RESIDENT) IN CANADA SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OR HOLDER OF SECURITIES, AND NO REPRESENTATIONS WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO ANY PROSPECTIVE PURCHASER OR HOLDER ARE MADE. CONSEQUENTLY, PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

HOLDERS OF SECURITIES RESIDENT IN CANADA

This portion of the summary is applicable to holders of Securities who, for the purposes of the Tax Act and at all relevant times, are resident or deemed to be resident in Canada.

SUBSCRIPTION RECEIPTS

No gain or loss will be realized by a holder on the issuance of a Unit pursuant to a Subscription Receipt. If the Acquisition is completed prior to the Termination Time, the holder of a Subscription Receipt will be required to include in income the amount equal to the distributions that the holder would have received on such Unit had the Unit been issued to the holder on the date of closing of this offering, and such amount will not reduce the cost of the acquired Units. The cost of any Units acquired must be averaged with the cost of any other Units held by the Unitholder to determine the adjusted cost base of each Unit held.

In the event the Acquisition does not close before the Termination Time or if the Acquisition is terminated at an earlier time, holders of Subscription Receipts will be required to include their proportionate share of interest on the Escrowed Funds in computing their income for purposes of the Tax Act.

A disposition or deemed disposition by a holder of a Subscription Receipt, other than on the exchange thereof for a Unit, will generally result in the holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition are greater (or less) than the aggregate of the holder's adjusted cost base thereof and any reasonable costs of disposition. Prior to delivery of a Unit pursuant to a Subscription Receipt, the cost of a Subscription Receipt need not be averaged with the cost of any Units held. Any such capital gains or capital losses will be treated, for tax purposes in the same manner as capital gains and capital losses arising from a disposition of Units, which treatment is described below under "Holders of Securities Resident in Canada -- Units".

DEBENTURES

         INTEREST ON DEBENTURES

A holder of Debentures that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on the Debentures that accrues to it to the end of the particular taxation year or that has become receivable by or is received by it before the end of that taxation year, except to the extent that such interest was included in computing the holder's income for a preceding taxation year.

Any other holder will be required to include in computing income for a taxation year all interest on the Debentures that is received or receivable by the holder in that taxation year (depending upon the method regularly followed by the holder in computing income), except to the extent that the interest was included in the holder's income for a preceding taxation year. In addition, although the Debenture will generally not be an "investment contract" (as defined in the Tax
Act) in relation to a holder, if at any time a Debenture should become an "investment contract" in relation to a holder, such holder will be required to include in computing income for a taxation year any interest that accrues to the holder on the Debenture to the end of any "anniversary day" (as defined in the Tax Act) in that year to the extent such interest was not otherwise included in the holder's income for that year or a preceding year.

A transferor of a Debenture will generally be required to include as interest, and not as proceeds of disposition, the amount of accrued but unpaid interest on such Debenture at the time of transfer except to the extent such amount was otherwise included in the transferor's name. The computation of the amount of such interest on a transfer of Debentures is complex, and in some circumstances unclear. Sellers or transferors of Debentures should consult their own advisors regarding the tax consequences applicable to them.

         EXERCISE OF CONVERSION PRIVILEGE

A holder of a Debenture who exchanges the Debenture for Units pursuant to the conversion privilege will be considered to have disposed of the Debenture for proceeds of disposition equal to the aggregate of the fair market value of the Units so acquired at the time of the exchange and the amount of any cash received in lieu of fractional Units (other than Units issued or cash received in respect of interest). The holder will realize a capital gain or capital loss computed as described below under "Other Dispositions of Debentures".

The cost to the holder of the Units so acquired will also be equal to their fair market value at the time of the exchange and must be averaged with the adjusted cost base of all other Units held as capital property by the holder for the purpose of calculating the adjusted cost base of such Units.

         REDEMPTION OR REPAYMENT OF DEBENTURES

If the Trust redeems a Debenture prior to maturity or repays a Debenture upon maturity, the holder will be considered to have disposed of the Debenture for proceeds of disposition equal to the amount received by the holder (other than the amount received as or in lieu of unpaid interest) on such redemption or repayment. If the holder receives Units on redemption or repayment (otherwise than in respect of interest), the holder will be considered to have proceeds of disposition equal to the fair market value of the Units so received and the amount of any cash received in lieu of fractional Units. The holder may realize a capital gain or capital loss computed as described below under "Other Dispositions of Debentures". The cost to the holder of the Units so received will also be equal to their fair market value at the time of the exchange and must be averaged with the adjusted cost base of all other Units held as capital property by the holder for the purpose of calculating the adjusted cost base of such Units.

         OTHER DISPOSITIONS OF DEBENTURES

A disposition or deemed disposition by a holder of a Debenture will generally result in the holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition (adjusted as described above, in respect of accrued interest) are greater (or less) than the aggregate of the holder's adjusted cost base thereof and any reasonable costs of disposition. Any such capital gains or capital losses will be treated, for tax purposes, in the same manner as capital gains and capital losses arising from a disposition of Units which treatment is discussed below under "Holders of Securities Resident in Canada -- Units".

Upon such a disposition or deemed disposition of a Debenture, interest accrued thereon to the date of disposition will generally be excluded in computing the holder's proceeds of disposition of the Debenture.

UNITS

A Unitholder will generally be required to include in computing income for a particular taxation year of the Unitholder the portion of the net income of the Trust for a taxation year, including taxable dividends and net realized taxable capital gains, that is paid or payable to the Unitholder in that particular taxation year, irrespective of whether such amount is payable in cash or by the issuance of additional Units. Income of a Unitholder from the Units will be considered to be income from property. Any loss of the Trust for the purposes of the Tax Act cannot be allocated to and treated as a loss of a Unitholder.

Provided that appropriate designations are made by the Trust, such portions of its net taxable capital gains and taxable dividends as are paid or payable to a Unitholder will effectively retain their character as taxable capital gains and taxable dividends, respectively, and shall be treated as such in the hands of the Unitholder for purposes of the Tax Act.

The non-taxable portion of net realized capital gains of the Trust that is paid or payable to a Unitholder in a year will not be included in computing the Unitholder's income for the year. Any other amount in excess of the net income of the Trust that is paid or payable by the Trust to a Unitholder in a year will not generally be included in the Unitholder's income for the year. However, where such an amount becomes payable to a Unitholder, other than as proceeds of disposition of Units or fractions thereof, the adjusted cost base of the Units held by such Unitholder will generally be reduced by such amount. To the extent that the adjusted cost base to a Unitholder of a Unit is less than zero at any time in a taxation year, such negative amount will be deemed to be a capital gain of the Unitholder from the disposition of the Unit in that year. The amount of such capital gains will be added to the adjusted cost base of such Unit.

The initial cost to a holder of a Unit issued pursuant to a Subscription Receipt will be equal to the cost of such Subscription Receipt to the holder. This initial cost will be averaged with the adjusted cost base of all other Units held by the holder in order to determine the respective adjusted cost base of each such Unit.

The cost to a Unitholder of Units acquired on conversion of a Debenture will equal the fair market value of the Units at that time (including Units issued in respect of accrued but unpaid interest) plus the amount of any other reasonable costs incurred in connection therewith. This cost will be averaged with the adjusted cost base of all other Units held by the Unitholder at that time as capital property to determine the adjusted cost base to the Unitholder of each Unit.

Upon the disposition or deemed disposition by a Unitholder of a Unit, whether on redemption or otherwise, the Unitholder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition (excluding any amount which represents an amount that must otherwise be included in the Unitholder's income as described above) are greater (or less) than the aggregate of the Unitholder's adjusted cost base of the Unit and any reasonable costs of disposition. Where Units are redeemed and Redemption Notes (as defined in the AIF) are issued to the Unitholder, the proceeds of disposition will include the fair market value of the Redemption Notes. Where Units are redeemed and Notes are distributed to the Unitholder in payment thereof, the proceeds of disposition to the Unitholder of the Units will generally be equal to the fair market value of the Notes so distributed. Generally, one-half of any capital gain (a "TAXABLE CAPITAL GAIN") realized by a Unitholder in a taxation year must be included in the Unitholder's income for the year, and one-half of any capital loss (an "ALLOWABLE CAPITAL LOSS") realized by a Unitholder in a taxation year must be deducted from taxable capital gains realized by the Unitholder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year may generally be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

A capital loss realized on the disposition of a Unit will generally be reduced by the amount of any non-taxable dividends which are received by the Trust and payable to the Unitholder and, where the Unitholder is a corporation, the amount of any taxable dividends which are received by the Trust, are payable to such Unitholder and are deductible by the corporation in computing its taxable income. Similar rules apply where the Unitholder is a partnership or a trust.

Taxable capital gains realized by a Unitholder who is an individual may give rise to "alternative minimum tax" depending on the particular Unitholder's circumstances. A Unitholder that throughout the relevant taxation year is a "Canadian controlled private corporation", as defined in the Tax Act, may be liable to pay an additional refundable tax of 6?% on certain investment income including taxable capital gains.

The adjusted cost base of any Note or Redemption Note distributed or issued to a Unitholder by the Trust upon a redemption of Units will be equal to the fair market value of the Note or Redemption Note at the time of the distribution or issuance, as the case may be, less any accrued interest thereon. Such a Unitholder will be required to include in income interest on the Note or Redemption Note (including interest that had accrued to the date of the acquisition of the Note by a Unitholder) in accordance with the provisions of the Tax Act. To the extent that a Unitholder is required to include in income any interest that had accrued to the date of the acquisition of the Note, an offsetting deduction may be available.

HOLDERS OF SECURITIES NOT RESIDENT IN CANADA

This portion of the summary applies to a holder of Securities who, for the purposes of the Tax Act and at all relevant times, is not resident in Canada and is not deemed to be resident in Canada, does not use or hold, and is not deemed to use or hold, Securities in, or in the course of, carrying on a business in Canada, and is not an insurer who carries on an insurance business or is deemed to carry on an insurance business in Canada and elsewhere (a "NON-RESIDENT").

SUBSCRIPTION RECEIPTS

No gain or loss will be realized by a holder on the issuance of a Unit pursuant to a Subscription Receipt. However, if the Acquisition is completed prior to the Termination Time, the Non Resident holder of a Subscription Receipt, in addition to receiving a Unit in exchange therefor, will be entitled to receive an amount equal to the distributions that the holder would have received on such Unit had the Unit been issued to the holder on the date of closing of this offering. Although the nature of such payment is not entirely clear, the payment may be subject to Canadian withholding tax at the rate of 25%, and the Trust intends to withhold such amount from any payment. Non Residents are urged to consult their own advisors as to the treatment of such payment. In the event the Acquisition does not close before the Termination Time or if the Acquisition is terminated at an earlier time, a Non Resident holder of Subscription Receipts who is not resident or deemed to be resident in Canada will be subject to withholding tax on such holder's proportionate share of interest on the Escrowed Funds which is paid or credited to such holders at the rate of 25%, unless such rate is reduced under the provisions of a tax treaty between Canada and the Non Resident's jurisdiction of residence. A holder resident in the United States for the purposes of the Canada -- US Income Tax Convention (the "US Treaty") will generally be entitled to have the rate of withholding reduced to 10% of the amount of any interest paid or credited. To the extent the Escrowed Funds are invested in obligations of, or guaranteed by, the Government of Canada, interest on such obligations that is paid or credited to a Non-Resident holder of Subscription Receipts as, on account of, in lieu of, or in satisfaction of such interest will not be subject to Canadian withholding tax.

A disposition or deemed disposition of Subscription Receipts by a Non Resident will not be subject to tax under the Tax Act provided that Units to be issued thereunder to a particular holder (including Units issued pursuant to Subscription Receipts) would not constitute "taxable Canadian property" as described under "Holders of Securities Not Resident in Canada -- Units".

DEBENTURES

Interest paid or credited, or deemed to be paid or credited (including any premium on redemptions and accrued interest on sales or transfers described below), to a Non-Resident holder of Debentures, Notes or Redemption Notes will generally be subject to Canadian withholding tax at a rate of 25% unless such rate is reduced under the provisions of an applicable tax treaty. The rate of withholding is reduced to 10% where such interest is paid or credited, or deemed paid or credited, to Non-Resident holders of Debentures, Notes or Redemption Notes who are residents of the United States for purposes of the US Treaty. A transfer or sale of a Debenture by a Non-Resident where there is accrued or unpaid interest will, in certain circumstances, be treated as the receipt of interest by the Non-Resident and will also be subject to Canadian withholding tax, as described herein, and the vendor or transferee will be subject to the obligation to withhold and remit such tax in the manner prescribed in the Tax Act.

Interest paid or credited, or deemed to be paid or credited, to a Non-Resident on a Note or Redemption Note will generally be subject to Canadian withholding tax at the rate of 25%, unless such rate is reduced under the provisions of an applicable tax treaty. The rate of withholding generally is reduced to 10% where such interest is paid or credited, or deemed to be paid or credited, to Non-Residents who are residents of the United States for purposes of the US Treaty.

The disposition of a Debenture by a Non-Resident holder will generally not be subject to tax under the Tax Act for the same reasons as discussed below if Units held by a particular holder (including Units acquired upon a conversion or repayment of Debentures) would not constitute "taxable Canadian property" as described under "Holders of Securities Not Resident in Canada -- Units" except to the extent that the disposition is to a Canadian resident and a portion of the proceeds are deemed to be interest. Such interest will generally be subject to Canadian withholding tax as described above.

THE COMPUTATION OF THE AMOUNT OF INTEREST WHICH IS DEEMED TO HAVE BEEN PAID ON A TRANSFER OF DEBENTURES IS COMPLEX, AND IN SOME CIRCUMSTANCES UNCLEAR. SELLERS OR TRANSFERORS OF DEBENTURES SHOULD CONSULT THEIR OWN ADVISORS AS TO WHETHER ANY WITHHOLDING OBLIGATION APPLIES.

UNITS

Where the Trust pays or credits, or is deemed to pay or credit, an amount to a Non-Resident Unitholder out of the income of the Trust, such amount will be subject to Canadian withholding tax at the rate of 25%, unless such rate is reduced under the provisions of an applicable tax treaty. The rate of withholding is reduced to 15% where such distributions are paid or credited, or deemed to be paid or credited, to Non-Resident Unitholders who are residents of the United States for purposes of the US Treaty.

The Trust is required to maintain a special "TCP gains balance" account to which it will add its capital gains from dispositions after March 22, 2004 of "taxable Canadian property" (as defined in the Tax Act) and from which it will deduct its capital losses from dispositions of such property and the amount of all "TCP gains distributions" (as defined in the Tax Act) made by it in previous taxation years. If the Trust pays an amount to a Non-Resident Unitholder, makes a designation to treat that amount as a taxable capital gain of the Unitholder and the total of all such amounts designated by the Trust in a taxation year to Non-Resident Unitholders exceeds 5% of all such designated amounts, such portion of that amount as does not exceed the Non-Resident Unitholder's pro rata portion of the Trust's "TCP gains balance" account (as defined in the Tax Act) for the taxation year effectively will be subject to the same Canadian withholding tax as described above for distributions of income (other than net realized capital gains). All other amounts distributed by the Trust to a Non-Resident Unitholder other than amounts described above, where more than 50% of the fair market value of a Trust Unit is attributable to, INTER ALIA, real property situated in Canada or a "Canadian resource property" (as defined in the Tax Act) will be subject to a special Canadian tax of 15% of the amounts of such distributions as an income tax on the deemed capital gain. This tax will be withheld from such distributions by the Trust. A Non-Resident Unitholder will not be required to report such distribution in a Canadian tax return and such distribution will not reduce the adjusted cost base of the Non-Resident Unitholder's Trust Units. If a Non-Resident Unitholder realizes a capital loss on the disposition of a Trust Unit in a particular taxation year and files a special tax return on or before such Non-Resident Unitholder's filing due date for such taxation year, the Non-Resident Unitholder will have a "Canadian property mutual fund loss" (as defined in the Tax Act) equal to the lesser of such loss and sum of all distributions previously received on such Trust Unit that were subject to 15% tax. The Non-Resident Unitholder's tax liability for such taxation year shall be computed by reducing any deemed capital gain for the taxation year by the aggregate of such loss and any unused "Canadian property mutual fund losses" (as defined in the Tax Act) from previous taxation years arising from the disposition of a Trust Unit or a share of the capital stock of a mutual fund corporation or a unit of another mutual fund trust. In certain circumstances, the Non-Resident Unitholder may be entitled to receive a refund of all or a portion of such tax. A Canadian property mutual fund loss and unused Canadian mutual fund losses generally may be carried back up to three years and forward indefinitely and deducted against similar distributions received in such years.

A capital gain realized by a Non-Resident Unitholder from a disposition or deemed disposition of a Unit will not be subject to tax under the Tax Act provided that the Unit does not constitute "taxable Canadian property" to the particular holder. Units of a Non-Resident Unitholder will generally not constitute "taxable Canadian property" under the Tax Act unless either: (a) at any time during the period of sixty months immediately preceding the disposition of Units by such Non-Resident Unitholder, not less than 25% of the issued Units, or rights to acquire not less than 25% of the issued Units (including rights arising under the Subscription Receipts or Debentures), were owned by the Non-Resident Unitholder, by persons with whom the Non-Resident Unitholder did not deal at arm's length or by any combination thereof; or (b) the Non-Resident Unitholder's Units are otherwise deemed to be taxable Canadian property. A Non-Resident Unitholder will generally compute the adjusted cost base of the Units under the same rules that apply to residents of Canada.

If the Trust ceases to qualify as a mutual fund trust, there may be adverse income tax consequences for Non-Resident Unitholders who acquire an interest in the Trust.

STATUS OF THE TRUST

Based on representations made to Counsel by the Corporation, the Trust currently qualifies, and will qualify on the date of the closing of this Offering, as a "unit trust" and a "mutual fund trust" as defined in the Tax Act and this summary assumes that the Trust will continue to so qualify thereafter for the duration of its existence. The qualification of the Trust as a mutual fund trust under the Tax Act requires that certain factual conditions generally be met throughout its existence. Firstly, in order for the Trust to qualify as a mutual fund trust, it must not have been established or at any time be maintained primarily for the benefit of persons who are not residents of Canada for the purposes of the Tax Act. Secondly, the Trust must have at least 150 Unitholders each of whom owns not less than one "block" of Units and each of whom owns Units having an aggregate fair market value of not less than $500. In this case, a "block" of Units generally means 100 Units if the fair market value of one Unit is less than $25. Thirdly, the Trust is required to restrict its activities to investing in property (other than real property or an interest in real property) and acquiring, holding, maintaining, improving, leasing or managing real property (or an interest in real property) that is capital property to the Trust.

Should the Trust not qualify as a mutual fund trust, the income tax considerations applicable to the Trust and to holders of Securities would in some respects be materially different than those described in this summary.

TAXATION OF THE TRUST

The Trust is subject to taxation in each taxation year on its income for the year, including net realized taxable capital gains, less the portion thereof that is paid or payable in the year to Unitholders (whether paid in cash or Units) and which is deducted by the Trust in computing its income for the purposes of the Tax Act. An amount will be considered to be payable to a Unitholder in a taxation year only if it is paid in the year by the Trust or the Unitholder is entitled in that year to enforce payment of the amount. The taxation year of the Trust is the calendar year.

The Trust is required to include in its income for each taxation year all amounts that accrue to it during the year on royalties held by it, including the NPI. The Trust will also be required to include in its income all interest, including interest on indebtedness of the Operating Subsidiaries that accrues to it to the end of the year or becomes receivable or is received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding taxation year, and distributions from HST and HBT2. Provided that appropriate designations are made by the Trust, all dividends which would otherwise be included in its income as dividends received on shares owned by the Trust will be deemed to have been received by Unitholders and not to have been received by the Trust.

The Trust will be entitled to deduct, on an annual basis, reasonable administrative expenses incurred in its ongoing operations. The Trust generally will be entitled to deduct a portion of any costs incurred by it in connection with the issuance of Securities. The amount of such issue costs deductible by the Trust in a taxation year is 20% of such costs, pro-rated for short taxation years, to the extent such amount was not deductible by the Trust in computing income for a preceding taxation year. The Trust generally will be able to deduct interest paid or payable on the 9% Debentures, the 8% Debentures and the Debentures. Interest on the Redemption Notes may not be deductible by the Trust. The Trust may also deduct, in computing its income from all sources for a taxation year, an amount not exceeding 10% on a declining balance basis of its cumulative Canadian oil and gas property expense ("COGPE") account at the end of that year, prorated for short taxation years. Counsel is advised that the cost of the NPI has been added to the Trust's cumulative COGPE account. Provided that the NPI constitutes a "Canadian resource property", where, as a result of a sale of a property by an Operating Subsidiary and the extinguishment of the NPI with respect thereto, proceeds of disposition become receivable by the Trust in a taxation year, the amount of such proceeds ("ROYALTY DISPOSITION PROCEEDS") will be required to be deducted from the balance of the Trust's cumulative COGPE account otherwise determined. If all or a portion of the Royalty Disposition Proceeds receivable in a taxation year is utilized in that year by the Trust to acquire additional oil and gas royalty interests in respect of one or more "Canadian resource properties", as defined under the Tax Act, the amount so utilized will be added, in that year, to its cumulative COGPE account. If, after taking into account all additions and deductions for any taxation year, the balance of the cumulative COGPE account of the Trust is negative at the end of such taxation year, the negative balance will be included in the income of the Trust for such year. Amendments to the Tax Act clarify that the NPI will only constitute a "Canadian resource property" if, generally speaking, 90% or more of the revenue therefrom is derived from production.

Subject to the comments below, the Trust may generally deduct in computing its income for a year a "resource allowance" computed by reference to its "adjusted resource profits" calculated in accordance with the Regulations and a portion of Crown charges paid or reimbursed by it in respect of the NPI. Generally, the Trust's adjusted resource profits will equal its income from any royalties less amounts deducted in computing its income other than deductions in respect of its cumulative COGPE, interest expense or any amount deducted in respect of distributions to Unitholders. Recent amendments to the Tax Act will phase out the resource allowance and phase in the deductibility of Crown charges commencing in 2003. After 2006, the resource allowance will be eliminated and Crown charges will be fully deductible.

Under the Trust Indenture, an amount equal to all of the royalty, interest and dividend income of the Trust for each year, together with the taxable and non-taxable portions of any capital gains realized by the Trust in the year (net of the Trust's expenses, including interest on the 9% Debentures, the 8% Debentures and the Debentures, and amounts, if any, required to be retained to pay any tax liability of the Trust) will be payable to the Unitholders. Royalty Disposition Proceeds will also be payable to the Unitholders to the extent such proceeds create a negative balance in the cumulative COGPE account of the Trust as at December 31 of any year. Subject to the exceptions described below, all amounts payable to the Unitholders shall be paid by way of cash distributions.

Under the Trust Indenture, income received by the Trust may be used to finance cash redemptions of Units. Further, it is possible that income received by the Trust will be used to repay the principal amount of any outstanding indebtedness (including the Debentures and the Redemption Notes). Accordingly, such income so utilized will not be payable to holders of the Units by way of cash distributions. In such circumstances, such income may be payable to holders of Units in the form of additional Units in lieu of the Trust paying tax thereon.

For purposes of the Tax Act, Counsel is advised that the Trust intends to deduct, in computing its income, the full amount available for deduction in each year to the extent of its income for the year otherwise determined. As a result of such deduction from income, it is expected that the Trust will not be liable for any material amount of income tax under the Tax Act.

                           ELIGIBILITY FOR INVESTMENT

In the opinion of Counsel, based on representations from the Corporation and the Trust as to certain factual matters, and subject to the qualifications and assumptions discussed under the heading "Canadian Federal Income Tax Considerations", the Subscription Receipts, Debentures and the Units issuable pursuant to a Subscription Receipt or on the conversion, redemption or at maturity of the Debentures will, on the date of closing, be qualified investments for trusts governed by registered retirement savings plans ("RRSP"), registered retirement income funds ("RRIF"), deferred profit sharing plans (other than, with respect to the Debentures, a trust governed by a deferred profit sharing plan to which contributions are made by the Trust or a corporation with which the Trust does not deal at arm's length within the meaning of the Tax Act) ("DPSP") and registered education savings plans ("RESP") under the Tax Act (collectively, the "DEFERRED PLANS") as in effect on the date hereof. If the Trust ceases to qualify as a mutual fund trust, the Subscription Receipts, the Debentures and the Units issuable pursuant to the Subscription Receipts and on conversion, redemption or maturity of the Debentures will cease to be qualified investments for Deferred Plans. Adverse tax consequences may apply to a Deferred Plan, or an annuitant thereunder, if the Deferred Plan acquires or holds property that is not a qualified investment for the Deferred Plan.

                                  RISK FACTORS

An investment in the Subscription Receipts, Debentures and Units is subject to certain risks. Investors should carefully consider the risks described under "Risk Factors" in the AIF in addition to the following risk factors.

POSSIBLE FAILURE TO REALIZE ANTICIPATED BENEFITS OF ACQUISITIONS

Since July 2002, the Trust has completed a number of acquisitions and is proposing to complete the Acquisition to strengthen its position in the oil and natural gas industry and to create the opportunity to realize certain benefits including, among other things, potential cost savings. Achieving the benefits of these and future acquisitions the Trust may complete depends in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as the Trust's ability to realize the anticipated growth opportunities and synergies from combining the acquired businesses and operations with those of the Operating Subsidiaries. The integration of acquired businesses requires the dedication of substantial management effort, time and resources which may divert management's focus and resources from other strategic opportunities and from operational matters during this process. The integration process may result in the loss of key employees and the disruption of ongoing business, customer and employee relationships that may adversely affect the Trust's ability to achieve the anticipated benefits of these and future acquisitions.

POSSIBLE FAILURE TO COMPLETE THE ACQUISITION

The Acquisition is subject to normal commercial risk that the Acquisition may not be completed on the terms negotiated or at all. If closing of the Acquisition does not take place by the Termination Time, the Escrow Agent and the Trust will repay to holders of Subscription Receipts, commencing on or before the second Business Day following the Termination Time, an amount equal to the issue price therefor plus a pro rata share of the interest earned on the Escrowed Funds. In addition, the maturity date of the Debentures will not be extended past the Initial Maturity Date and will be repayable by the Trust on that date.

Pursuant to the Purchase Agreement, HBT1 and HBT2 (the "HARVEST PARTIES") paid a deposit of $26 million (the "DEPOSIT") to the Vendor which amount will be credited to the purchase price in the event the Acquisition is completed. If the Acquisition does not occur due to a default by the Harvest Parties, the Vendor shall be entitled to retain the Deposit, plus interest. In all other cases where the Harvest Parties are not in default and the Acquisition does not occur, the Deposit and interest accrued thereon shall be refunded to the Harvest Parties.

See "Recent Developments - The Acquisition".

OPERATIONAL AND RESERVE RISKS RELATING TO THE NEW PROPERTIES

The risk factors set forth in the Trust's AIF and in this short form prospectus relating to the oil and natural gas business and the operations and reserves of the Trust apply equally in respect of the New Properties that the Trust is acquiring pursuant to the Acquisition. In particular, the reserve and recovery information contained in the Sproule Report in respect of the New Properties is only an estimate and the actual production from and ultimate reserves of those properties may be greater or less than the estimates contained in such report.

MARKET FOR SECURITIES

There is currently no market through which the Subscription Receipts or the Debentures may be sold and purchasers may not be able to resell Subscription Receipts or Debentures purchased under this short form prospectus. There can be no assurance that an active trading market will develop for the Subscription Receipts or the Debentures after the offering, or if developed, that such a market will be sustained at the price level of the offering.

PRIOR RANKING INDEBTEDNESS; ABSENCE OF COVENANT PROTECTION

The Debentures will be subordinate to all Senior Indebtedness and to any indebtedness of creditors of the Trust. The Debentures will also be effectively subordinate to claims of creditors of the Trust's subsidiaries except to the extent the Trust is a creditor of such subsidiaries ranking at least PARI PASSU with such other creditors.

The Indenture will not limit the ability of the Trust to incur additional debt or liabilities (including Senior Indebtedness) or to make distributions. The Indenture does not contain any provision specifically intended to protect holders of the Debentures in the event of a future leveraged transaction involving the Trust other than a restriction on issuance of additional convertible debentures of equal ranking such that the total of all issued and outstanding convertible debentures cannot exceed 25% of the Total Market Capitalization of the Trust. However, the Trust Indenture, among other things, restricts the Trust's level of indebtedness, provides operating investment guidelines, mandates the making of distributions and specifies the nature of its business.

RESERVE ESTIMATES

The reserve and recovery information contained in the Sproule Report and in the reserve reports as described in or incorporated by reference in this short form prospectus are only estimates and the actual production and ultimate reserves from the properties may be greater or less than the estimates prepared. In addition, probable reserve estimates for properties may require revision based on the actual development strategies employed to prove such reserves. Estimated reserves may also be affected by changes in oil and natural gas prices. Declines in the reserves of the Operating Subsidiaries which are not offset by the acquisition or development of additional reserves may reduce the underlying value of Units to Unitholders.

VOLATILITY OF OIL AND NATURAL GAS PRICES

The Trust's operational results and financial condition are dependent on the prices received by the Operating Subsidiaries for oil and natural gas production. Oil and natural gas prices have fluctuated widely during recent years and are determined by supply and demand factors, including weather and general economic conditions as well as economic, political and other conditions in other oil and natural gas regions, all of which are beyond the Trust's control. Any decline in oil and natural gas prices could have an adverse effect on the Trust's financial condition and therefore on the distributable income available to holders of Units as well as on the future value of the Trust's Reserves as determined by independent evaluators.

VARIATIONS IN FOREIGN EXCHANGE RATES AND INTEREST RATES

Most of the Trust's expenses are denominated in Canadian dollars, while much of its sales and the price of oil and natural gas are generally denominated in U.S. dollars. The exchange rate for the Canadian dollar versus the U.S. dollar has increased significantly over the last 12 months, resulting in the receipt by the Trust of fewer Canadian dollars for its production. If the value of the Canadian dollar against the U.S. dollar continues to increase, the ability of the Trust to maintain distributions at current levels may be negatively affected. The Corporation has initiated certain hedges to mitigate these risks. Future fluctuations in the Canadian/United States foreign exchange rate may impact future distributions and the future value of the Trust's reserves as determined by independent evaluators.

In addition, variations in interest rates could result in a significant change in the amount the Trust pays to service debt, potentially impacting distributions to Unitholders.

INVESTMENT ELIGIBILITY; MUTUAL FUND TRUST STATUS

If the Trust ceases to qualify as a mutual fund trust, the Subscription Receipts, the Debentures and the Units will cease to be qualified investments for RRSPs, RRIFs, DPSPs and RESPs ("Deferred Plans"). Where at the end of any month a Deferred Plan holds Subscription Receipts, Debentures or Units that are not qualified investments, the Deferred Plan must, in respect of that month, pay a tax under Part XI.1 of the Tax Act equal to 1% of the fair market value of the Subscription Receipts, Debentures or Units, as the case may be, at the time such Subscription Receipts, Debentures or Units were acquired by the Deferred Plan. In addition, where a trust governed by an RRSP or RRIF holds Subscription Receipts, Debentures or Units that are not qualified investments, the Trust will become taxable on its income attributable to the Subscription Receipts, Debentures or Units, as the case may be, while they are not qualified investments, including the full amount of any capital gain realized on a disposition of Subscription Receipts, Debentures or Units while they are not qualified investments. Where a trust governed by an RESP holds Subscription Receipts, Debentures or Units that are not qualified investments, the plan's registration may be revoked. In addition, if the Trust were to cease to qualify as a mutual fund trust:

         (a) Subscription Receipts, Debentures and Units would become foreign property for registered pension plans;

         (b) the Trust would be taxed on certain types of income distributed to Unitholders including income generated by the NPI held by the Trust. Payment of this tax may have adverse consequences for some Unitholders, particularly Unitholders that are not residents of Canada and residents of Canada that are otherwise exempt from Canadian income tax; and

         (c) Units, Debentures and Subscription Receipts held by Unitholders that are not residents of Canada would become taxable Canadian property. These non-resident holders would be subject to Canadian income tax on any gains realized on a disposition of Debentures, Subscription Receipts and Units held by them.

TAXATION

The Trust will distribute all of its taxable income to the Unitholders in each taxation year. See "Canadian Federal Income Tax Considerations - Taxation of the Trust". To the extent the Trust has insufficient deductions to offset its taxable income, such amounts will be taxable to Unitholders and the portion of cash distributions paid to Unitholders that is taxable may change from time to time.

                               MATERIAL CONTRACTS

The only material contracts entered into or to be entered into by the Trust in connection with the offering are as follows:

         (a)      the Subscription Receipt Agreement;

         (b)      the Indenture; and

         (c)      the Underwriting Agreement.

Copies of the foregoing agreements (in draft form prior to closing in the case of the Subscription Receipt Agreement and the Indenture) may be inspected during regular business hours at the offices of the Trust, at 2100, 330 5th Avenue S.W., Calgary, Alberta, T2P 0L4 until the expiry of the 30-day period following the date of the final short form prospectus.

                                    PROMOTERS

M. Bruce Chernoff and Kevin A. Bennett may be considered to be the promoters of the Trust by reason of their initiative in organizing the business and affairs of the Trust. The following table sets forth the number of Units owned, directly or indirectly, by Mr. Chernoff and Mr. Bennett.

  NAME AND MUNICIPALITY OF
  RESIDENCE OF UNITHOLDER       TYPE OF OWNERSHIP        NUMBER OF UNITS OWNED    PERCENTAGE OF UNITS
  -----------------------       -----------------        ---------------------    -------------------
M. Bruce Chernoff              Direct and Beneficial            7,733,504(1)                17.64%
Calgary, Alberta
Kevin A. Bennett               Direct and Beneficial              505,489(2)                 1.15%
Calgary, Alberta

NOTES:
(1) Includes Units held by Caribou Capital Corp., a company controlled by Mr. Chernoff, Units held by Spasovka Merchant Corp., a company controlled by Mr. Chernoff and Units held in RESP accounts for the benefit of Mr. Chernoff's children. Does not include Units held by Mr. Chernoff's spouse.
(2)      Does not include Units held by Mr. Bennett's spouse.
(3) Mr. Chernoff has from time to time, directly or indirectly, provided various loans to the Trust. The terms of such loans are described in note 10 to the audited consolidated financial statements of the Trust for the year ended December 31, 2004 and in note 5 to the unaudited interim consolidated financial statements of the Trust for the three months ended March 31, 2005, all of which are incorporated by reference in this short form prospectus.

Messrs. Chernoff and Bennett have advised the Corporation that they intend to purchase, directly or indirectly, 10,000 and nil Subscription Receipts, respectively, and 181 ($181,000) and nil Debentures, respectively, in this offering.

                                LEGAL PROCEEDINGS

There are no outstanding legal proceedings material to the Trust to which the Trust or the Corporation is a party or in respect of which any of their respective properties are subject, nor are there any such proceedings known to be contemplated.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Trust are KPMG LLP, Chartered Accountants, 1200, 205 - 5th Avenue S.W., Calgary, Alberta T2P 0S7.

The transfer agent and registrar for the Units, the Subscription Receipts and Debentures is Valiant Trust Company at its principal offices in Calgary, Alberta and Toronto, Ontario.

               STATUTORY AND CONTRACTUAL RIGHTS OF RESCISSION AND
                         STATUTORY RIGHTS OF WITHDRAWAL

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights or consult with a legal advisor.

In addition, original purchasers of Subscription Receipts will have the benefit of a contractual right of rescission exercisable following the issuance of Units to such purchasers. See "Details of the Offering - Subscription Receipts".

                                AUDITORS' CONSENT

The Directors of Harvest Operations Corp.

We have read the short form prospectus dated July 20, 2005 of Harvest Energy Trust (the "TRUST") relating to the qualification for distribution of 6,505,600 subscription receipts each representing the right to receive one trust unit of the Trust and $75,000,000 principal amount of convertible extendible unsecured subordinated debentures of the Trust. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned short form prospectus of our report to the unitholders of the Trust on the consolidated balance sheets of the Trust as at December 31, 2004 and 2003 and the consolidated statements of income and accumulated income and cash flows for each of the years in the two-year period ended December 31, 2004. Our report is dated March 24, 2005.



Calgary, Canada                                           (signed) "KPMG LLP"
July 20, 2005                                           Chartered Accountants

                                AUDITORS' CONSENT

We have read the short form prospectus of Harvest Energy Trust (the "TRUST") dated July 20, 2005 relating to the qualification for distribution of 6,505,600 subscription receipts, each representing the right to receive one trust unit of the Trust, and $75,000,000 principal amount of convertible extendible unsecured subordinated debentures of the Trust. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use in or by incorporation by reference in the above-mentioned short form prospectus of our report dated July 16, 2004 to the Trustee of the Trust and the Board of Directors of Harvest Operations Corp. on the schedule of revenues, royalties and operating expenses of the EnCana Properties for the two years ended December 31, 2003 and 2002;



Calgary, Alberta                           (signed) "PricewaterhouseCoopers LLP"
July 20, 2005                                             Chartered Accountants

                                AUDITORS' CONSENT

We have read the short form prospectus of Harvest Energy Trust (the "TRUST") dated July 20, 2005 qualifying the distribution of 6,505,600 subscription receipts, each representing the right to receive one trust unit of the Trust, and $75,000,000 principal amount of convertible extendible unsecured subordinated debentures of the Trust. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use through incorporation by reference in the above-mentioned short form prospectus of our report to the shareholders of Storm Energy Ltd. ("STORM") on the consolidated balance sheets of Storm as at December 31, 2003 and 2002 and the consolidated statements of income and retained earnings and cash flows for the year ended December 31, 2003 and the period from commencement of operations on August 23, 2002 to December 31, 2002. Our report is dated February 18, 2004 (except as to note 1(a) and 11 which are as at October 7, 2004).

We also consent to the use in the above-mentioned prospectus of our report to the managing partner of Nexen Canada No. 1 on the schedule of revenue and expenses of the properties of Nexen Canada No. 1 (the "NEW Properties") for each of the years in the two year period ended December 31, 2004. Our report is dated February 28, 2005.



Calgary, Alberta                                (signed) "Deloitte & Touche LLP"
July 20, 2005                                             Chartered Accountants

                        PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS OF THE TRUST

COMPILATION REPORT

To the Directors of Harvest Operations Corp.

We have read the accompanying unaudited pro forma consolidated balance sheet of Harvest Energy Trust (the "Trust") as at March 31, 2005 and the unaudited pro forma consolidated statements of operations for the three months then ended and for the year ended December 31, 2004, and have performed the following procedures:

1. Compared the figures in the columns captioned "Harvest Energy Trust" to the unaudited interim consolidated financial statements of the Trust as at March 31, 2005 and for the three months then ended.

2. Compared the figures in the column captioned "Harvest Energy Trust Restated" for the year ended December 31, 2004 to the audited consolidated statement of income of the Trust for the year ended December 31, 2004 as adjusted for the changes in accounting policies set out in the unaudited interim consolidated financial statements of the Trust as at and for the three months ended March 31, 2005.

3. Compared the figures in the column captioned "Storm Energy Ltd." to a schedule that combines the unaudited consolidated statement of income of Storm Energy Ltd. for the three month period ended March 31, 2004 and the unaudited results of operations for the three month period ended June 30, 2004 and found them to be in agreement.

4. Compared the figures in the column captioned "EnCana Properties" to a schedule that combines the unaudited schedule of revenues, royalties and operating expenses of the properties for the six month period ended June 30, 2004, and the unaudited revenues, royalties and operating expenses of the properties for the two months ended August 31, 2004 and found them to be in agreement.

5. Compared the figures in the columns captioned "New Properties" to the unaudited schedule of revenue, royalties and operating expenses associated with the properties for the three month period ended March 31, 2005, and to the audited schedule of revenue, royalties and operating expenses for the year ended December 31, 2004 and found them to be in agreement.

6. Made enquiries of certain officials of the Trust who have responsibility for financial and accounting matters about:

         (a)      the basis for the determination of the pro forma adjustments;
                  and

         (b) whether the pro forma financial statements comply as to form in all material respects with the regulatory requirements of the various Securities Commissions and similar regulatory authorities in Canada.

         The officials:

         (a) described to us the basis for determination of the pro forma adjustments; and

         (b) stated that the pro forma financial statements comply as to form in all material respects with the regulatory requirements of the various Securities Commissions and similar regulatory authorities in Canada.

7. Read the notes to the pro forma financial statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

8. Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the other applicable columns as at March 31, 2005 and for the three months then ended and for the year ended December 31, 2004 and found the amounts in the column captioned "Pro Forma Consolidated" to be arithmetically correct.

A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

(signed) "KPMG LLP"

Chartered Accountants

Calgary, Canada

July 20, 2005

HARVEST ENERGY TRUST

Pro Forma Consolidated Balance Sheet
As at March 31, 2005
(000's)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Harvest      Equity/Issue
                                           Harvest          New                       Energy Trust     Convertible       Pro Forma
                                        Energy Trust    Properties    Adjustments       Subtotal        Debentures     Consolidated
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

Current assets
   Accounts receivable                  $    61,676           --           --         $    61,676            --        $    61,676
   Current portion of derivative              5,582           --           --               5,582            --              5,582
    contracts
   Prepaid expenses and deposits             39,868           --           --              39,868            --             39,868
                                        -----------   ----------    ---------         -----------     ---------        -----------
                                            107,126           --           --             107,126            --            107,126

Deferred charges                             19,697           --        1,500(2a)          21,197         3,150(2a)         24,347
Long term portion of derivative               1,475           --           --               1,475            --              1,475
    contracts
Capital assets                              907,139      240,000        2,600(2a)       1,149,739            --          1,149,739
Goodwill                                     43,832           --           --              43,832            --             43,832
                                        -----------   ----------    ---------         -----------     ---------        -----------
                                        $ 1,079,269      240,000        4,100         $ 1,323,369         3,150        $ 1,326,519
                                        ===========   ==========    =========         ===========     =========        ===========

LIABILITIES AND UNITHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued         $   101,773           --           --         $   101,773            --        $   101,773
    liabilities
   Cash distributions payable                 8,530           --           --               8,530            --              8,530
   Current portion of derivative             55,267           --           --              55,267            --             55,267
    contracts
   Bank debt                                103,665      240,000        1,500(2a)         345,165      (237,950)(2a)       107,215
                                        -----------   ----------    ---------         -----------     ---------        -----------
                                            269,235      240,000        1,500             510,735      (237,950)           272,785

Deferred gains                                1,732           --           --               1,732            --              1,732
Long term portion of derivative              37,898           --           --              37,898            --             37,898
    contracts
Convertible debentures                       19,134           --           --              19,134        72,145(2d)         91,279
Senior notes                                302,400           --           --             302,400            --            302,400
Asset retirement obligation                  92,009           --        2,600(2a)          94,609            --             94,609
Future income tax                             8,632           --           --               8,632            --              8,632
                                        -----------   ----------    ---------         -----------     ---------        -----------
                                            731,040      240,000        4,100             975,140      (165,805)           809,335

Non-controlling interest                      3,436           --           --               3,436            --              3,436

Unitholders' equity
   Unitholders' capital                     490,303           --           --             490,303       175,000(2a)        656,403
                                                                                                         (8,900)(2a)

   Equity component of convertible               77           --           --                  77         2,855(2d)          2,932
    debentures
   Accumulated loss                         (12,351)          --           --             (12,351)           --            (12,351)
   Accumulated cash distributions          (133,236)          --           --            (133,236)           --           (133,236)
                                        -----------   ----------    ---------         -----------     ---------        -----------
                                            344,793           --           --             344,793       168,955            513,748
                                        -----------   ----------    ---------         -----------     ---------        -----------
                                        $ 1,079,269      240,000        4,100         $ 1,323,369         3,150        $ 1,326,519
                                        ===========   ==========    =========         ===========     =========        ===========

HARVEST ENERGY TRUST

Pro Forma Consolidated Statement of Income
For the three months ended March 31, 2005
(000's except per unit amounts)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Harvest       Equity Issue/
                                         Harvest        New                         Energy Trust      Convertible       Pro Forma
                                      Energy Trust   Properties    Adjustments        Subtotal         Debentures      Consolidated
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Oil and natural gas sales           $ 129,826       25,393            --          $ 155,219              --          $ 155,219
   Royalty expense                       (19,895)      (5,947)           --            (25,842)             --            (25,842)
                                       ----------    --------     ----------         ----------      ---------          ----------
                                         109,931       19,446            --            129,377              --            129,377
EXPENSES
   Operating                              27,348        6,413                           33,761              --             33,761
   General and administrative              5,469           --           250(2f)          5,719              --              5,719
   Interest on short term debt             2,491           --         2,900(2a)          5,766          (2,900)(2a)         2,866
                                                                                                                              375
   Interest on long term debt              6,871           --            --              6,871             146(2a, 2d)      8,336
                                                                                                         1,202(2a, 2d)
                                                                                                           117(2d)
   Depletion, depreciation and
    accretion                             41,567           --         5,925(2e)         47,492              --             47,492
   Foreign exchange loss (gain)            2,119           --            --              2,119              --              2,119
   Gains and losses on derivative
    contracts                             93,393           --            --             93,393              --             93,393
                                       ----------    --------     ----------         ----------      ---------          ----------
                                         179,258        6,413         9,450            195,121          (1,435)           193,686
                                       ----------    --------     ----------         ----------      ---------          ----------
Income (losses) before taxes             (69,327)      13,033        (9,450)           (65,744)          1,435            (64,309)

TAXES
   Current income tax                        277           --            --                277              --                277
   Future tax recovery                   (26,039)          --            --            (26,039)             --            (26,039)
                                       ----------    --------     ----------         ----------      ---------          ----------

NET INCOME (LOSS) BEFORE                 (43,565)      13,033        (9,450)           (39,982)          1,435            (38,547)
    NON-CONTROLLING INTEREST
   Non-controlling interest                 (495)          --            30(2i)           (465)             12(2i)           (453)
                                       ----------    --------     ----------         ----------      ---------          ----------

NET INCOME (LOSS) FOR THE PERIOD       $ (43,070)      13,033        (9,480)           (39,517)          1,423          $ (38,094)

Loss per trust unit, basic             $   (1.02)                                                                       $   (0.78)
Loss per unit, diluted                 $   (1.02)                                                                       $   (0.78)

HARVEST ENERGY TRUST

Pro Forma Consolidated Statement of Income
For the year ended December 31, 2004
(000's except per unit amounts)
----------------------------------------------------------------------------------------------------------------------------
                                              Harvest
                                              Energy            Storm
                                               Trust            Energy                           Encana
                                              Restated           Ltd.         Adjustments      Properties      Adjustments
----------------------------------------------------------------------------------------------------------------------------
REVENUE

Oil and natural gas sales                   $ 331,331           40,814           (5,029)         187,592             --
Royalty expense                               (54,236)          (8,902)           1,095          (23,195)            --
Other                                              --              198               --               --             --
Alberta royalty tax credit                         --              328               --               --             --
                                              277,095           32,438           (3,934)         164,397             --
EXPENSES
Operating                                      73,442            4,711           (1,024)          33,830
General and administrative                     19,980            1,839           (1,075)              --          1,200
Interest on short term debt                    10,515               --               --               --          3,000

Interest on long term debt                     11,183            1,113            2,957               --         10,193
                                                                                                                  5,081

                                                                                                                  4,874
                                                                                                                  1,064
Depletion, depreciation and accretion         102,776            9,153            6,734               --         73,317
Foreign exchange loss (gain)                   (7,111)              --               --               --             --
Gains and losses on derivative
   contracts                                   63,701            4,685               --               --             --
                                              274,486           21,501            7,592           33,830         98,729
Income (loss) before taxes                      2,609           10,937          (11,526)         130,567        (98,729)

TAXES
Current income tax                                 --              841               --               --             --
Large corporation tax                           1,505              117               --               --             --
Future tax expense (recovery)                 (10,362)           2,293           (2,512)              --             --
NET INCOME (LOSS) BEFORE                       11,466            7,686           (9,014)         130,567        (98,729)
   NON-CONTROLLING INTEREST
Non-controlling interest                          225               --              (26)              --            620
NET INCOME (LOSS) FOR THE PERIOD            $  11,241            7,686           (8,988)         130,567        (99,349)

Income per trust unit, basic                $    0.45
Income per unit, diluted                    $    0.43

------------------------------------------------------------------------------------------------------------------------------
                                                                             Harvest
                                                                             Energy         Equity Issue/
                                             New                              Trust          Convertible          Pro Forma
                                         Properties     Adjustments          Subtotal         Debentures         Consolidated
------------------------------------------------------------------------------------------------------------------------------
Oil and natural gas sales                  105,333            --          $  660,041               --           $  660,041
Royalty expense                            (25,683)           --            (110,921)              --             (110,921)
Other                                           --            --                 198               --                  198
Alberta royalty tax credit                      --            --                 328               --                  328
                                         ---------     ----------          ---------        ---------           ----------
                                            79,650            --             549,646               --              549,646
EXPENSES
Operating                                   12,795                           123,754               --              123,754
General and administrative                      --         1,000(2f)          22,944               --               22,944
Interest on short term debt                     --        12,840(2a,2d)       27,855          (12,840)(2a,2d)       15,015
                                                                                                1,500


Interest on long term debt                      --            --              36,465              581(2a,2d)        42,415
                                                                                                4,875(2a,2d)
                                                                                                  494(2d)

Depletion, depreciation and accretion           --        24,094(2e)         216,074               --              216,074
Foreign exchange loss (gain)                    --            --              (7,111)              --               (7,111)
Gains and losses on derivative
   contracts                                    --            --              68,386               --               68,386
                                         ---------     ----------          ---------        ---------           ----------
                                            12,795        39,434             488,367           (6,890)             481,477
                                         ---------     ----------          ---------        ---------           ----------
Income (loss) before taxes                  66,855       (39,434)             61,279            6,890               68,169

TAXES
Current income tax                              --            --                 841               --                  841
Large corporation tax                           --            --               1,622               --                1,622
Future tax expense (recovery)                   --            --             (10,581)              --              (10,581)
                                         ---------     ----------          ---------        ---------           ----------
NET INCOME (LOSS) BEFORE                    66,855       (39,434)             69,397            6,890               76,287
   NON-CONTROLLING INTEREST
Non-controlling interest                        --           534(2i)           1,353              134(2i)            1,487
                                         ---------     ----------          ---------        ---------           ----------
NET INCOME (LOSS) FOR THE PERIOD         $  66,855       (39,968)          $  68,044            6,756           $   74,800

Income per trust unit, basic                                                                                    $     1.82
Income per unit, diluted                                                                                        $     1.65

HARVEST ENERGY TRUST

Notes to Consolidated Pro Forma Balance Sheet and Statements of Income
------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION

Harvest Energy Trust (the "Trust") is an open-ended, unincorporated investment trust formed under the laws of Alberta. Pursuant to the trust indenture and an administration agreement, the Trust is managed by its wholly owned subsidiary, Harvest Operations Corp. ("Harvest Operations" or the "Corporation"). The Trust acquires and holds net profit interests in oil and natural gas properties in Alberta acquired and held by Harvest Operations and a partnership held by the Subsidiary Trusts. The Trust acquires and holds net profit interests in oil and natural gas properties in Saskatchewan and held by Harvest Sask. Energy Trust. The Trust is the sole unitholder of Harvest Sask. Energy Trust. The New Properties to be acquired, as described below, are held in a partnership. The partnership will be owned by Harvest Breeze Trust 1 and Harvest Breeze Trust 2 (collectively "Subsidiary Trusts"), of which the Trust is the direct or indirect sole unitholder of each. All properties under the Trust are operated by Harvest Operations.

The accompanying unaudited consolidated pro forma financial statements have been prepared by the management of Harvest Operations in accordance with Canadian generally accepted accounting principles on a basis consistent with the consolidated financial statements of the Trust. These consolidated pro forma financial statements should be read in conjunction with the historical financial statements of the Trust. The consolidated statement of income for the year ended December 31, 2004 has been restated to reflect the adoption of new accounting pronouncements. In the opinion of management, the pro forma consolidated financial statements include all material adjustments necessary for fair presentation in accordance with Canadian generally accepted accounting principles.

The pro forma consolidated financial statements are not necessarily indicative either of the results that actually would have occurred if the following events reflected herein had taken place on the dates indicated or of the results that may be obtained in the future.

o On June 30, 2004, the Trust completed a plan of arrangement with Storm Energy Ltd. ("Storm"), whereby the Trust acquired all of the outstanding shares of Storm for approximately $192.2 million, including assumed net debt and transaction costs of approximately $67.3 million. As part of the Plan of Arrangement, certain assets of Storm were transferred to a new entity ("ExploreCo") which is owned by former Storm shareholders.

o On September 2, 2004, the Trust completed the acquisition of oil and natural gas properties from EnCana Corporation ("EnCana") (the "EnCana Properties"). The cost to the Trust and Harvest Operations was approximately $511.4 million net of adjustments and costs.

o On October 14, 2004, Harvest Operations Corp. closed an agreement to sell, on a private placement basis in the United States, US$250 million of senior notes due October 15, 2011. The senior notes are unsecured and unsubordinated and bear interest at an annual rate of 7 7/8% and were sold at a price of 99.3392% of their principal amount. The senior notes are unconditionally guaranteed by the Trust and all of its wholly-owned subsidiaries.

o On June 24, 2005, the Subsidiary Trusts entered into an agreement to acquire properties from a third party (the "New Properties"). The cost to the Trust and the Corporation is approximately $240 million net of adjustments, including transaction costs.

The unaudited pro forma consolidated balance sheet and statement of income as at and for the three month period ended March 31, 2005, and the statement of income for the year ended December 31, 2004 have been based on the following financial statements:

The unaudited consolidated balance sheet and statement of income of the Trust as at and for the three month period ended March 31, 2005, the unaudited schedule of revenue and expenses of the New Properties for the three months ended March 31, 2005 and the audited consolidated statement of income of the Trust for the year ended December 31, 2004, and the audited schedule of revenue and expenses of the new Properties for the year ended December 31, 2004.

HARVEST ENERGY TRUST

Notes to Consolidated Pro Forma Balance Sheet and Statements of Income
------------------------------------------------------------------------------


2.   PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The consolidated pro forma statements of income for the three month period ended March 31, 2005 and for the year ended December 31, 2004 have been prepared assuming that the transactions described in notes 2(a), 2(b) and 2(c) were completed at the beginning of the respective periods as follows:

a)   ACQUISITION OF NEW PROPERTIES

The amounts included in the pro forma consolidated statements of income for the three month period ended March 31, 2005 and the year ended December 31, 2004 related to the New Properties are derived from the unaudited Schedule of Revenue and Expenses for the New Properties for the three month period ended March 31, 2005 and the audited Schedule of Revenue and Expenses for the New Properties for the year ended December 31, 2004, respectively. Consideration for the New Properties is estimated to be $240 million, consisting of a purchase price of $260 million net of estimated interim adjustments and transaction costs of $20 million. Asset retirement obligations related to this property are estimated to be $2.6 million.

In accordance with the financing requirements it has been assumed for these consolidated pro forma financial statements that the following transactions have occurred:

     i)     Issue of Subscription Receipts

On July 11, 2005, the Trust entered into an underwriting agreement for the issue of 6,505,600 subscription receipts ("Subscription Receipts") at a price of $26.90 per Subscription Receipt each of which will entitle the holder to receive one trust unit for gross proceeds of $175 million. The net proceeds are expected to be $166 million after deduction of the underwriters' commission at 5% and estimated costs of $150,000.

     ii)    Issue of Convertible Unsecured Extendible Subordinated Debentures.

On July 11, 2005, the Trust entered into an underwriting agreement for the issue of 75,000 convertible extendible unsecured subordinated debentures ("Debentures") at a price of $1,000 each, for total gross proceeds of $75 million. The net proceeds are estimated to be $72 million after the deduction of the underwriters' commission at 4% and estimated costs of $150,000. The Debentures have an initial maturity date of September 30, 2005 (the "Initial Maturity Date"). If the closing of the Acquisition takes place by September 30, 2005, the maturity date will be automatically extended from the Initial Maturity Date to December 31, 2010 ("Final Maturity Date"). The Debentures bear interest at an annual rate of 6.5% payable semi-annually on June 30 and December 31 in each year commencing on December 31, 2005. The Debentures are redeemable by the Trust at a price of $1,050 per Debenture after December 31, 2008 and at a price of $1,025 per Debenture after December 31, 2009 and before maturity on December 31, 2010, in each case, plus accrued and unpaid interest thereon, if any.

     iii)   Debt Facility

Upon acquisition of the New Properties, the Trust will initially finance the acquisition by drawing on the credit facility. The Trust's existing credit facilities total $325 million but will be replaced by a new credit facility totalling $400 million in connection with the acquisition of the New Properties. The new credit facility will bear interest at variable rates based on, among other things, the lenders' prime rates. The closing of the Subscription Receipts and the $75 million Debentures will be used to reduce outstanding balances under the credit facility. Fees to be incurred in connection with the new credit facility are estimated to be $1.5 million.

(b)  ACQUISITION OF ENCANA ASSETS

The amounts included in the pro forma consolidated statement of income for the year ended December 31, 2004 have been derived from the unaudited schedule of revenues, royalties and operating expenses for the EnCana assets for the six

HARVEST ENERGY TRUST

Notes to Consolidated Pro Forma Balance Sheet and Statements of Income
------------------------------------------------------------------------------


month period ended June 30, 2004 and the unaudited financial information of the revenues, royalties and operating expenses of the EnCana assets for the two month period ended August 31, 2004. Historical results for the period from September 2, 2004, the date of acquisition, to December 31, 2004, are included in the Trust's consolidated statement of income for the year ended December 31, 2004. Consideration for the EnCana Properties was $511.4 million, consisting of the purchase price of $526 million net of interim adjustments and acquisition costs estimated to be $14.6 million. The following is a table reconciling the amounts within the pro forma statement of income to the New Properties Schedule of Revenue, Royalties and Operating Expenses statement included in the Exchange Offer Prospectus relating to the 7 7/8% Senior Notes of the Corporation due October 15, 2011:

                                                 Six months ended      Two months ended      EnCana Properties
                                                  June 30, 2004         August 31,2004           Pro forma
                                                 ----------------      ----------------      -----------------
Revenue                                            $   135,246            $   52,346             $  187,592
Royalties                                               16,800                 6,395                 23,195
                                                       118,446                45,951                164,397
Operating expenses                                      24,652                 9,178                 33,830

---------------------------------------------------------------------------------------------------------------
Excess of revenue over operating expenses          $    93,794            $   36,773             $  130,567
---------------------------------------------------------------------------------------------------------------


In accordance with the financing requirements for the purchase of the EnCana Properties, it has been assumed for these pro forma financial statements that the following transactions occurred on January 1, 2004 for the consolidated pro forma income statement for the year ended December 31, 2004.

         (i)      Issue of Subscription Receipts

On July 15, 2004, the Trust entered into an underwriting agreement for the issue of 12,166,666 subscription receipts at a price of $14.40 each, which entitled the holder to receive one trust unit per subscription receipt for approximate gross proceeds of $175.2 million. The net proceeds were $165.9 million after the deduction of the underwriters' commission at 5% and approximately $0.5 million for other transaction costs.

         (ii)     Issue of Convertible Unsecured Subordinated Debentures

On July 15, 2004, the Trust entered into an underwriting agreement for the issue of 100,000 convertible unsecured subordinated debentures ("debentures") at a price of $1,000 each, for gross proceeds of $100 million. The net proceeds were $95.5 million after the deduction of the underwriters' commission at 4% and estimated costs of $0.5 million. The debentures have a maturity date of September 30, 2009. The debentures bear interest at an annual rate of 8% payable semi-annually on March 31 and September 30 in each year commencing on March 31, 2005. The debentures are redeemable by the Trust at a price of $1,050 per debenture after September 30, 2007, and on or before September 30, 2008, and at a price of $1,025 per debenture after September 30, 2008 and before maturity on September 30, 2009, in each case, plus accrued and unpaid interest thereon, if any.

         (iii)    Bank Borrowings

The cost of the EnCana Properties, less the net proceeds from the issuance of subscription receipts and debentures, was financed through a new credit facility arrangement. The new facilities bear interest at variable rates based on the lenders' prime rates.

(c)  PLAN OF ARRANGEMENT WITH STORM

The amounts included in the pro forma consolidated statement of income for Storm for the year ended December 31, 2004 include amounts derived from Storm's unaudited financial statements for the six months ended June 30, 2004. Historical results from the Storm assets for the period from July 1, 2004 through December 31, 2004 are included in the Trust's consolidated statement of income for the year ended December 31, 2004. In accordance with the terms of the plan of arrangement with Storm concluded June 30, 2004, the consideration paid

HARVEST ENERGY TRUST

Notes to Consolidated Pro Forma Balance Sheet and Statements of Income
------------------------------------------------------------------------------


consisted of 2,720,837 trust units and 600,587 exchangeable shares at an ascribed value of $14.77 per trust unit and exchangeable share, and cash of $75 million for an aggregate consideration of approximately $192.2 million (including assumed debt and transaction costs totalling approximately $67.3 million). The exchangeable shares are exchangeable by the holder at any time into trust units. Application of a new accounting pronouncement EIC-151 during the first quarter of 2005 required retroactive restatement resulting in an allocation of $26,000 of the loss incurred to the non-controlling interest holders, being the holders of the exchangeable shares.

(d)  INTEREST AND AMORTIZATION OF DEFERRED FINANCING CHARGES

Interest has been adjusted to include the costs associated with the new bank loan borrowings upon acquisition of Storm, the new bank loan and bridge loan borrowings upon acquisition of the EnCana assets, and the initial bank loan financing upon acquisition of the New Properties and the subsequent issue of the convertible debentures. The balance also includes the interest on the senior notes as if the senior notes had been issued at the beginning of the respective period, offset with interest on bank loan and bridge loan amounts repaid with net proceeds from the senior note issuance. Deferred finance costs associated with the senior note and convertible debenture issuances as well as new bank financings have been amortized over their respective periods to maturity.

The Trust adopted the amendments to CICA Handbook Section 3860, "Financial Instruments - Disclosure and Presentation", on January 1, 2005. As a result, the debentures issued to finance the EnCana acquisition as well as the debentures used to finance the acquisition of the New Properties have been classified as debt with a portion, representing the value of the conversion feature, allocated to equity. The interest relating to the debentures is a direct charge to income and includes a non-cash interest charge. The debt balance associated with the convertible debentures accretes over time to the amount owing on maturity, as such, increases in the debt balance are reflected as non-cash interest expense in the statement of income.

(e)  DEPLETION, DEPRECIATION AND ACCRETION

The pro forma adjustments for depletion, depreciation and accretion have been determined using the full cost method of accounting based on combined proved reserves, future development costs and production volumes and incorporation of the cost of the properties acquired pursuant to the Storm plan of arrangement, the purchase of the EnCana Properties and the purchase of New Properties.

(f)  GENERAL AND ADMINISTRATIVE EXPENSE

General and administrative expense has been adjusted to reflect the estimated costs of the associated combined entity under the plan of arrangement with Storm, the purchase of the EnCana Properties and the purchase of the New Properties, respectively.

(g)  TAXES

For income tax purposes, the Trust is able to, and intends to, claim a deduction for all amounts paid or payable to unitholders, and then to allocate the remaining income, if any, to the unitholders. With respect to the Storm acquisition, the pro forma adjustment for future income taxes has been based on the assumption that 50% of the incremental cash flow related to the Storm assets would have been paid by Storm to the Trust as a royalty payment. Future tax expense is calculated based on the adjustments at an average rate of 40%. The EnCana Properties and the New Properties are held by trusts, and as such, there is no adjustment required for future or corporate taxes.

(h)  INCOME PER TRUST UNIT

The number of trust units included in the basic weighted average number outstanding for the three month period ended March 31, 2005 was based on the weighted average number of trust units actually outstanding for the period, plus the 6,505,600 to be issued to acquire the New Properties.

HARVEST ENERGY TRUST

Notes to Consolidated Pro Forma Balance Sheet and Statements of Income
------------------------------------------------------------------------------


The diluted weighted average number of trust units for the three month period ended March 31, 2005 was 48,639,756 which excluded the potentially dilutive impact of the exchangeable shares, the convertible debentures and the unit appreciation rights as these instruments were anti-dilutive.

The number of trust units included in the basic weighted average number outstanding for the year ended December 31, 2004 was based on the weighted average number of trust units actually outstanding for the period, plus a pro-ration of the trust units issued under the terms of the Storm plan of arrangement of 1,352,984 and a pro-ration of the trust units issued in the purchase of the EnCana Properties of 8,210,837 and 6,505,600 units representing the trust units to be issued in connection with the acquisition of the New Properties.

The pro forma diluted weighted average number of trust units for the year ended December 31, 2004 was 54,756,280 which includes trust unit appreciation rights issued to new employees of Harvest associated with the Storm plan of arrangement and the EnCana Properties acquisition, a pro-ration of the exchangeable shares issued under the terms of the Storm plan of arrangement and the dilutive impact of the convertible debentures.

(i)  NON-CONTROLLING INTEREST

The adjustments to non-controlling interest income for the original consolidated pro forma statement of income for the six months ended June 30, 2004 resulting from the Storm plan of arrangement, and to the pro forma consolidated statement of income for the nine months ended September 30, 2004 associated with the acquisition of EnCana Properties were due to the Trust's retroactive application of EIC-151 "Exchangeable Securities Issued by a Subsidiary of an Income Trust" in the first quarter of 2005. EIC-151 requires recognition of non-controlling interests on the balance sheet to reflect the fair value of exchangeable shares upon issuance plus the accumulated earnings attributable to such non-controlling interest less conversions to date. On the consolidated statement of income, the non-controlling interest represents the share of net income attributable to the non-controlling interest based on the Trust Units issuable for exchangeable shares in proportion to total Trust Units issued and issuable at each period end.

For the year ended December 31, 2004 adjustments were made to non-controlling interest to reflect the non-controlling interest attributable to income from the New Properties.

HARVEST ENERGY TRUST

Notes to Consolidated Pro Forma Balance Sheet and Statements of Income
------------------------------------------------------------------------------


                   FINANCIAL STATEMENTS OF THE NEW PROPERTIES


AUDITORS' REPORT

To the Managing Partner of Nexen Canada No. 1

We have audited the schedule of revenue and expenses of the properties of Nexen Canada No. 1 (the "New Properties") for each of the years in the two year period ended December 31, 2004. This financial information is the responsibility of the management of Nexen Canada No. 1. Our responsibility is to express an opinion on this financial information based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial information.

In our opinion, this schedule presents fairly, in all material respects, the revenue and expenses of the New Properties as described in Note 1 for each of the years in the two year period ended December 31, 2004 in accordance with Canadian generally accepted accounting principles.


Calgary, Alberta                               (signed) "Deloitte & Touche LLP"
February 28, 2005                                         Chartered Accountants

HARVEST ENERGY TRUST

Notes to Consolidated Pro Forma Balance Sheet and Statements of Income
------------------------------------------------------------------------------


NEW PROPERTIES

Schedule of Revenue and Expenses
for the Years Ended December 31, 2004 and 2003
and the Three Months Ended March 31, 2005 and 2004
($000'S)

                                     Three Months ended March 31,                  For the Years ended December 31,
                                -------------------------------------          --------------------------------------
                                     2005                    2004                    2004                    2003
                                --------------          -------------          --------------           -------------
                                  (unaudited)            (unaudited)
Revenue                           $  25,393               $  20,625               $ 105,333               $  93,649
Royalties                            (5,947)                 (4,792)                (25,683)                (23,028)
Operating Expenses                   (6,413)                 (5,270)                (12,795)                (10,172)
                                  ---------               ---------              ----------               ---------

Net Operating Income              $  13,033               $  10,563              $   66,855               $  60,449
                                  =========               =========              ==========               =========

HARVEST ENERGY TRUST

Notes to Consolidated Pro Forma Balance Sheet and Statements of Income
------------------------------------------------------------------------------

NEW PROPERTIES

SCHEDULE OF REVENUE AND EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

(Information for the three months ended March 31, 2005 and 2004 is unaudited)


1.   BASIS OF PRESENTATION

     This schedule has been prepared by management of Nexen Inc. (the managing partner) and relates only to the working interests in the properties transferred from Nexen Petroleum Canada (partnership) as at December 31, 2004.

     This schedule includes only those revenues, royalties, and operating expenses that are directly related to the properties transferred and does not include any expenses related to general and administrative expenses, insurance, interest, income and capital taxes or any provisions related to depletion, depreciation or asset retirement obligations.

     SIGNIFICANT ACCOUNTING POLICIES

     (a)    Revenue

            Sales are recorded when title to the commodities passes to the purchaser, at the pipeline delivery point for gas and at the wellhead for crude oil.

     (b)    Royalties

            Royalties are recorded at the time the product is produced and are calculated in accordance with the applicable regulations.

     (c)    Operating expenses

            Operating expenses include all costs related to the lifting, gathering, processing, and delivery to a sales point of the commodities.

                            CERTIFICATE OF THE TRUST


Dated:   July 20, 2005

This short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of each of the Provinces of Canada other than the Province of Quebec.

                              HARVEST ENERGY TRUST

                          BY: HARVEST OPERATIONS CORP.


/s/ Jacob Roorda                             /s/ David J. Rain
---------------------------                  -------------------------------
Jacob Roorda                                 David J. Rain
President, as chief executive officer        Vice President, Corporate Secretary
                                             and Chief Financial Officer



                       ON BEHALF OF THE BOARD OF DIRECTORS


/s/ M. Bruce Chernoff                        /s/ Kevin A. Bennett
---------------------------                  -------------------------------
M. Bruce Chernoff                            Kevin A. Bennett
Director                                     Director



                                    PROMOTERS


/s/ M. Bruce Chernoff                        /s/ Kevin A. Bennett
---------------------------                  -------------------------------
M. Bruce Chernoff                            Kevin A. Bennett

                         CERTIFICATE OF THE UNDERWRITERS


Dated: July 20, 2005

To the best of our knowledge, information and belief, this short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of each of the Provinces of Canada other than the Province of Quebec.

                         NATIONAL BANK FINANCIAL INC.


                          By: /s/ L. Trevor Anderson



                              TD SECURITIES INC.

                            By: /s/ Alec W.G. Clark



                            CIBC WORLD MARKETS INC.

                          By: /s/ T. Timothy Kitchen



                              SCOTIA CAPITAL INC.

                              By: /s/ Mark Herman


 CANACCORD CAPITAL CORPORATION                     GMP SECURITIES LTD.

    By: /s/ Karl B. Staddon                    By: /s/ Sandy L. Edmonstone



    FIRSTENERGY CAPITAL CORP.                      TRISTONE CAPITAL INC.

  By: /s/ Nicholas J. Johnson                 By: /s/ R. Bradley Hurtubise



     HAYWOOD SECURITIES INC.                        RAYMOND JAMES LTD.

    By: /s/ David G. McGorman                      By: /s/ Jason Holtby